SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                         Securities Exchange Act of 1934


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ] Preliminary Proxy Statement
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
     14A-6(E)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                             HEALTHSOUTH CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


                             HEALTHSOUTH CORPORATION
--------------------------------------------------------------------------------
                   (Name of Person(s) Filing Proxy Statement)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)14) and 0-11.

     (1)  Title of each class of securities to which transaction applies:
          N/A
     ---------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:
          N/A
     ---------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:
          N/A
     ---------------------------------------------------------------------------
     (4)  Proposed maximum aggregate value of transaction:
          N/A
     ---------------------------------------------------------------------------
     (5)  Total fee paid: N/A
     ---------------------------------------------------------------------------


[ ]  Fee paid previously with preliminary materials.
     ---------------------------------------------------------------------------
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:
          N/A
     ---------------------------------------------------------------------------
     (2)  Form, Schedule or Registration Statement No.:
          N/A
     ---------------------------------------------------------------------------
     (3)  Filing Party:
          N/A
     ---------------------------------------------------------------------------
     (4)  Date Filed:
          N/A
     ---------------------------------------------------------------------------

                            HEALTHSOUTH CORPORATION

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                                                                 April 16, 1999

     The  Annual  Meeting  of  Stockholders  of  HEALTHSOUTH   Corporation  (the
"Company") will be held at One HealthSouth Parkway, Birmingham, Alabama, on Thursday, May 20, 1999, at 2:00 p.m., C.D.T., for the following purposes:

       1. To elect twelve  Directors  to serve until the next Annual  Meeting of
          Stockholders   and  until  their   successors  are  duly  elected  and
          qualified.

       2. To approve the 1999 Exchange Stock Option Plan of the Company.

       3. To approve the 1999 Executive Equity Loan Plan of the Company.

       4. To vote upon a stockholder proposal submitted by the Amalgamated Bank of New York LongView Collective Investment Fund.

       5. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Stockholders of record at the close of business on April 1, 1999, are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

     IF YOU CANNOT ATTEND THE ANNUAL MEETING IN PERSON, PLEASE DATE AND EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY TO THE COMPANY. IF YOU ATTEND THE ANNUAL MEETING, YOU MAY REVOKE YOUR PROXY AND VOTE IN PERSON IF YOU DESIRE TO DO SO, BUT ATTENDANCE AT THE ANNUAL MEETING DOES NOT OF ITSELF SERVE TO REVOKE YOUR PROXY.

                                             ANTHONY J. TANNER
                                             Secretary

                            HEALTHSOUTH CORPORATION

                                PROXY STATEMENT

                                 INTRODUCTION

     This Proxy Statement is furnished to the holders of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation (the "Company") in connection with the solicitation of Proxies by and on behalf of the Board of Directors of the Company for use at the Annual Meeting of Stockholders to be held on May 20, 1999 or any adjournment thereof. A form of Proxy for use at the Annual Meeting is also enclosed. Any such Proxy may be revoked by a stockholder at any time before it is exercised by either giving written notice of such revocation to the Secretary of the Company or submitting a later-dated Proxy to the Company prior to the Annual Meeting. A stockholder attending the Annual Meeting may revoke his Proxy and vote in person if he desires to do so, but attendance at the Annual Meeting will not of itself revoke the Proxy.

     The Company's principal executive offices are located at One HealthSouth Parkway, Birmingham, Alabama 35243. The Company's telephone number is (205) 967-7116.

     Proxy materials will be mailed to stockholders by the management of the Company on or about April 16, 1999. The Company has retained ChaseMellon
Shareholder Services, L.L.C. to solicit Proxies on its behalf and will pay ChaseMellon Shareholder Services, L.L.C. a fee of $12,000 for those services. The Company will reimburse ChaseMellon Shareholder Services, L.L.C. for out-of-pocket expenses incurred in connection with such solicitation. Additional solicitation may be made by mail, telephone or telegram by the officers or regular employees of the Company, who will receive no additional compensation therefor. Arrangements will also be made with brokerage houses, custodians, nominees and fiduciaries for the forwarding of proxy materials to the beneficial owners of Common Stock held of record by such persons, and the Company will reimburse such brokerage houses, custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection therewith. The entire expense of solicitation, including the cost of preparing, assembling and mailing the proxy materials, will be borne by the Company.

     The purposes of the Annual Meeting of Stockholders are to (a) elect a Board of Directors to serve until the next Annual Meeting of Stockholders, (b) approve the 1999 Exchange Stock Option Plan of the Company, (c) approve the 1999 Executive Equity Loan Plan of the Company and (d) vote upon a proposal submitted by the Amalgamated Bank of New York LongView Collective Investment Fund relating to the composition of the Board of Directors of the Company (the "LongView Proposal"). The Company is not aware at this time of any other matters that will come before the Annual Meeting. If any other matters properly come before the Annual Meeting, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters. Shares represented by executed and unrevoked Proxies will be voted in accordance with instructions contained therein or, in the absence of such instructions, in accordance with the recommendations of the Board of Directors. Abstentions and broker non-votes will not be counted for purposes of determining whether any given proposal has been approved by the stockholders of the Company. Accordingly, abstentions and broker non-votes will not affect the votes to be taken on the election of Directors, the approval of the 1999 Exchange Stock Option Plan, the approval of the 1999 Executive Equity Loan Plan or the LongView Proposal, which require for approval the affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting.

     As to all matters that may come before the Annual Meeting, each stockholder will be entitled to one vote for each share of Common Stock of the Company held by him at the close of business on April 1, 1999. The holders of a majority of the shares of Common Stock of the Company present in person or by proxy and entitled to vote will constitute a quorum at the Annual Meeting. Abstentions and broker non-votes will be counted for purposes of determining the presence of a quorum. At April 1, 1999, the record date for the Annual Meeting, there were 414,904,331 shares of Common Stock outstanding and entitled to vote, exclusive of shares held by the Company as treasury stock.

DISSENTERS' RIGHTS OF APPRAISAL

     There are no dissenters' rights of appraisal in connection with any vote of stockholders to be taken at the 1999 Annual Meeting of Stockholders.

PROPOSALS BY STOCKHOLDERS

     Any proposals by stockholders of the Company intended to be presented at the 2000 Annual Meeting of Stockholders must be received by the Company for inclusion in the Company's Proxy Statement and form of Proxy by December 17, 1999.

                             ELECTION OF DIRECTORS

NOMINEES FOR DIRECTOR

     At the Annual Meeting, twelve Directors are to be elected. The Bylaws of the Company permit the Board of Directors to determine the number of Directors of the Company. Unless other instructions are specified, the enclosed Proxy will be voted in favor of the persons named below to serve until the next Annual Meeting of Stockholders and until their successors shall have been duly elected and qualified. The affirmative vote of a majority of the shares of Common Stock present or represented and entitled to vote at the Annual Meeting is required for the election of each Director. In the event any of the nominees shall be unable to serve as a Director, it is the intention of the persons designated as proxies to vote for substitutes selected by the Board of Directors. The Board of Directors of the Company has no reason to believe that any of the nominees named below will be unable to serve if elected.

     The following table sets forth certain information concerning the twelve nominees for Director of the Company:

                                                PRINCIPAL OCCUPATION
                                                 AND ALL POSITIONS                A DIRECTOR
           NAME               AGE                 WITH THE COMPANY                  SINCE
--------------------------   -----   -----------------------------------------   -----------
Richard M. Scrushy            46     Chairman of the Board                          1984
                                     and Chief Executive Officer and Director
James P. Bennett              41     President and Chief Operating Officer          1993
                                     and Director
Phillip C. Watkins, M.D.      57     Physician, Birmingham, Alabama,                1984
                                     and Director
George H. Strong              72     Private Investor, Locust, New Jersey,          1984
                                     and Director
C. Sage Givens                42     General Partner,                               1985
                                     Acacia Venture Partners,
                                     and Director
Charles W. Newhall III        54     Partner, New Enterprise                        1985
                                     Associates Limited Partnerships,
                                     and Director
Anthony J. Tanner             50     Executive Vice President --                    1993
                                     Administration and Secretary
                                     and Director
P. Daryl Brown                44     President -- HEALTHSOUTH Outpatient            1995
                                     Centers and Director
John S. Chamberlin            70     Private Investor,                              1993
                                     Princeton, New Jersey,
                                     and Director

                                              PRINCIPAL OCCUPATION
                                               AND ALL POSITIONS                A DIRECTOR
          NAME              AGE                 WITH THE COMPANY                  SINCE
------------------------   -----   -----------------------------------------   -----------
Joel C. Gordon              69     Chairman, Cardiology Partners                  1996
                                   of America, Inc.,
                                   Consultant to the Company
                                   and Director
Michael D. Martin           38     Executive Vice President                       1998
                                   and Chief Financial Officer
                                   and Director
Larry D. Striplin, Jr.      69     Chairman and Chief Executive Officer,          1999
                                   Nelson-Brantley Glass Contractors, Inc.,
                                   and Director

     Richard M. Scrushy, one of the Company's management founders, has served as Chairman of the Board and Chief Executive Officer of the Company since 1984, and also served as President of the Company from 1984 until March 1995. From 1979 to 1984, Mr. Scrushy was with Lifemark Corporation, a publicly owned healthcare corporation, serving in various operational and management positions. Mr. Scrushy is also a director of MedPartners, Inc., a publicly traded physician practice management company, for which he also served as Acting Chief Executive Officer from January 16 through March 18, 1998 and as Chairman of the Board from January 16 through December 1, 1998.

     Phillip C. Watkins, M.D., FACC, is and has been for more than five years in the private practice of medicine in Birmingham, Alabama. A graduate of The Medical College of Alabama, Dr. Watkins is a Diplomate of the American Board of Internal Medicine. He is also a Fellow of the American College of Cardiology and the Subspecialty Board of Cardiovascular Disease.

     George H. Strong retired as senior vice president and chief financial officer of Universal Health Services, Inc. in December 1984, a position he held for more than six years. Mr. Strong is a private investor and continued to act as a director of Universal Health Services, Inc., a publicly traded hospital management corporation, until 1993. Mr. Strong is also a director of Balanced Care Corporation and Integrated Health Services, Inc., both publicly traded healthcare corporations, and AmeriSource, Inc., a large drug wholesaler.

     C. Sage Givens is a general partner of Acacia Venture Partners, a private venture capital fund capitalized at $66,000,000. From 1983 to June 30, 1995, Ms. Givens was a general partner of First Century Partners, a private venture capital fund capitalized at $100,000,000. Ms. Givens managed the fund's healthcare investments. Ms. Givens serves on the boards of directors of PhyCor, Inc., a publicly traded healthcare corporation, and several privately held healthcare companies.

     Charles W. Newhall III is a general partner and founder of New Enterprise Associates Limited Partnerships, Baltimore, Maryland, where he has been engaged in the venture capital business since 1978. Mr. Newhall is also a director of Integrated Health Services, Inc., MedPartners, Inc. and Opta Food Ingredients, Inc., all of which are publicly traded corporations.

     James P. Bennett joined the Company in May 1991 as Director of Inpatient Operations, was promoted to Group Vice President -- Inpatient Rehabilitation Operations in September 1991, again to President and Chief Operating Officer -- HEALTHSOUTH Rehabilitation Hospitals in June 1992, to President -- HEALTHSOUTH Inpatient Operations in February 1993, and to President and Chief Operating Officer of the Company in March 1995. Mr. Bennett was elected a Director in February 1993. From August 1987 to May 1991, Mr. Bennett was employed by Russ Pharmaceuticals, Inc., Birmingham, Alabama, as Vice President -- Operations, Chief Financial Officer, Secretary and director. Mr. Bennett served as certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from October 1980 to August 1987.

     Anthony J. Tanner, Sc.D., a management founder, serves as Executive Vice President -- Administration and Secretary of the Company and was elected a Director in February 1993. From 1980 to 1984, Mr. Tanner was with Lifemark Corporation in the Shared Services Division as director, clinical and professional programs (1982-1984) and director, quality assurance and education (1980-1982), where he was responsible for the development of clinical programs and marketing programs.

     P. Daryl Brown joined the Company in April 1986 and served until June 1992 as Group Vice President -- Outpatient Operations. He became President -- HEALTHSOUTH Outpatient Centers in June 1992, and was elected as a Director in March 1995. From 1977 to 1986, Mr. Brown served with the American Red Cross, Alabama Region, in several positions, including Chief Operating Officer, Administrative Director for Financing and Administration and Controller.

     John S. Chamberlin retired in 1988 as president and chief operating officer of Avon Products, Inc., a position he had held since 1985. From 1976 until 1985, he served as chairman and chief executive officer of Lenox, Incorporated, after 22 years in various assignments for General Electric. From 1990 to 1991, he served as chairman and chief executive officer of New Jersey Publishing Co. Mr. Chamberlin is chairman of the board of Sports Holding Company and WNS, Inc., and is a director of Imagyn Medical Technologies, Inc. He is a member of the Board of Trustees of the Medical Center at Princeton and is a trustee of the Woodrow Wilson National Fellowship Foundation.

     Joel C. Gordon served as Chairman of the Board of Directors of Surgical Care Affiliates, Inc. ("SCA") from its founding in 1982 until January 17, 1996, when SCA was acquired by the Company. Mr. Gordon also served as Chief Executive Officer of SCA from 1987 until January 17, 1996. Mr. Gordon is Chairman of Cardiology Partners of America, Inc. and serves on the boards of directors of Genesco, Inc., an apparel manufacturer, and SunTrust Bank of Nashville, N.A.

     Michael D. Martin joined the Company in October 1989 as Vice President and Treasurer, and was named Senior Vice President -- Finance and Treasurer in February 1994 and Executive Vice President -- Finance and Treasurer in May 1996. In October 1997, he was additionally named Chief Financial Officer of the Company, and in March 1998, he was named a Director of the Company. In March 1999, he ceased serving as Treasurer of the Company. From 1983 through September 1989, Mr. Martin specialized in healthcare lending with AmSouth Bank N.A., Birmingham, Alabama, where he was a Vice President immediately prior to joining the Company. Mr. Martin is a director of MedPartners, Inc.

     Larry D. Striplin, Jr. has been the Chairman and Chief Executive Officer of Nelson-Brantley Glass Contractors, Inc. and Chairman and Chief Executive Officer of Clearview Properties, Inc. since December 1995. Until December 1995, Mr. Striplin had been Chairman of the Board and Chief Executive Officer of
Circle "S" Industries, Inc., a privately owned bonding wire manufacturer. Mr. Striplin is a member of the boards of directors of Kulicke & Suffa Industries, Inc., a publicly traded manufacturer of electronic equipment, The Banc Corporation and MedPartners, Inc.

     Directors hold office until the next Annual Meeting of Stockholders of the Company and until their successors are elected and qualified. Officers are elected annually by the Board of Directors and serve at the discretion of the Board of Directors.

MANAGEMENT MATTERS

     There are no arrangements or understandings known to the Company between any of the Directors, nominees for Director or executive officers of the Company and any other person pursuant to which any of such persons was elected as a Director or an executive officer, except the Employment Agreements between the Company and Richard M. Scrushy, James P. Bennett, Michael D. Martin, Anthony J. Tanner and P. Daryl Brown (see "Executive Compensation and Other Information -- Audit and Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation; Developments in 1998" and " -- Other Executive Employment Agreements and Related Developments"), and except that the Company initially agreed to appoint Mr. Gordon to the Board of Directors in connection with the SCA merger. There are no family relationships between any Directors, nominees for Director or executive officers of the Company. The Board of Directors of the Corporation held a total of 11 meetings during 1998.

     The Company is a party to Employment Agreements with the executive officers named in the Summary Compensation Table under "Executive Compensation and Other Information -- Executive Compensation -- General". Except for such Employment Agreements and except for the broad-based retirement plans of the Company described under "Executive Compensation and Other Information -- Retirement Investment Plan" and "Executive Compensation and Other Information -- Employee Stock Benefit Plan" and the Executive Deferred Compensation Plan of the Company described under "Executive Compensation and Other Information -- Deferred Compensation Plan", there are no compensatory plans or arrangements with respect to any such executive officer which result or will result from the resignation or retirement of such executive officer or any other termination of such executive officer's employment with the Company and its subsidiaries or from a change in control of the Company or from a change in such executive officer's responsibilities following a change in control of the Company.

     The Audit and Compensation Committee of the Board is responsible for reviewing all reports from the Company's auditors, monitoring internal controls and reviewing the Company's compensation program, as well as administering the Company's stock option plans. On May 21, 1998, C. Sage Givens, George H. Strong and Phillip C. Watkins, M.D., all of whom are outside Directors, were appointed to serve on this committee for a period of one year or until their successors are appointed. They continue to serve in such capacity. This committee held two meetings and acted twice by unanimous written consent during 1998.

     On August 14, 1997, the Board of Directors established a Corporate Compliance Committee of the Board of Directors, which is responsible for establishing and reviewing the Company's Corporate Compliance Program and otherwise ensuring that the Corporation operates in compliance with federal, state and local laws and regulations. At that time, Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, James P. Bennett, President and Chief Operating Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, and John S. Chamberlin, Joel C. Gordon, and Charles W. Newhall III, all of whom are outside Directors, were appointed to serve on this committee, with Mr. Tanner appointed as Chairman and Compliance Officer. Members of the committee serve for a period of one year or until their successors are appointed. The above members were reappointed on May 21, 1998 and continue to serve. This committee conducted its business during regular Board of Directors meetings in 1998 and did not meet separately from the Board of Directors.

     The Company has no other standing audit, nominating or compensation committees of the Board of Directors.

SECTION 16(A) BENEFICIAL OWNERSHIP COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and Directors, and persons who beneficially own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission and the New York Stock Exchange. Officers, Directors and beneficial owners of more than 10% of the Company's Common Stock are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms that they file. Based solely on review of the copies of such forms furnished to the Company, or written representations that no reports on Form 5 were required, the Company believes that for the period from January 1, 1998 through December 31, 1998, all of its officers, Directors and greater-than-10% beneficial owners complied with
Section 16(a) filing requirements applicable to them.

                        1999 EXCHANGE STOCK OPTION PLAN

GENERAL

     The Company's Board of Directors has adopted the 1999 Exchange Stock Option Plan (the "Exchange Plan") for certain key employees of the Company and its subsidiaries who hold existing stock options under other stock option plans of the Company which are significantly out-of-the-money (i.e., where the exercise price of such options is substantially higher than current market prices for the Company's Common Stock). The Exchange Plan is intended to advance the Company's interests by providing such persons the opportunity to exchange Eligible Exchanging Options (as defined below) for options covering a smaller number of shares of Common Stock at a lower exercise price.

     Management believes that the Exchange Plan will benefit the Company by restoring incentive to holders of Eligible Exchanging Options to work to enhance stockholder value. The implicit value of Eligible Exchanging Options to such holders has significantly diminished due to a substantial decline in the Company's stock price, which management believes largely reflects industry and general market factors and not factors within the control of such holders. Accordingly, management believes that it is important to provide such holders with the opportunity to regain meaningful incentive. Further, the exchange of Eligible Exchanging Options for options under the Exchange Plan will reduce the total number of shares of Common Stock subject to outstanding options, thus eliminating a portion of market "overhang" associated with the Company's existing stock options.

     For purposes of the Exchange Plan, "Eligible Exchanging Option" shall mean any stock option held by any employee of the Company (other than Directors and executive officers) (i) which is issued under any other stock option plan of the Company, excluding those stock option plans which were assumed by the Company in connection with the acquisition of other entities, (ii) which is currently outstanding, whether or not vested or exercisable, and (iii) which has an exercise price equal to or greater than $16.00 per share. Options covering approximately 3,333,600 shares of Common Stock will be eligible for exchange under the Exchange Plan. Directors and executive officers of the Company will not be eligible to participate in the Exchange Plan, and options held by such persons shall not be deemed to be Eligible Exchanging Options.

     It should be noted that each employee of the Company who holds Eligible Exchanging Options has, by reason of being eligible to receive options under the Exchange Plan, an interest in seeing that the Exchange Plan is adopted by the stockholders.

     Set forth below is a summary of the major features of the Exchange Plan. This summary does not purport to be a complete statement of all the provisions of the Exchange Plan, and is qualified in its entirety by the text of the Exchange Plan attached to this Proxy Statement as Appendix A. See "Executive Compensation and Other Information -- Stock Option Plans" in this Proxy Statement for information with respect to stock options granted to certain
Directors and executives of the Company under the other stock option plans of the Company described herein.

NATURE OF OPTIONS TO BE GRANTED PURSUANT TO THE EXCHANGE PLAN

     The Exchange Plan provides for the grant of non-qualified stock options. The Plan does not provide for the grant of "incentive stock options", as such term is used under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code").

COMMON STOCK SUBJECT TO THE EXCHANGE PLAN

     The aggregate number of shares of Common Stock covered by the Exchange Plan is 2,750,000 shares. Shares issued upon exercise of options under the Exchange Plan may be either authorized but unissued shares or shares re-acquired by the Company. If, on or prior to the termination of the Exchange Plan, an option granted thereunder expires or is terminated for any reason without having been exercised in full, the unpurchased shares covered thereby shall cease to be reserved for issuance under the Exchange Plan and shall revert to the status of authorized but unissued shares. The maximum number of shares of

Common Stock for which any individual may be granted options under the Exchange Plan during any calendar year shall be equal to the largest number of shares eligible for issuance to any one optionholder based upon the exchange ratios described in the Exchange Plan.

     The purchase price for the shares of Common Stock covered by each option granted under the Exchange Plan will be at least 100% of the fair market value, but in no event less than the par value, per share of the Common Stock at May 20, 1999, the date of the 1999 Annual Meeting of Stockholders. For purposes of the Exchange Plan, such fair market value shall be conclusively deemed to be the closing price per share of the Common Stock on the New York Stock Exchange Composite Transactions Tape on such date. Options issued under the Exchange Plan shall be deemed to have been granted on May 20, 1999.

     The Exchange Plan prohibits any reduction of the exercise price of outstanding options granted under the plan except by reason of an adjustment pursuant to a stock split, merger, business combination, recapitalization or similar change in the capitalization of the Company. The Exchange Plan likewise prohibits the cancellation of outstanding options accompanied by the reissuance of substitute options at a lower exercise price.

ADMINISTRATION OF THE EXCHANGE PLAN

     The Exchange Plan is administered by the Audit and Compensation Committee of the Board of Directors (the "Committee"), each member of which is an outside Director. The Committee has full and exclusive authority to determine the grant of options under the Exchange Plan.

GRANT OF OPTIONS UNDER THE EXCHANGE PLAN

     Options may be granted under the Exchange Plan only in exchange for the surrender and cancellation of Eligible Exchanging Options. Such exchange shall be based upon the following ratios: (i) if the exercise price of an Eligible Exchanging Option is at least $16.00 but less than $22.00 per share, such Eligible Exchanging Option may be surrendered in exchange for an option under the Exchange Plan covering two shares of Common Stock for each three shares of Common Stock covered by the surrendered Eligible Exchanging Option; and (ii) if the exercise price of an Eligible Exchanging Option is $22.00 per share or greater, such Eligible Exchanging Option may be surrendered in exchange for an option under the Exchange Plan covering three shares of Common Stock for each four shares of Common Stock covered by the surrendered Eligible Exchanging Option.

     Each optionholder surrendering Eligible Exchanging Options shall be required to retain Eligible Exchanging Options covering 10% of the aggregate number of shares covered by the total number of Eligible Exchanging Options held by such optionholder (the "10% Holdback"). The 10% Holdback shall consist of those Eligible Exchange Options having the lowest exercise price. Optionholders desiring to participate in the Exchange Plan must surrender not less than all of their Eligible Exchanging Options, less only the 10% Holdback. The shares represented by surrendered Eligible Exchanging Options shall not be restored to the stock option plan under which they were issued, but instead shall revert to the status of authorized but unissued shares of Common Stock.

     Each option granted under the Exchange Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement (a "Stock Option Agreement") to be entered into between the Company and the optionholder at the time of such grant. Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the Exchange Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     The expiration date of an option granted under the Exchange Plan shall be identical to the expiration date of the Eligible Exchanging Option surrendered in exchange therefor, provided that each such option shall expire not more than ten years after the date such option is granted. Each option shall become exercisable in whole, in part or in installments at such time or times as the Committee may prescribe and specify in the Stock Option Agreement at the time the option is granted. Unless otherwise expressly provided in the Stock Option Agreement, each option granted under the Exchange Plan shall be deemed to be vested and exercisable in the same proportion to the total number of shares covered thereby as the relevant Eligible Exchanging Option was so vested and exercisable at the time of surrender, and any unvested portion of such option shall vest and become exercisable at the same time and in the same proportions to the total number of shares covered thereby as previously provided with respect to the relevant Eligible Exchanging Option.

     In the event of a "Change in Control" (as defined), of the Company, options granted under the Exchange Plan which are, by their terms, exercisable in installments, will become immediately exercisable in full. A "Change in Control" is defined to include the acquisition of more than 25% of the outstanding voting securities of the Company by a single person or group, the election to the Board of Directors of persons constituting a majority of the Board of Directors who are not "Incumbent Directors" (as defined), or the approval by the stockholders of the Company of (i) a merger, reorganization or similar transaction which results in the then-current stockholders of the Company owning less than 75% of the combined voting power of the reorganized or merged entity, (ii) the liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company. These provisions of the Exchange Plan may have some deterrent effect on certain mergers, tender offers or other takeover attempts, thereby having some potential adverse effect on the market price of the Company's Common Stock.

     The exercise price for options granted under the Exchange Plan may be paid in any of the following ways, which may be combined for any given exercise: (a) the exercise price may be paid in cash; (b) the exercise price may be paid by tendering outstanding shares of Common Stock having a fair market value equal to the aggregate exercise price for the options being exercised; or (c) subject to applicable requirements of the Exchange Act, the optionholder may deliver with his exercise notice irrevocable instructions to a broker to promptly deliver to the Company an amount of sale or loan proceeds sufficient to pay the exercise price.

     Options granted under the Exchange Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution, and shall be exercisable during the optionholder's lifetime only by the optionholder, except for certain permitted transfers to family members, trusts or partnerships for the benefit of family members, or tax-exempt charities. No holder of any option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an option prior to the purchase of such shares upon exercise of the option.

TERMINATION OF EMPLOYMENT, DEATH OR DISABILITY OF OPTIONHOLDER

     With respect to an option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Company or any of its subsidiaries terminates for any reason other than death within one year after the date an unexercised option is granted under the Exchange Plan, the option shall terminate on the date of termination of such employment or other relationship. With respect to all options granted under the Exchange Plan, if an optionholder's employment by, or other relationship with, the Company is terminated by reason of his death, the option shall terminate one year after the date of death, unless the option otherwise expires. If an optionholder's employment by, or other relationship with, the Company terminates for any other reason, or at any other time, other than as set forth above, the option shall terminate three months after the date of termination of such employment or other relationship, unless the option earlier expires, provided that: (a) if the optionholder dies within such three-month period, the option shall terminate one year after the date of his death, unless the option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered herein, determine in its discretion that the option shall terminate on the date of termination of such employment or other relationship; and (c) the exercise of any option after termination of such employment or other relationship shall be subject to satisfaction of the conditions precedent that the optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Company or any subsidiary and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Company and that the optionholder furnish to the Company such information with respect to the satisfaction of the foregoing conditions precedent as the Board of Directors shall reasonably request.

EXPIRATION, TERMINATION AND AMENDMENT OF THE EXCHANGE PLAN

     The Exchange Plan will terminate on the earliest of (a) September 30, 1999,
(b) the date on which all shares of Common Stock reserved for issuance under the Exchange Plan shall have been acquired through exercise of options granted thereunder, or (c) such earlier time as the Board of Directors may determine. Any option outstanding under the Exchange Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Exchange Plan.

     The Exchange Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The Board of Directors may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to options, suspend or discontinue the Exchange Plan or revise or amend it in any respect whatsoever, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the number of shares subject to the Exchange Plan, permit exercise of options unless full payment is made at the time of exercise (except as provided in the Exchange Plan), decrease the price at which options may be granted, extend the period during which options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization. Subject to the provisions described above, the Board of Directors has the power to amend the Exchange Plan and any outstanding options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Exchange Plan or any such option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or other statute, or rules or regulations of the Internal Revenue Service or other federal or state governmental agency enacted or promulgated after the adoption of the Exchange Plan.

FEDERAL TAX CONSEQUENCES

     Pursuant to the Code, upon the exercise of an option under the Exchange Plan, the Company is generally entitled to a tax deduction in an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the option is exercised. For federal tax purposes, the person exercising the option must pay personal income taxes on an amount equal to the difference between the option price and the fair market value of the Common Stock on the date the option is exercised. The basis of the Common Stock obtained by exercising the option will be the option price paid plus the amount equal to the difference between the option price and the fair market value of the Common Stock on the date the option is exercised, which amount was subject to federal income tax. A subsequent sale of the Common Stock by the person exercising the option will result in a long- or short-term capital gain or loss depending on the total period of time that the shares of Common Stock are held. Generally, no taxable event occurs under the Code upon the grant of an option under the Exchange Plan.

NEW PLAN BENEFITS

     No options have been granted under the Exchange Plan. The number of shares covered by particular options to be granted under the Exchange Plan is not determinable at this time.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Management recommends a vote FOR the adoption of the 1999 Exchange Stock Option Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the 1999 Exchange Stock Option Plan.

                        1999 EXECUTIVE EQUITY LOAN PLAN

GENERAL

     The Company's Board of Directors has adopted the 1999 Executive Equity Loan Plan (the "Loan Plan") for the Company's executives and other key employees of the Company and its subsidiaries. The Loan Plan is intended to advance the Company's interests by providing such persons with additional incentive for future endeavor and to align the interests of the Corporation's management and its stockholders by providing a mechanism to enhance ownership of the Common Stock by such executives and key employees, through the making of loans ("Loans") to such executives and key employees to purchase shares of the Common Stock. Loans made under the Plan may only be used for the purpose of purchasing Common Stock of the Company.

     It should be noted that each officer and employee of the Company has, by reason of being eligible to receive Loans under the Loan Plan, an interest in seeing that the Loan Plan is adopted by the stockholders.

     Set forth below is a summary of the major features of the Loan Plan. This summary does not purport to be a complete statement of all the provisions of the Loan Plan, and is qualified in its entirety by the text of the Loan Plan attached to this Proxy Statement as Appendix B.

MAXIMUM PRINCIPAL AMOUNT OF LOANS UNDER THE LOAN PLAN

     Loans may be made under the Loan Plan in such amounts as are approved by the Committee (as defined below), provided that the maximum aggregate principal amount of Loans outstanding under the Plan at any time shall not exceed $50,000,000. If, on or prior to the termination of the Loan Plan, the principal amount of any Loan under the Loan Plan shall have been repaid in whole or in part, the principal amount so repaid shall again become available for the making of Loans under the Plan, subject to the foregoing limitation on the maximum aggregate principal amount outstanding at any time.

ADMINISTRATION OF THE LOAN PLAN

     The Loan Plan is administered by the Audit and Compensation Committee of the Board of Directors (the "Committee"), each member of which is an outside Director. The Committee has full and exclusive authority to make Loans under the Loan Plan; provided, however, that the Committee may delegate responsibility for all or part of the administration of the Loan Plan to appropriate officers of the Company, but no such officers shall have the power to make Loans under the Loan Plan, amend, waive or modify any provision of the Loan Plan or forgive any Loans, in whole or in part, without the express approval of the Committee in each case.

LOANS UNDER THE LOAN PLAN

     Each Loan made under the Loan Plan shall be granted pursuant to and subject to the terms and conditions of a loan agreement (a "Loan Agreement") to be entered into between the Company and the optionholder at the time of such award. Any such Loan Agreement shall incorporate by reference all of the terms and provisions of the Loan Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     Loans made under the Loan Plan shall be subject to the following terms and conditions:

       (a) The proceeds of Loans may be used only for purchases of the Common Stock in open-market transactions, block trades or negotiated transactions. Such purchases must be effected through a broker approved by the Company.

       (b) Loans shall have a maturity date of seven years from the date of the Loan, subject to acceleration and termination as provided in the Loan Plan. Such maturity date may be extended for up to one additional year by the Committee, acting in its discretion. The unpaid principal balance of each Loan shall bear interest at a rate equal to the effective interest rate on the average outstanding balance under the Company's principal credit agreement for each calendar quarter, adjustable as of the end of each calendar quarter, which effective interest rate shall be determined by the Controller of the Company. Interest shall be compounded annually. Subject to the terms and conditions set forth in the Loan Plan, repayment of principal and interest may be deferred until final maturity of the Loan.

       (c) Each Loan shall be secured by a pledge of all of the shares of Common Stock purchased with the proceeds thereof ("Loan Shares"), pursuant to which the participant shall grant the Company a first priority lien on and security interest in the Loan Shares. The Loan Shares may not be sold for one year after the date on which they were acquired (the "Acquisition Date"). Thereafter, one-third of the aggregate number of Loan Shares may be sold during each of the second, third and fourth years after the Acquisition Date, with any unsold portion carrying forward from year to year. The proceeds from any such sale must be used to repay a percentage of the principal amount of the Loan equal to the percentage of Loan Shares sold, less any amounts withheld for taxes (the "Mandatory Prepayment Amount"). Any proceeds in excess of the Mandatory Prepayment Amount shall be retained by the participant.

       (d) Notwithstanding any contrary provision in the Loan Plan or any Loan Agreement, a Loan shall immediately mature, and all principal and accrued but unpaid interest thereon shall be due and payable, within 30 days after the effective date of any termination of the participant's employment by the Company, whether voluntary or involuntary, or upon the death or disability of the participant. Without limiting the generality of the foregoing, the Company may, but shall not be required to, repurchase the Loan Shares of a participant at such participant's original acquisition cost if the participant's employment is terminated, voluntarily or involuntarily or by reason of death or disability, within the first three years after the Acquisition Date, according to the following schedule:


                            PERCENTAGE OF LOAN SHARES
    YEAR BEGINNING ON         SUBJECT TO REPURCHASE
------------------------   --------------------------
  Acquisition Date                     100 %
  First Anniversary of
    the Acquisition Date             66 2/3%
  Second Anniversary of
    the Acquisition Date             33 1/3%

   The terms of such repurchase shall be as set forth in the Loan Agreement. In the event of any such repurchase, the purchase price of the shares so repurchased shall be credited against the outstanding principal balance and accrued but unpaid interest on the Loan, and the participant shall be responsible for the payment of any deficiency.

       (e) Certificates evidencing Loan shares shall bear an appropriate restrictive legend. The Company may require such certificates to be held in a custodial account with a bank or other financial institution, or may hold such certificates itself.

       (f) Loans shall be made with full recourse, and each participant shall be required to repay all principal and accrued but unpaid interest upon the maturity of the Loan (or its earlier acceleration or termination), irrespective of whether the participant has sold Loan Shares or whether the proceeds of any such sale were sufficient to repay all principal and interest with respect to the Loan. If, at any time, the Committee determines in its reasonable discretion that the value of the Loan Shares pledged as security for the Loan is less than the indebtedness evidenced by the Loan, the Committee shall require the participant to post additional security (which may be shares of Common Stock or other collateral acceptable to the Committee, in its reasonable discretion) in an amount sufficient to fully secure the indebtedness of the Loan.

     In the event of a "Change in Control" (as defined) of the Company, any restrictions on sale of Loan Shares shall terminate, but the Loan Shares shall remain subject to the pledge in favor of the Company. A "Change in Control" is defined to include the acquisition of more than 25% of the outstanding voting securities of the Company by a single person or group, the election to the Board of Directors of persons constituting a majority of the Board of Directors who are not "Incumbent Directors" (as defined), or the approval by the stockholders of the Company of
(i) a merger, reorganization or similar transaction which results in the then-current stockholders of the Company owning less than 75% of the combined voting power of the reorganized or merged entity, (ii) the liquidation or dissolution of the Company, or (iii) the sale of all or substantially all of the assets of the Company. These provisions of the Loan Plan may have some deterrent effect on certain mergers, tender offers or other takeover attempts, thereby having some potential adverse effect on the market price of the Company's Common Stock.

EXPIRATION, TERMINATION AND AMENDMENT OF THE LOAN PLAN

     The Loan Plan will terminate on the earlier of (a) May 19, 2009 or (b) such earlier time as the Board of Directors may determine. Any Loan outstanding under the Loan Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Loan Plan.

     The Loan Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Company by the affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote. The Board of Directors may, insofar as permitted by law, from time to time suspend or discontinue the Loan Plan or revise or amend it in any respect whatsoever, except that, without approval of the stockholders of the Company, no such revision or amendment shall increase the maximum aggregate principal amount of Loans made under the Loan Plan.

FEDERAL TAX CONSEQUENCES

     In general, the making or receipt of Loans and the repayment of principal will not be a taxable event or have other tax effects with respect to either the Company or the participant. The payment of interest on Loans will ordinarily be taxable income to the Company, but will not be deductible by the participant. The sale of Loan Shares will ordinarily constitute a long- or short-term capital gain or loss, depending on the period of time for which the Loan Shares were held and the price at which they were purchased.

NEW PLAN BENEFITS

     No awards have been made under the Loan Plan. The principal amount of Loans to be made under the Loan Plan is not determinable at this time.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     Management recommends a vote FOR the adoption of the Loan Plan. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the Loan Plan.

                              STOCKHOLDER PROPOSAL

THE LONGVIEW PROPOSAL

     Amalgamated Bank of New York LongView Collective Investment Fund, 11-15 Union Square, New York, New York 10003, claiming beneficial ownership of 55,100 shares of the Company's Common Stock, has submitted the proposal set forth below (the "LongView Proposal", as defined above):

                            "SHAREHOLDER RESOLUTION

     "RESOLVED that the shareholders request the Board of Directors to amend the articles of incorporation and/or bylaws to the extent necessary to provide that at least three-quarters of all Board members are `independent'. For purposes of this resolution, an independent director shall be considered as one who:

     o has not been employed by HEALTHSOUTH or an affiliate in an executive capacity;

     o has not been a member of a corporation or firm that is one of HEALTHSOUTH's paid advisers or consultants;

     o has not been employed by a significant customer of or supplier to HEALTHSOUTH;

     o has not had personal services contracts with HEALTHSOUTH or one of its affiliates;

     o has not been employed by a foundation or university that receives significant grants or endowments from HEALTHSOUTH;

     o is not a relative of an executive of HEALTHSOUTH or one of its affiliates;

     o has not been part of an interlocking directorate in which the CEO or other executive officer of HEALTHSOUTH serves on the board of another corporation that employs that director; and

     o does not have any personal, financial and/or professional relationships with the CEO or other executive officer that could interfere with the exercise of independent judgment by such director.

                             "SUPPORTING STATEMENT

     "This proposal seeks to establish a level of independence that we believe will permit clear and objective decision-making in the best long-term interest of all shareholders.

     "Five of HEALTHSOUTH's 12 Directors are company insiders. A sixth is the CEO of MedPartners, and HEALTHSOUTH's CEO, Richard M. Scrushy, is former Chairman and current director of MedPartners' Board of Directors. As a result, HEALTHSOUTH falls short of the level of independence proposed in this resolution.

     "In our view, Board dominance by insiders and people having other significant ties to management can raise questions about whether a Board is giving priority to management's interest at the expense of the shareholders. As a committee of the Business Roundtable put it:

    `Boards of Directors at large publicly-held corporations should be composed predominately of independent directors who do not hold management responsibilities within the corporation. . . . In order to underscore their independence, non-management directors should not be dependent on the companies on whose boards they serve.'

     "We believe that greater board independence is particularly important at this time. After years of growth, HEALTHSOUTH's stock price has plummeted since late 1997. The company's performance for the past five years now lags behind that of the S&P 500 index.

     "We also believe that greater independence is needed in light of HEALTHSOUTH's record on executive compensation. Our CEO was recently named as one of ten `executive pay anti-heroes' by Graef Crystal, an expert on executive pay, in a report prepared for the Council of Institutional Investors. Crystal's conclusion was based in part on Mr. Scrushy's drawing a base salary 350% above the market; a salary and bonus 592% above the market; and a total direct compensation that is 225% above the market.

     "We urge you to vote FOR this resolution."

RESPONSE OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote AGAINST the LongView Proposal, for the reasons set forth below.

     The Company's Board of Directors agrees that the management of the Company should be vested in a Board of Directors consisting of a majority of independent directors. For that reason, the Company has always maintained just such a majority on its Board. The Board of Directors currently consists of seven outside Directors and five inside Directors. The outside directors comprise two of the nation's leading healthcare venture capitalists, the former chief financial officer of a large hospital chain, a veteran of senior executive positions with large retail and manufacturing enterprises, one of Alabama's most successful entrepreneurs, a leading physician and a healthcare executive identified by HealthcareBusiness magazine as having been involved in the start-up of over 15 healthcare companies. The Company's current inside Directors comprise two founders of the Company, as well as its Chief Operating Officer, its Chief Financial Officer and the Chief Operating Officer of its largest division. Only one member of the Company's Board of Directors is paid for consulting services, and that member, Joel C. Gordon, founded Surgical Care Affiliates, a pioneering company in the outpatient surgery business that was acquired by the Company in 1996. The Board of Directors believes that its current composition affords it a combination of independence, experience and knowledge of the healthcare industry and the Company's business that has served the Company and its stockholders well.

     Each outside director meets the definition of independence adopted by the New York Stock Exchange, which excludes any director who has "any relationship that, in the opinion of the Board of Directors, would interfere with the exercise of independent judgment". Further, each outside director other than Mr. Gordon meets the more stringent test of being an "outside director" under the regulations promulgated under Section 162(m) of the Internal Revenue Code of 1986, as amended (which regulations provide, among other things, that an outside director cannot be a current employee, a former employee receiving compensation for prior services (subject to certain exceptions), a current or former officer of the corporation, or a person who receives (or is entitled to receive) remuneration from the corporation in any capacity other than as a director).

     The Board of Directors believes that the requirements proposed under the LongView Proposal are arbitrary, unnecessary and inappropriate in that, unlike the standards imposed by the New York Stock Exchange and the Internal Revenue Code, such requirements would, for example, presume that a director was not independent because that director was an employee of a company that engaged in arm's-length commercial transactions with the Company in the ordinary course of business, or of a foundation or university that received grants or endowments from the Company. The Company operates in all 50 states, the United Kingdom and Australia, and as a consequence has customer or supplier relationships with a wide range of other companies around the world which may or may not meet the undefined and subjective standard of being "significant". Likewise, as part of its policy of corporate stewardship, the Company provides support to a number of charitable foundations and educational institutions around the country. The arbitrary requirements contained in the LongView Proposal would, without further inquiry into the substantive independence of the directors, automatically bar any employees of such companies, foundations and institutions from being considered as independent directors, potentially depriving the Committee of knowledgeable and experienced insight into the matters facing it. Thus, for example, current or former executives of such companies as General Electric, Delta Airlines and Wal-Mart, and current and former administrators of such institutions as Vanderbilt University, the University of Virginia or the Arthritis Foundation, would not be regarded as "independent" directors under the LongView proposal.

     In support of its proposal, LongView attributes an industry-wide decline in stock prices to the performance of the Company's board notwithstanding the Company's continuing record of earnings growth, and makes a gratuitous attack upon the Company's Chairman of the Board and Chief Executive Officer, who has voluntarily forgone his own salary during the decline in the Company's stock price. In addition, the LongView supporting statement indicates that MedPartners' Chief Executive Officer serves on the Company's Board, which is no longer correct. LongView offers these dubious rationales in the face of the performance that the Company has seen under its existing Board structure, under which the Company:

     * has become the only healthcare services provider to operate facilities in all 50 states

     *   has met or exceeded analysts' expectations for 50 consecutive quarters;

     *   has become part of the S&P 500 only 13 years after inception; and

     * has become one of the few publicly traded healthcare services companies to maintain investment grade ratings with Standard & Poor's and Moody's;

all while becoming the nation's largest provider of outpatient surgery and rehabilitative healthcare services. The Board believes that its existing policies with respect to membership have served the Company and its stockholders well, and that the LongView Proposal is unnecessary and inadvisable.

VOTE REQUIRED; RECOMMENDATION OF THE BOARD OF DIRECTORS

     The Board of Directors recommends a vote AGAINST the LongView Proposal. The affirmative vote of the holders of a majority of the outstanding shares of the Common Stock present or represented and entitled to vote at the Annual Meeting will be necessary for stockholder approval of the LongView Proposal.

                 EXECUTIVE COMPENSATION AND OTHER INFORMATION

EXECUTIVE COMPENSATION -- GENERAL

     The following table sets forth compensation paid or awarded to the Chief Executive Officer and each of the other four most highly compensated executive officers of the Company (the "Named Executive Officers") for all services rendered to the Company and its subsidiaries in 1996, 1997 and 1998.

                           SUMMARY COMPENSATION TABLE

                                             ANNUAL COMPENSATION              LONG-TERM COMPENSATION
                                   ---------------------------------------   -------------------------
                                                             BONUS/ANNUAL       STOCK       LONG-TERM           ALL
                                                               INCENTIVE        OPTION      INCENTIVE       OTHER COM-
   NAME AND PRINCIPAL POSITION      YEAR        SALARY           AWARD          AWARDS       PAYOUTS       PENSATION(1)
--------------------------------   ------   -------------   --------------   -----------   -----------   ----------------
Richard M. Scrushy                 1996      $3,391,775      $ 8,000,000      1,500,000        --           $  34,286(2)
Chairman of the Board              1997       3,398,999       10,000,000      1,300,000        --              21,430
and Chief Executive Officer(3)     1998       2,777,829               --      1,500,000        --              72,352
James P. Bennett                   1996         496,590          800,000        200,000        --              32,106(2)
President and Chief                1997         639,161        1,500,000        700,000        --              10,158
Operating Officer                  1998         670,000               --        300,000        --              10,092
Michael D. Martin                  1996         281,644          750,000        120,000        --              31,586(2)
Executive Vice President           1997         359,672        2,000,000        450,000        --               9,700
and Chief Financial Officer        1998         415,826               --        260,000        --               9,665
P. Daryl Brown                     1996         335,825          400,000        100,000        --              11,181
President -- HEALTHSOUTH           1997         370,673          450,000        250,000        --              10,737
Outpatient Centers                 1998         386,212               --         75,000        --              10,981
Anthony J. Tanner                  1996         298,078          350,000        100,000        --               7,763
Executive Vice President --        1997         371,114          450,000        450,000        --               9,817
Administration and Secretary       1998         388,422               --        250,000        --              11,197

----------
(1) Includes car allowances of $500 per month for Mr. Scrushy and $350 per month for the other Named Executive Officers in 1996 and 1997, use of a Company-owned automobile by Mr. Scrushy in 1998, and car allowances of $500 per month for Mr. Scrushy and $450 per month for the other Named Executive Officers through September 1998. Also includes (a) matching contributions under the Company's Retirement Investment Plan for 1996, 1997 and 1998, respectively, of: $708, $791 and $1,450 to Mr. Scrushy; $1,425, $1,425 and
    $1,499 to Mr.  Bennett;  $1,371,  $1,324  and $1,395 to Mr.  Martin;  $1,897
    $1,319 and $1,415 to Mr. Brown; and $1,290, $1,215 and $1,308 to Mr. Tanner;
    (b) awards under the Company's Employee Stock Benefit Plan for 1996, 1997 and 1998, respectively, of $3,389, $2,889 and $2,882 to Mr. Scrushy; $3,387,
    $2,889 and $2,882 to Mr. Bennett;  $3,386,  $2,889 and $2,882 to Mr. Martin;
    $3,389, $2,889 and $2,882 to Mr. Brown; and $1,276, $2,889 and $2,882 to Mr.
    Tanner; and (c) split-dollar life insurance premiums paid in 1996, 1997 and 1998 of $2,312, $11,750 and $45,187 with respect to Mr. Scrushy; $1,217,
    $1,644 and $1,661 with respect to Mr. Bennett; $752, $1,287 and $1,338 with respect to Mr. Martin; $1,695, $2,329 and $2,634 with respect to Mr. Brown; and $997, $1,513 and $2,957 with respect to Mr. Tanner. See "Executive Compensation and Other Information -- Retirement Investment Plan" and "-- Employee Stock Benefit Plan".

(2) In addition to the amounts described in the preceding footnote, includes the forgiveness of loans in the amount of $21,877 each owed by Messrs. Scrushy, Bennett and Martin in 1996.

(3) Salary amounts for Mr. Scrushy include monthly incentive compensation amounts payable upon achievement of certain budget targets. Effective
    November 1, 1998, Mr. Scrushy voluntarily suspended receipt of his base salary and monthly incentive compensation. See "Executive Compensation and other Information -- Audit and Compensation Committee Report on Executive Compensation -- Chief Executive Officer Compensation; Developments in 1998".

STOCK OPTION GRANTS IN 1998

                                                     INDIVIDUAL GRANTS
                       -----------------------------------------------------------------------------
                                       % OF TOTAL
                                         OPTIONS
                        NUMBER OF      GRANTED TO       EXERCISE
                         OPTIONS      EMPLOYEES IN       PRICE       EXPIRATION        GRANT DATE
        NAME             GRANTED       FISCAL YEAR     PER SHARE        DATE        PRESENT VALUE(1)
--------------------   -----------   --------------   -----------   ------------   -----------------
Richard M. Scrushy      1,500,000          29.9%       $  10.00      10/22/08         $11,355,000
James P. Bennett          300,000           6.0%          10.00      10/22/08           2,271,000
Michael D. Martin         260,000           5.2%          10.00      10/22/08           1,968,200
P. Daryl Brown             75,000           1.5%          10.00      10/22/08             567,750
Anthony J. Tanner         250,000           5.0%          10.00      10/22/08           1,892,500

----------
(1) Based on the Black-Scholes option pricing model adapted for use in valuing executive stock options. The actual value, if any, an executive may realize will depend upon the excess of the stock price over the exercise price on the date the option is exercised, so that there is no assurance that the value realized by an executive will be at or near the value estimated by the Black-Scholes model. The estimated values under that model are based on arbitrary assumptions as to certain variables, including the following: (i) stock price volatility is assumed to be 76%; (ii) the risk-free rate of return is assumed to be 6.01%; (iii) dividend yield is assumed to be 0; and
    (iv) the time of exercise is assumed to be 7.3 years from the date of grant.

STOCK OPTION EXERCISES IN 1998 AND OPTION VALUES AT DECEMBER 31, 1998

                                 NUMBER                                                            VALUE OF UNEXERCISED
                                OF SHARES                    NUMBER OF UNEXERCISED OPTIONS         IN-THE-MONEY OPTIONS
                                ACQUIRED                        AT DECEMBER 31, 1998(1)          AT DECEMBER 31, 1998(2)
                                   ON           VALUE       -------------------------------   ------------------------------
            NAME                EXERCISE       REALIZED      EXERCISABLE     UNEXERCISABLE     EXERCISABLE     UNEXERCISABLE
----------------------------   ----------   -------------   -------------   ---------------   -------------   --------------
Richard M. Scrushy .........         --              --      12,672,524              --        $97,144,849             --
James P. Bennett ...........         --              --       1,610,000              --          4,945,175             --
Michael D. Martin. .........         --              --         860,000          30,000          1,643,750       $213,750
P. Daryl Brown .............    198,000      $2,458,802         915,000              --          5,386,450             --
Anthony J. Tanner ..........         --              --       1,190,000              --          5,026,325             --

----------
(1) Does not reflect any options granted and/or exercised after December 31, 1998. The net effect of any such grants and exercises is reflected in the table appearing under "Principal Stockholders".

(2) Represents the difference between market price of the Company's Common Stock and the respective exercise prices of the options at December 31, 1998. Such amounts may not necessarily be realized. Actual values which may be realized, if any, upon any exercise of such options will be based on the market price of the Common Stock at the time of any such exercise and thus are dependent upon future performance of the Common Stock.

STOCKHOLDER RETURN COMPARISON (1)

     Set forth below is a line graph comparing the total returns of the Company's Common Stock, the Standard & Poor's 500 (S&P 500) Index and a peer group index ("Rehab Index") compiled by the Company, consisting of Tenet Healthcare Corporation and NovaCare, Inc., publicly traded healthcare companies whose businesses are similar in some respects to that of the Company. The graph assumes $100 invested on December 31, 1993, in HEALTHSOUTH Common Stock and each of the indices. The Rehab Index has been weighted for market capitalization, and the Company assumes reinvestment of dividends for purposes of the graph.

                               [GRAPHIC OMITTED]


----------
(1) In previous Proxy Statements of the Company, the Rehab Index included Continental Medical Systems, Inc. ("CMS"). In May 1995, CMS was acquired by Horizon Healthcare Corporation, which was the surviving corporation in the merger. Because CMS was not publicly traded during all of 1995 or thereafter, data relating to CMS has been deleted from the Rehab Index for all periods.

STOCK OPTION PLANS

     Set forth below is information concerning the various stock option plans of the Company at December 31, 1998. All share numbers and exercise prices have been adjusted to reflect the Company's March 1997 two-for-one stock split.

1984 Incentive Stock Option Plan

     The Company had a 1984 Incentive Stock Option Plan (the "ISO Plan"), intended to qualify under Section 422(b) of the Internal Revenue Code of 1986, as amended (the "Code"), covering an aggregate of 4,800,000 shares of Common Stock. The ISO Plan expired on February 28, 1994, in accordance with its terms. As of December 31, 1998, there were outstanding under the ISO Plan options to purchase 15,202 shares of the Company's Common Stock at $3.7825 per share. All such options remain in full force and effect in accordance with their terms and the ISO Plan. Under the ISO Plan, which was administered by the Board of Directors, key employees could be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant (or 110% of fair market value in the case of a 10% stockholder/ grantee). The outstanding options granted under the ISO Plan must be exercised within ten years from the date of grant, are cumulatively exercisable with respect to 25% of the shares covered thereby after the expiration of each of the first through the fourth years following the date of grant, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months after termination of employment, unless such termination is by reason of death.

1988 Non-Qualified Stock Option Plan

     The Company also had a 1988 Non-Qualified Stock Option Plan (the "NQSO Plan") covering a maximum of 4,800,000 shares of Common Stock. The NQSO Plan expired on February 28, 1998, in accordance with its terms. As of December 31, 1998, there were outstanding under the NQSO Plan options to purchase 7,300 shares of the Company's Common Stock at $16.25 per share. Under the NQSO Plan, which was administered by the Audit and Compensation Committee of the Board of Directors, provides that Directors, executive officers and other key employees could be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant. The outstanding options granted pursuant to the NQSO Plan have a ten-year term, are exercisable at any time during such period, are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months of termination of association with the Company as a Director or termination of employment, unless such termination is by reason of death.

1989, 1990, 1991, 1992, 1993, 1995 and 1997 Stock Option Plans

     The Company also has a 1989 Stock Option Plan (the "1989 Plan"), a 1990 Stock Option Plan (the "1990 Plan"), a 1991 Stock Option Plan (the "1991 Plan"), a 1992 Stock Option Plan (the "1992 Plan"), a 1993 Stock Option Plan (the "1993 Plan"), a 1995 Stock Option Plan (the "1995 Plan") and a 1997 Stock Option Plan (the "1997 Plan"), under each of which incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") may be granted. The 1989, 1990, 1991, 1992, 1993 and 1995 Plans cover a maximum of 2,400,000 shares, 3,600,000 shares, 11,200,000 shares, 5,600,000 shares, 5,600,000 shares, 18,929,658 (to be increased by 0.9% of the outstanding Common Stock of the Company on each January 1, beginning January 1, 1996) shares and 5,000,000 shares, respectively, of the Company's Common Stock. As of December 31, 1998, there were outstanding options to purchase an aggregate of 29,938,700 shares of the Company's Common Stock under such Plans at exercise prices ranging from $2.52 to $28.0625 per share. An additional 3,825,091 shares were reserved for future grants under such Plans. Each of the 1989, 1990, 1991, 1992, 1993, 1995 and 1997 Plans is administered in the same manner as the NQSO Plan and provides that Directors, executive officers and other key employees may be granted options to purchase shares of Common Stock at 100% of fair market value on the date of grant. The 1989, 1990, 1991, 1992, 1993, 1995 and 1997 Plans terminate on the earliest of (a) October 25, 1999, October 15, 2000, June 19, 2001, June 16, 2002, April 19, 2003, June 5,
2005 and April 30, 2007, respectively, (b) such time as all shares of Common Stock reserved for issuance under the respective Plan have been acquired through the exercise of options granted thereunder, or (c) such earlier times as the Board of Directors of the Company may determine. Options granted under these Plans which are designated as ISOs contain vesting provisions similar to those contained in options granted under the ISO Plan and have a ten-year term. NQSOs granted under these Plans have a ten-year term. Options granted under these Plans are nontransferable except by will or pursuant to the laws of descent and distribution (except for certain permitted transfers to family members or charities), are protected against dilution and will expire within three months of termination of association with the Company as a Director or termination of employment, unless such termination is by reason of death.

1993 Consultants' Stock Option Plan

     The Company also has a 1993 Consultants' Stock Option Plan (the "1993 Consultants' Plan"), under which NQSOs may be granted, covering a maximum of 3,500,000 shares of Common Stock. As of December 31, 1998, there were outstanding under the 1993 Consultants' Plan options to purchase 1,620,633 shares of Common Stock at prices ranging from $3.375 to $28.0625 per share. An additional 120,000 shares were reserved for grants under such Plans. The 1993
Consultants' Plan, which is administered by the Board of Directors, provides that certain non-employee consultants who provide significant services to the Company may be granted options to purchase shares of Common Stock at such prices as are determined by the Board of Directors or the appropriate committee. The 1993 Consultants' Plan terminates on the earliest of (a) February 25, 2003, (b) such time as all shares of Common Stock reserved for issuance under the 1993 Consultants' Plan have been acquired through the exercise of options granted thereunder, or (c) such earlier time as the Board of Directors of the Company may determine. Options granted under the 1993 Consultants' Plan have a ten-year term. Options granted under the 1993 Consultants' Plan are nontransferable except by will or pursuant to the laws of descent and distribution, are protected against dilution and expire within three months of termination of association with the Company as a consultant, unless such termination is by reason of death.

Other Stock Option Plans

     In connection with certain of its major acquisitions, the Company assumed certain existing stock option plans of the acquired companies, and outstanding options to purchase stock of the acquired companies under such plans were converted into options to acquire Common Stock of the Company in accordance with the exchange ratios applicable to such mergers. At December 31, 1998, there were outstanding under these assumed plans options to purchase 2,838,710 shares of the Company's Common Stock at exercise prices ranging from $1.6363 to $40.7042 per share. No additional options are being granted under any such assumed plans.

1998 RESTRICTED STOCK PLAN

     The Company has a 1998 Restricted Stock Plan (the "Restricted Stock Plan"), covering a maximum of 3,000,000 shares of the Company's Common Stock. The Restricted Stock Plan, which is administered by the Audit and Compensation Committee of the Board of Directors, provides that executives and other key employees of the Company and its subsidiaries may be granted restricted stock awards vesting over a period of not less than one year and no more than ten years, as determined by such Committee. The Restricted Stock Plan terminates on the earliest of (a) May 28, 2008, (b) the date on which awards covering all shares of Common Stock reserved for issuance thereunder have been granted and are fully vested thereunder, or (c) such earlier time as the Board of Directors of the Company may determine. Awards under the Restricted Stock Plan are nontransferable  except  by  will  or  pursuant  to  the  laws  of  dissent  and distribution (except for certain permitted transfers to family members) are protected against dilution and are forfeitable upon termination of a participant's employment to the extent not vested. No awards have been made under the Restricted Stock Plan.

RETIREMENT INVESTMENT PLAN

     Effective January 1, 1990, the Company adopted the HEALTHSOUTH Retirement Investment Plan (the "401(k) Plan"), a retirement plan intended to qualify under
Section 401(k) of the Code. The 401(k) Plan is open to all full-time and part-time employees of the Company who are over the age of 21, have one full year of service with the Company and have at least 1,000 hours of service in the year in which they enter the 401(k) Plan. Eligible employees may elect to participate in the 401(k) Plan on January 1 and July 1 in each year.

     Under the 401(k) Plan, participants may elect to defer up to 15% of their annual compensation (subject to nondiscrimination rules under the Code). The deferred amounts may be invested among four options, at the participant's direction: a money market fund, a bond fund, a guaranteed insurance contract or an equity fund. The Company will match a minimum of 15% of the amount deferred by each participant, up to 4% of such participant's total compensation, with the matched amount also directed by the participant.

     Michael D. Martin, Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, serve as Trustees of the 401(k) Plan, which is administered by the Company.

EMPLOYEE STOCK BENEFIT PLAN

     Effective January 1, 1991, the Company adopted the HEALTHSOUTH Rehabilitation Corporation and Subsidiaries Employee Stock Benefit Plan (the "ESOP"), a retirement plan intended to qualify under sections 401(a) and 4975(e)(7) of the Code. The ESOP is open to all full-time and part-time employees of the Company who are over the age of 21, have one full year of service with the Company and have at least 1,000 hours of service in the year in which they begin participation in the ESOP on the next January 1 or July 1 after the date on which such employee satisfies the aforementioned conditions.

     The ESOP was established with a $10,000,000 loan from the Company, the proceeds of which were used to purchase 1,655,172 shares of the Company's Common Stock. In 1992, an additional $10,000,000 loan was made to the ESOP, which was used to purchase an additional 1,666,664 shares of Common Stock. Under the ESOP, a Company Common Stock account (a "company stock account") is established and maintained for each eligible employee who participates in the ESOP. In each plan year, such account is credited with such employee's allocable share of the Common Stock held by the ESOP and allocated with respect to such plan year. Each employee's allocable share for any given plan year is determined according to the ratio which such employee's compensation for such plan year bears to the compensation of all eligible participating employees for the same plan year.

     Eligible employees who participate in the ESOP and who have attained age 55 and have completed 10 years of participation in the ESOP may elect to diversify the assets in their company stock account by directing the plan administrator to transfer to the 401(k) Plan a portion of their company stock account to be invested, as the eligible employee directs, in one or more of the investment options available under the 401(k) Plan.

     Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, Michael D. Martin, Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company, serve as Trustees of the ESOP, which is administered by the Company.

STOCK PURCHASE PLAN

     In order to further encourage employees to obtain equity ownership in the Company, the Company's Board of Directors adopted an Employee Stock Purchase Plan (the "Stock Purchase Plan") effective January 1, 1994. Under the Stock Purchase Plan, participating employees may contribute $10 to $200 per pay period toward the purchase of the Company's Common Stock in open-market transactions. The Stock Purchase Plan is open to regular full-time or part-time employees who have been employed for six months and are at least 21 years old. After six months of participation in the Stock Purchase Plan, the Company will provide a 10% matching contribution to be applied to purchases under the Stock Purchase Plan. The Company also pays all fees and brokerage commissions associated with the purchase of the stock. The Stock Purchase Plan is administered by a broker-dealer firm not affiliated with the Company.

DEFERRED COMPENSATION PLAN

     In 1997, the Board of Directors adopted an Executive Deferred Compensation Plan (the "Deferred Compensation Plan"), which allows senior management personnel to elect, on an annual basis, to defer receipt of up to 50% of their base salary and up to 100% of their annual bonus, if any (but not less than an aggregate of $2,400 per year) for a minimum of five years from the date such compensation would otherwise have been received. Amounts deferred are held by the Company pursuant to a "rabbi trust" arrangement, and amounts deferred are credited with earnings at an annual rate equal to the Moody's Average Corporate Bond Yield Index (the "Moody's Rate"), as adjusted from time to time, or the Moody's Rate plus 2% if a participant's employment is terminated by reason of retirement, disability or death or within 24 months of a change in control of the Company. Amounts deferred may be withdrawn upon retirement, termination of employment or death, upon a showing of financial hardship, or voluntarily with certain penalties. The Deferred Compensation Plan is administered by an Administrative Committee, currently consisting of Michael D. Martin, Executive Vice President and Chief Financial Officer of the Company, and Anthony J. Tanner, Executive Vice President -- Administration and Secretary of the Company.

BOARD COMPENSATION

     Directors who are not also employed by the Company are paid Directors' fees of $10,000 per annum, plus $3,000 for each meeting of the Board of Directors and $1,000 for each Committee meeting attended. In addition, Directors are reimbursed for all out-of-pocket expenses incurred in connection with their duties as Directors. The Directors of the Company, including Mr. Scrushy, have been granted non-qualified stock options to purchase shares of the Company's Common Stock. Under the Company's existing stock option plans, each non-employee Director is granted an option covering 25,000 shares of such Common Stock on the first business day in January of each year. See "Executive Compensation and Other Information -- Stock Option Plans" above.

AUDIT AND COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

General

     The  Board  of  Directors  of  the  Company  has  an Audit and Compensation
Committee (the "Committee"), consisting of Ms. Givens, Mr. Strong and Dr. Watkins. The Committee is charged by the Board of Directors with establishing a compensation plan which will enable the Company to compete effectively for the services of qualified officers and key employees, to give such employees appropriate incentive to pursue the maximization of long-term stockholder value, and to recognize such employees' success in achieving both qualitative and quantitative goals for the benefit of the Company. The Committee makes recommendations to the full Board of Directors as to appropriate levels of compensation for specific individuals, as well as compensation and benefit programs for the Company as a whole.

     The following sections discuss the Committee's general philosophy and policies concerning compensation for executive officers of the Company, as well as providing information concerning the specific implementation of such policies. In addition, the Committee's report with respect to 1998 focuses on the response of management to the impact of the Balanced Budget Act of 1997 and increasing pressure from managed care payors on pricing. In response to such pressures, and in order to provide leadership for all of the Company's personnel, the Company's Chief Executive Officer voluntarily chose to forgo receipt of his salary and target bonus beginning in November 1998, and all other senior officers of the Company voluntarily took salary reductions of 10% to 25% beginning in 1999. The Committee believes that these actions provide an excellent example of the stewardship of corporate resources by the Company's management team.

Compensation Philosophy and Policies for Executive Officers

     As its first principle, the Committee believes that executives of the Company should be rewarded based upon their success in meeting the Company's operational goals, improving its earnings, maintaining its leadership role in the healthcare services field, and generating returns for its stockholders, and the Committee strives to establish levels of compensation that take such factors into account and provide appropriate recognition for past achievement and incentive for future success. The Committee recognizes that the demand for executives with expertise and experience in the healthcare services field is intense. In order to attract and retain qualified persons, the Committee believes that the Company must offer current compensation at levels consistent with those of other publicly traded healthcare companies. In addition, the Committee believes that it is in the best interests of the Company's stockholders to offer its executives meaningful equity participation in the Company, in order that those executives' interests will be aligned with those of the Company's stockholders. The Committee feels that the historic mix of cash compensation and equity participation has proven to be effective in stimulating the Company's executives to meet both long-term and short-term goals and has been a major factor in limiting turnover among senior executives.

     The Company's compensation program has three distinct elements: base salary; incentive compensation, including both cash incentive compensation and equity-based compensation; and retirement compensation. These elements are discussed below.

     Base Salary: While the demand for experienced managers in the healthcare industry continues to grow, the Company has been very successful in attracting and retaining key executives, many of whom have been with the Company since its early days. The Company believes that its compensation package has been instrumental in such success. The Committee endeavors to establish base salary levels for those key executives which are consistent with those provided for similarly situated executives of other publicly traded healthcare companies, taking into account each executive's areas and level of responsibility, historical performance and tenure with the Company. In establishing such levels, the Company considers compensation for executives of other publicly traded providers of healthcare services, as well as other publicly traded companies of similar size and with a similar growth rate. Compensation decisions are not targeted to specific levels in the range of compensation paid by such companies, nor does the Company maintain a record of where its compensation stands with respect to such other companies. However, the Committee and the Board of Directors take such levels of compensation into account in determining appropriate levels of compensation for the Company's executives.

     Incentive Compensation: In addition to base salary, the Committee recommends to the Board of Directors cash incentive compensation for executives of the Company, based upon each such executive's success in meeting qualitative and quantitative performance goals on an annual basis. The total incentive bonus pool available for the Company's executives and management personnel is capped at the lesser of (a) the amount by which the Company's annual net income exceeds the budgeted annual net income established by the Board of Directors and (b) 10% of the Company's annual net income. No bonuses are payable unless annual net income exceeds budgeted net income. Individual incentive bonuses within such bonus pool are not determined in a formulary manner, but are determined on a basis that takes into account each executive's success in achieving standards of performance, which may or may not be quantitative, established by the Board of Directors and such executive's superiors. Bonus determinations are made on a case-by-case basis, taking into account appropriate quantitative and qualitative factors, and there is no fixed relationship between any particular performance factor and the amount of a given executive's bonus. Historically, incentive compensation has been a major component of the Company's executive compensation, and the Committee believes that placing executives at risk for such a component has been effective in motivating such executives to achieve such goals.

     In 1994, the Committee initially engaged William M. Mercer, Inc. ("Mercer") as a consultant to perform a study of the Company's executive compensation programs. The 1994 Mercer report concluded that the Company's compensation mix was significantly more highly-leveraged, at risk and performance-focused than other companies selected by Mercer for comparison, with 41% of the Company's cash compensation for executive officers being at-risk, performance-based compensation, compared to 29% for the other companies reviewed by Mercer. The Company has continued to utilize Mercer's services in connection with analyzing and structuring its compensation programs in recent years.

     In addition to cash incentive compensation, as a growth company, the Company has always utilized equity-based compensation, in the form of stock options, as a tool to encourage its executives to work to meet its operational goals and maximize long-term stockholder value. Because the value of stock options granted to an executive is directly related to the Company's success in enhancing its market value over time, the Committee feels that its stock option programs have been very effective in aligning the interests of management and stockholders.

     The Committee determines stock option grants under the Company's various stock option plans, all of which are described above under "Executive Compensation and Other Information -- Stock Option Plans". Specific grants are determined taking into account an executive's current responsibilities and historical performance, as well as the executive's perceived contribution to the Company's results of operations. Options are also used to give incentive to newly-promoted officers at the time that they are asked to assume greater responsibilities, and, in some cases, to executives who have joined the Company through acquisitions and have assumed significant leadership roles within the Company. In evaluating option grants, the Board of Directors considers prior grants and shares currently held, as well as the recipient's success in meeting operational goals and the recipient's level of responsibility. However, no fixed formula is utilized to determine particular grants. The Committee believes that the opportunity to acquire a significant equity interest in the Company has been a strong motivation for the Company's executives to pursue the long-term interests of the Company and its stockholders, and has promoted longevity and retention of key executives. Information relating to stock options granted to the five most highly-compensated executive officers of the Company is set forth elsewhere in this Proxy Statement.

     In connection with the Company's use of stock options as a significant component of compensation, the 1994 Mercer study referred to above indicated that most companies in Mercer's long-term incentive survey utilized two long-term incentive plans, while the Company used stock options as its only long-term incentive plan. The 1994 Mercer study noted that the Company's use of stock options was very consistent with the practices of high-growth companies that wished to increase the ownership stake of executives in the company and to conserve cash by using stock rather than cash in long-term plans.

     Retirement Compensation: As described under "Executive Compensation and Other Information -- Retirement Investment Plan", in 1991 the Company adopted a 401(k) retirement plan in order to give all full-time employees an opportunity to provide for their retirement on a tax-advantaged basis. In order to further tie employees' interests to the long-term market value of the Company, the Company adopted an Employee Stock Benefit Plan (the "ESOP") in 1991, which gives all full-time employees an opportunity to invest a portion of their retirement funds in Common Stock of the Company on a tax-advantaged basis. The Committee believes that the ESOP provides additional incentive to executives to maximize stockholder value over the long term. See "Executive Compensation and Other Information -- Employee Stock Benefit Plan". Additionally, in 1997, the Company adopted a Deferred Compensation Plan, which gives senior management employees the opportunity to elect to defer receipt of a portion of their salary and bonus in exchange for a variable rate of interest on the amounts so deferred. See "Executive Compensation and Other Information -- Deferred Compensation Plan".

Chief Executive Officer Compensation; Developments in 1998

     The Company is party to an Employment Agreement, dated April 1, 1998, with Richard M. Scrushy, pursuant to which Mr. Scrushy, a management founder of the Company, is employed as Chairman of the Board and Chief Executive Officer of the Company for a five-year term expiring on April 1, 2003. Such term is automatically extended for an additional year on each April 1 unless the Agreement is terminated as provided therein. In addition, the Company has agreed to use its best efforts to cause Mr. Scrushy to be elected as a Director of the Company during the term of the Agreement. The Agreement provides for Mr. Scrushy to receive an annual base salary of at least $1,200,000, as well as an "Annual Target Bonus" equal to at least $2,400,000, based upon the Company's success in meeting certain monthly and annual performance standards determined by the Committee. The Annual Target Bonus is earned at the rate of $200,000 per month if the monthly performance standards are met, provided that if any monthly performance standards are not met but the annual performance standards are met, Mr. Scrushy will be entitled to any payments which were withheld as a result of failure to meet the monthly performance standards. The Agreement further provides that Mr. Scrushy is eligible for participation in all other management bonus or incentive plans and stock option, stock purchase or equity-based incentive compensation plans in which other senior executives of the Company are eligible to participate. Under the Agreement, Mr. Scrushy is entitled to receive long-term disability insurance coverage, a non-qualified retirement plan providing for annual retirement benefits equal to 60% of his base compensation, use of a Company-owned automobile, certain personal security services, and certain other retirement, insurance and fringe benefits, as well as to generally participate in all employee benefit programs maintained by the Company.

     The Agreement may be terminated by Mr. Scrushy for "Good Reason" (as defined), by the Company for "Cause" (as defined), upon Mr. Scrushy's "Disability" (as defined) or death, or by either party at any time subject to the consequences of such termination as described in the Agreement. If the Agreement is terminated by Mr. Scrushy for Good Reason, the Company is required to pay him a lump-sum severance payment equal to the discounted value of the sum of his then-current base salary and Annual Target Bonus over the remaining term of the Agreement and to continue certain employee and fringe benefits for the remaining term of the Agreement. If the Agreement is terminated by Mr. Scrushy otherwise than for Good Reason, the Company is required to pay him a lump-sum severance amount equal to the discounted value of two times the sum of his then-current base salary and Annual Target Bonus. If the Agreement is terminated by the Company for Cause, Mr. Scrushy is not entitled to any severance or continuation of benefits. If the Agreement is terminated by reason of Mr. Scrushy's Disability, the Company is required to continue the payment of his then-current base salary and Annual Target Bonus for three years as if all relevant performance standards had been met, and if the Agreement is terminated by Mr. Scrushy's death, the company is required to pay his representatives or estate a lump-sum payment equal to his then-current base salary and Annual Target Bonus. In the event of a voluntary termination by Mr. Scrushy following a Change in Control (as defined) of the Company, other than for Cause, the Company is required to pay Mr. Scrushy an additional lump-sum severance payment equal to his then-current base salary and Annual Target Bonus. The Agreement provides for the Company to indemnify Mr. Scrushy against certain "parachute payment" excise taxes which may be imposed upon payments under the Agreement. The Agreement restricts Mr. Scrushy from engaging in certain activities competitive with the business of the Company during, and for 24 months after termination of, his employment with the Company, unless such termination occurs after a Change in Control.

     The Committee reports to the Board of Directors on compensation arrangements with Mr. Scrushy, and recommends to the Board of Directors the level of incentive compensation, both cash and equity-based, which is appropriate for Mr. Scrushy with respect to each fiscal year of the Company. In making such recommendation, the Committee takes into account the Company's performance in the marketplace, its success in meeting strategic goals and its success in meeting monthly and annual budgets established by the Board of Directors. Again, ultimate compensation decisions are not made in a formulary manner, but in a manner which takes into account the Company's competitive position, its position in the financial markets, and the significant contributions made by Mr. Scrushy to the success of the Company. In making its decisions with respect to Mr. Scrushy's compensation, the Committee believes that it is appropriate to recognize that, as a management founder of the Company, Mr. Scrushy has played an instrumental role in establishing the Company as the industry leader in outpatient and rehabilitative healthcare services and that, under his leadership, the Company continues to grow in assets, net revenues and income.

     In 1997, the Committee asked Mercer to review certain information in connection with the Committee's evaluation of Mr. Scrushy's performance and the Company's compensation arrangements with Mr. Scrushy. In that connection, Mercer reviewed the Company's rankings on 14 performance measures for the fiscal year 1996 and the twelve-month period ending September 30, 1997 against three comparison groups: (a) 1,160 companies with 1996 revenues between $1,000,000,000 and $10,000,000,000, (b) 33 publicly held healthcare companies with 1996 revenues over $1,000,000,000, and (c) 62 companies from The Wall Street Journal 350 Study of CEO Compensation with 1996 revenues between $2,000,000,000 and
$8,000,000,000 and 1996 market capitalizations between $4,000,000,000 and $8,000,000,000. Mercer determined that the Company performed above the 90th percentile on more than two-thirds of the performance measurements and had an average rank in the 99th percentile on the combined measures of (i) sales and net income growth and total shareholder return and (ii) sales and earnings per share growth and total shareholder return.

     Further, in the period since December 31, 1993, the Company, under Mr. Scrushy's leadership, has grown from the fourth-largest provider of rehabilitative healthcare services to the largest provider, and since 1995 has established itself as the nation's largest provider of outpatient surgery services and one of the largest providers of outpatient diagnostic services and occupational medicine services through a series of strategic acquisitions. During that same period, the Company has expanded its operations to 50 states, the United Kingdom and Australia and has been named to the S&P 500. The Committee believes that Mr. Scrushy's leadership has been essential to the Company's success and growth. In view of these accomplishments, the Committee believes that it is important to ensure that, if Mr. Scrushy is successful in leading the Company to achieve the goals set by the Board of Directors, his compensation will be at a level commensurate with that of chief executive officers of similarly-performing public companies and that he will continue to have the opportunity to obtain a significant equity interest in the Company.

     Despite the Company's historic success, however, the Company's stock price fell substantially in the latter part of 1998, both as a result of general conditions in the capital markets and market perceptions concerning the healthcare industry and following the Company's public announcement about the potential future impact of changes in reimbursement and managed care pricing pressure. The Company has continued to grow in revenues and income, and the Committee believes that the downward pressure on the Company's stock price was largely a result of external factors beyond management's control. In connection with those factors, including the impact of the Balanced Budget Act of 1997 and managed care pricing pressure, the Company heightened its efforts to reduce corporate overhead and manage expenses. In order to lead by example, Mr. Scrushy voluntarily chose to forgo receipt of his base salary and Annual Target Bonus after October 31, 1998. Through that date, all monthly performance standard required to be met for payment of monthly installments of his Annual Target Bonus had been met. At some point in the future, Mr. Scrushy may choose to resume receipt of some portion of his compensation package. The Committee believes that this voluntary decision by Mr. Scrushy reflects a continued example of his leadership and his stewardship of the Company's resources.

Other Executive Employment Agreements and Related Developments

     The Company is also party to Employment Agreements, dated April 1, 1998, with James P. Bennett, President and Chief Operating Officer, Michael D. Martin, Executive Vice President and Chief Financial Officer, Anthony J. Tanner, Executive Vice President -- Administration and Secretary, Thomas W. Carman, Executive Vice President -- Corporate Development, Robert E. Thomson, President -- HEALTHSOUTH Inpatient Operations, P. Daryl Brown, President -- HEALTHSOUTH Outpatient Centers, and Patrick A. Foster, President -- HEALTHSOUTH Surgery Centers, pursuant to which each of such persons is employed in such capacities for a three-year term expiring on April 1, 2001. Such terms are automatically extended for an additional year on each April 1 unless the Agreements are terminated as provided therein. In addition, the Company has agreed to use its best efforts to cause Messrs. Bennett, Tanner, Martin and Brown to be elected as Directors of the Company during the term of their respective

Agreements. The Agreements provide for the payment of an annual base salary of at least $650,000 to Mr. Bennett, $400,000 to Mr. Martin, $375,000 to Mr. Tanner, $325,000 to Mr. Carman, $300,000 to Mr. Thomson, $370,000 to Mr. Brown, and $240,000 to Mr. Foster. The Agreements further provide that each such officer is eligible for participation in all management bonus or incentive plans and stock option, stock purchase or equity-based incentive compensation plans in which other senior executives of the Company are eligible to participate, and provide for certain specified fringe benefits, including car allowances of $500 per month.

     If the Agreements are terminated by the Company other than for Cause (as defined), Disability (as defined) or death, the Company is required to continue the officers' base salary in effect for a period of two years (in the case of Messrs. Bennett, Martin, Tanner and Brown) or one year (in each other case) after termination, as severance compensation. In addition, in the event of a voluntary termination of employment by the officer within six months after a Change in Control (as defined), the Company is also required to continue the officer's salary for the same period. The Agreements restrict the officers from engaging in certain activities competitive with the business of the Company during their employment with the Company and for any period during which the officer is receiving severance compensation, unless such termination occurs after a Change in Control.

     Notwithstanding the terms of those employment agreements, each of the affected officers voluntarily agreed to a 25% reduction in base salary effective January 1, 1999 until otherwise agreed between the Company and any such officer. The Committee believes that this voluntary agreement by the officers represents a significant example of leadership for the Company.

     In addition to the foregoing, the Company took other steps to respond to potential future effects of pricing pressure in the healthcare industry. The Company discontinued the payment of car allowances to all officers in October 1998, and the Committee agreed with the recommendation of management that no management bonuses above the field operations level would be awarded with respect to 1998. Further, senior officers not covered by the employment agreements described above have voluntarily agreed to a 10% reduction in base salary beginning January 1, 1999. The Committee believes that these steps reflect the continued commitment of the Company's Board of Directors and management to fiscally responsible compensation policies.

Section 162(m) of the Internal Revenue Code

     The Omnibus Budget Reconciliation Act of 1993 contains a provision under which a publicly traded corporation is sometimes precluded from taking a federal income tax deduction for compensation in excess of $1,000,000 that is paid to the chief executive officer and the four other most highly-compensated executives of the corporation during a corporation's tax year. Compensation in excess of $1,000,000 continues to be deductible if that compensation is "performance based" within the meaning of that term under Section 162(m) of the Internal Revenue Code. Certain transition rules apply with respect to stock option plans which were approved prior to December 20, 1993, pursuant to Rule 16b-3(b) under the Exchange Act.

     The Company believes that its employee stock option plans meet the requirements of Section 162(m) as performance-based plans. The Committee and the Board of Directors have currently made a decision not to amend the Company's cash compensation programs to meet all requirements of Section 162(m) because such a decision would not be in the best interests of the Company's stockholders. The Committee believes that, in establishing bonus and incentive awards, certain subjective factors must be taken into account in particular cases, based upon the experienced judgment of the Committee members as well as on factors which may be objectively quantified. The preservation of tax deductibility of all compensation is an important consideration. However, the Committee believes that it is important that the Company retain the flexibility to reward superior effort and accomplishment even where all cash compensation may not be fully deductible. The Committee will continue to review the requirements for deductibility under Section 162(m) and will take such requirements into account in the future as it deems appropriate and in the best interests of the Company's stockholders. Approximately $1,850,000 of Mr.
Scrushy's compensation paid with respect to 1998 will not be deductible; however, the Company believes that all other compensation paid to executive officers will be fully deductible.

Conclusion

     The Committee believes that the levels and mix of compensation provided to the Company's executives during 1998 were appropriate and were instrumental in the achievement of the Company's goals for 1998. It is the intent of the Committee to ensure that the Company's compensation programs continue to motivate its executives and reward them for being responsive to the long-term interests of the Company and its stockholders.

     The foregoing report is submitted by the following Directors of the Company, constituting all of the members of the Audit and Compensation Committee of the Board of Directors:

                                 C. Sage Givens
                                George H. Strong
                      Phillip C. Watkins, M.D., Chairman

                            PRINCIPAL STOCKHOLDERS

     The following table sets forth certain information regarding beneficial ownership of the Company's Common Stock as of April 1, 1999, (a) by each person who is known by the Company to own beneficially more than 5% of the Company's Common Stock, (b) by each of the Company's Directors and (c) by the Company's five most highly compensated executive officers and all executive officers and Directors as a group.


                                                                     PERCENTAGE
               NAME AND                     NUMBER OF SHARES             OF
           ADDRESS OF OWNER              BENEFICIALLY OWNED (1)     COMMON STOCK
-------------------------------------   ------------------------   -------------
Richard M. Scrushy                             14,187,658 (2)           3.31%
John S. Chamberlin                                312,000 (3)              *
C. Sage Givens                                    412,100 (4)              *
Charles W. Newhall III                            580,846 (5)              *
George H. Strong                                  468,582 (6)              *
Phillip C. Watkins, M.D.                          644,254 (7)              *
James P. Bennett                                1,890,500 (8)              *
Anthony J. Tanner                               1,471,358 (9)              *
P. Daryl Brown                                  1,219,736 (10)             *
Joel C. Gordon                                  2,886,905 (11)             *
Michael D. Martin                                 957,008 (12)             *
Larry D. Striplin, Jr.                             20,000                  *
FMR Corp.                                      24,397,084 (13)          5.88%
 82 Devonshire Street
 Boston, Massachusetts 02109
All Executive Officers and Directors
 as a Group (17 persons)                       28,131,863 (14)          6.38%

----------
 (1) The persons named in the table have sole voting and investment power with respect to all shares of Common Stock shown as beneficially owned by them, except as otherwise indicated.

 (2) Includes 6,000 shares held by trusts for Mr. Scrushy's minor children, 10,000 shares held by a charitable foundation of which Mr. Scrushy is an officer and director and 13,522,524 shares subject to currently exercisable stock options.

 (3) Includes 200,000 shares subject to currently exercisable stock options.

 (4) Includes 2,100 shares owned by Ms. Givens's spouse and 410,000 shares subject to currently exercisable stock options.

 (5) Includes 460 shares owned by members of Mr. Newhall's immediate family and 460,000 shares subject to currently exercisable stock options. Mr. Newhall disclaims beneficial ownership of the shares owned by his family members except to the extent of his pecuniary interest therein.

 (6) Includes 121,693 shares owned by trusts of which Mr. Strong is a trustee and claims shared voting and investment power and 300,000 shares subject to currently exercisable stock options.

 (7) Includes 490,000 shares subject to currently exercisable stock options.

 (8) Includes 1,810,000 shares subject to currently exercisable stock options.

 (9) Includes 60,000 shares held in trust by Mr. Tanner for his children and 1,340,000 shares subject to currently exercisable stock options.

(10) Includes 990,000 shares subject to currently exercisable stock options.

(11) Includes 364,340 shares owned by his spouse and 434,520 shares subject to currently exercisable stock options.

(12) Includes 950,000 shares subject to currently exercisable stock options.

(13) Shares held by various investment funds for which affiliates of FMR Corp. act as investment advisor. FMR Corp. or its affiliates claim sole power to vote 1,012,734 of the shares and sole power to dispose of all of the shares.

(14) Includes 25,380,844 shares subject to currently exercisable stock options held by executive officers and Directors.

 *   Less than 1%

                             CERTAIN TRANSACTIONS

     The Company purchases computer equipment and related technology from a variety of vendors. During 1998, the Company paid $12,837,000 for the purchase of new NCR computer equipment from GG Enterprises, a value-added reseller of computer equipment which is owned by Gerald Scrushy, the father of Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company, and Gerald P. Scrushy, Senior Vice President -- Physical Resources of the Company. Such purchases were made in the ordinary course of the Company's business. The price paid for this equipment was more favorable to the Company than that which could have been obtained from an independent third-party seller.

     Horizon/CMS is party to an agreement with AMI Aviation II, L.L.C. ("AMI") with respect to the use of an airplane owned by AMI. Neal M. Elliott, who was Chairman, President and Chief Executive Officer of Horizon/CMS prior to its acquisition by the Company in October 1997 and who served as a Director of the Company from October 1997 until his death in February 1998, was Managing Member of AMI, a position which is now held by a trust of which Mr. Elliott's widow is a trustee. Mr. Elliott owned, and such trust now owns, a 99% interest in AMI. Under the use agreement, Horizon/CMS is obligated to pay $43,000 per month through December 1999 and $57,600 per month from January 2000 through December 2004 for up to 30 hours per month of utilization of the airplane, plus certain operating expenses of the airplane. The Company has caused Horizon/CMS to continue to honor such use agreement, and is currently exploring available options with respect to continued use of the airplane.

     In November 1997, the Company agreed to lend up to $10,000,000 to 21st Century Health Ventures L.L.C. ("21st Century"), an entity formed to sponsor a private equity investment fund investing in the healthcare industry. Richard M. Scrushy, Chairman of the Board and Chief Executive Officer of the Company and Michael D. Martin, Executive Vice President and Chief Financial Officer and a Director of the Company, along with another individual not employed by the Company, were the principals of 21st Century. The purpose of the loan was to facilitate certain investments by 21st Century prior to the establishment of its proposed private equity fund, in which it was anticipated that the Company and third-party investors would invest. Investment by the Company in such private equity fund was expected to allow the Company to benefit from the opportunity to participate in investments in healthcare businesses that are not part of the Company's core businesses, but which the Company believes provide opportunities for growth. Amounts outstanding under the loan bore interest at 1% over the prime rate announced from time to time by AmSouth Bank of Alabama and were repayable upon demand by the Company. During 1997 and 1998, 21st Century drew an aggregate of $2,841,310 under the $10,000,000 commitment, of which $1,500,000 was used to purchase 576,924 shares of Series B Preferred Convertible Preferred Stock in Summerville Healthcare Group, Inc. ("Summerville"), a developer and operator of assisted living facilities, and the remainder of which was used to make an investment in Pathology Partners, Inc., a provider of management services to pathology groups. The Company owns an aggregate of 3,361,539 shares of Series B Convertible Preferred Stock of Summerville, which it acquired in two transactions in July and November 1997. In connection with the July transaction, Mr. Scrushy and Mr. Martin were appointed to the Board of Directors of Summerville. 21st Century repaid the principal and the interest allocated to the purchase of the Summerville stock during 1998. In the first quarter of 1999, 21st Century determined that, due to adverse changes in the markets for private equity funds specializing in the healthcare industry, it was advisable to dissolve 21st Century. In connection with the dissolution of the 21st Century, 21st Century transferred to HEALTHSOUTH 675,005 shares of Series A Cumulative Preferred Stock and 1,440,010 shares of Series B Convertible Preferred Stock of Pathology Partners, Inc, in satisfaction of the principal and interest allocable to the loan relating to the Pathology Partners, Inc. investment. The Company believes that the value of the stock so received is equal to or greater than the indebtedness of 21st Century to the Company.

     On December 31, 1998, the Company completed the sale through a leveraged recapitalization of a majority interest in one of its subsidiaries which acted as a holding company for its temporary physician staffing and therapist placement businesses ("CompHealth"). These non-strategic businesses were acquired by the Company in connection with certain of its major strategic acquisitions. The Company retained approximately 15% of the equity in such holding company. Net proceeds to the Company were approximately $34,100,000. The purchasers comprised a group of venture capital funds, including funds affiliated with C. Sage Givens and Charles W. Newhall III, both outside Directors of the Company, as well as venture capital funds controlled by unaffiliated third parties. The Company solicited offers from third parties to purchase the business over a period of several months, and the Company believes that the purchase price and terms of the transaction effected with the venture capital funds were more favorable to the Company than those available from other purchasers. In connection with the transaction, the Company entered into certain "preferred vendor" arrangements with CompHealth, and Michael D. Martin, Executive Vice President and Chief Financial Officer of the Company, was named to the Board of Directors of CompHealth.

     At various times, the Company has made loans to executive officers to assist them in meeting financial obligations at certain times when they were requested by the Company to refrain from selling Common Stock in the open market. At January 1, 1998, loans in the following original principal amounts were outstanding: $460,000 to Larry R. House, a former Director and a former executive officer, $500,000 to Aaron Beam, Jr., formerly Executive Vice President and Chief Financial Officer and a Director, and $140,000 and $350,000 to William T. Owens, Group Senior Vice President and Controller. Outstanding principal balances at December 31, 1998 were $210,000 for Mr. House, $400,000 for Mr. Beam and an aggregate of $476,000 for Mr. Owens. During 1998, the Company also made loans of $400,000 to P. Daryl Brown, President -- HEALTHSOUTH Outpatient Centers and a Director, and $750,000 to Russell H. Maddox, then President -- HEALTHSOUTH Diagnostic Centers, both of which remained outstanding at December 31, 1998. In connection with Mr. Beam's retirement, the Company agreed to forgive his loan over a period of five years in exchange for his provision of consulting services to the Company over such period. Such loans bear interest at the rate of 1-1/4% per annum below the prime rate of AmSouth Bank of Alabama, Birmingham, Alabama, and are payable on demand.

                               RELATIONSHIP WITH
                        INDEPENDENT PUBLIC ACCOUNTANTS

     Ernst & Young LLP, Birmingham, Alabama, has been engaged by the Board of Directors of the Company as independent public accountants for the Company and its subsidiaries for the fiscal year 1998 and it is expected that such firm will serve in that capacity for the 1999 fiscal year. Management expects that a representative of Ernst & Young LLP will be present at the Annual Meeting to make a statement if he or she desires to do so and to be available to answer appropriate questions posed by stockholders.

                             FINANCIAL STATEMENTS

     The Company's audited financial statements for the fiscal year ended December 31, 1998, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and other selected information are included in Appendix C to this Proxy Statement.

                                 OTHER MATTERS

     As of the date of this Proxy Statement, the Board of Directors of the Company does not know of any business which will be presented for consideration at the Annual Meeting other than that specified herein and in the Notice of Annual Meeting of Stockholders, but if other matters are presented, it is the intention of the persons designated as proxies to vote in accordance with their judgment on such matters.

     A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1998, INCLUDING THE FINANCIAL STATEMENTS AND FINANCIAL STATEMENT SCHEDULE THERETO, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, WILL BE FURNISHED WITHOUT CHARGE TO ANY STOCKHOLDER OF THE COMPANY WHOSE PROXY IS SOLICITED BY THE FOREGOING PROXY STATEMENT, UPON THE WRITTEN REQUEST OF ANY SUCH PERSON ADDRESSED TO ANTHONY J. TANNER, SECRETARY, HEALTHSOUTH Corporation, ONE HEALTHSOUTH PARKWAY, BIRMINGHAM, ALABAMA 35243. SUCH A REQUEST FROM A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK MUST CONTAIN A GOOD-FAITH REPRESENTATION BY SUCH PERSON THAT, AS OF APRIL 1, 1999, HE WAS A BENEFICIAL OWNER OF THE COMPANY'S COMMON STOCK.

     Please SIGN and RETURN the enclosed Proxy promptly.

                                        By Order of the Board of Directors:

                                        ANTHONY J. TANNER
                                        Secretary

April 16, 1999

                                                                     APPENDIX A

                            HEALTHSOUTH CORPORATION

                        1999 EXCHANGE STOCK OPTION PLAN

     1. PURPOSE OF THE PLAN. The purpose of the 1999 Exchange Stock Option Plan (hereinafter called the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (hereinafter called the "Corporation"), is to provide incentive for future endeavor and to advance the interests of the Corporation and its stockholders by encouraging ownership of the Common Stock, par value $.01 per share (hereinafter called the "Common Stock"), of the Corporation by certain of its key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, through the grant of non-qualified options (hereinafter called "Options") to purchase shares of the Common Stock on a basis providing meaningful incentive for such employees.

     2. PARTICIPANTS; ELIGIBLE EXCHANGING OPTIONS. (a) Options may be granted under the Plan to such key employees of the Corporation who currently hold Eligible Exchanging Options (as defined below) and who surrender such Eligible Exchanging Options as provided herein; provided, however, that (i) no Option may be granted to any person if such grant would cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C promulgated under the Securities Act of 1933; and (ii) no Option may be granted to any Director or executive officer of the Corporation.

     (b) For purposes of the Plan, "Eligible Exchanging Option" shall mean any stock option held by any employee of the Corporation who is eligible under the terms of Section 2(a) above to be granted options hereunder (i) which is issued under the terms of any other stock option plan of the Corporation, excluding those stock option plans which were assumed by the Corporation in connection with the acquisition of other entities, (ii) which is currently outstanding, whether or not vested or exercisable, and (iii) which has an exercise price equal to or greater than $16.00 per share.

     3. TERM OF THE PLAN. The Plan shall become effective as of May 20, 1999, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation present in person or by proxy at the 1999 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earliest of (a) September 30, 1999, (b) such time as all shares of Common Stock reserved for issuance under the Plan have been acquired through the exercise of Options granted under the Plan, or (c) such earlier time as the Board of Directors of the Corporation may determine. Any Option outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Option shall be granted under the Plan after September 30, 1999.

     4. STOCK SUBJECT TO THE PLAN. Subject to the provisions of Section 13, the aggregate number of shares of Common Stock for which Options may be granted under the Plan shall not exceed 2,750,000 shares, and the maximum number of shares of Common Stock for which any individual may be granted Options under the Plan during any calendar year is shall be equal to the largest number of shares eligible for issuance to any one optionholder pursuant to Section 6(b). If, on or prior to the termination of the Plan as provided in Section 3, an Option granted under the Plan shall have expired or terminated for any reason without having been exercised in full, the unpurchased shares covered thereby shall cease to be reserved for issuance hereunder and shall revert to the status of authorized but unissued shares.

     The shares to be delivered upon exercise of Options under the Plan shall be made available, at the discretion of the Board of Directors, either from authorized but previously unissued shares as permitted by the Certificate of Incorporation of the Corporation or from shares re-acquired by the Corporation, including shares of Common Stock purchased in the open market, and shares held in the treasury of the Corporation.

     5. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (hereinafter called the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee.

     The interpretation and construction of any provision of the Plan or of any Option granted under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder, any optionholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Option granted under it. No member of the Board of Directors may vote on any Option to be granted to him.

     The expenses of administering the Plan shall be borne by the Corporation.

     6. GRANT OF OPTIONS. (a) Options may be granted under the Plan at any time prior to the termination of the Plan. All such Options shall be deemed to have been granted on May 20, 1998.

     (b) Options may be granted under the Plan only in exchange for the surrender and cancellation of Eligible Exchanging Options. Such exchange shall be based upon the following ratios: (i) if the exercise price of an Eligible Exchanging Option is at least $16.00 but less than $22.00 per share, such Eligible Exchanging Option may be surrendered in exchange for an Option granted under this Plan covering two shares of Common Stock for each three shares of Common Stock covered by the surrendered Eligible Exchanging Option; and (ii) if the exercise price of an Eligible Exchanging Option is $22.00 per share or greater, such Eligible Exchanging Option may be surrendered in exchange for an Option granted under this Plan covering three shares of Common Stock for each four shares of Common Stock covered by the surrendered Eligible Exchanging Option. Each participant surrendering Eligible Exchanging Options shall be required to retain Eligible Exchanging Options covering 10% of the aggregate number of shares covered by the total number of Eligible Exchanging Options held by such participant (the "10% Holdback"). The 10% Holdback shall consist of those Eligible Exchanging Options held by such participant which have the lowest exercise price. Participants desiring to receive Options hereunder must surrender not less than all of their Eligible Exchanging Options, less only the 10% Holdback. No Options covering fractional shares will be issued hereunder, and any fractional shares resulting from the application of the foregoing exchange ratios will be deemed to be surrendered and canceled. The shares represented by surrendered Eligible Exchanging Options shall not be restored to the stock option plan under which they were issued, but instead shall revert to the status of authorized but unissued shares of Common Stock.

     (c) Each Option granted under the Plan shall be granted pursuant to and subject to the terms and conditions of a stock option agreement to be entered into between the Corporation and the optionholder at the time of such grant. Each such stock option agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Stock Option Agreement"). Any such Stock Option Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     7. OPTION PRICE. (a) The purchase price of the shares of Common Stock covered by each Option granted under the Plan shall be at least 100% of the fair market value (but in no event less than the par value) of such shares at May 20, 1999.

     (b) For purposes of the Plan, the fair market value per share of the Corporation's Common Stock at May 20, 1999 shall be conclusively deemed to be the closing price per share of the Common Stock on the New York Stock Exchange Composite Transactions Tape on such date.

     (c) The exercise price of any outstanding Options shall not be reduced during the term of such Options except by reason of an adjustment pursuant to
Section 13 hereof, nor shall the Committee or the Board of Directors cancel outstanding Options and reissue new Options at a lower exercise price in substitution for the canceled Options.

     8. TERM OF OPTIONS. The expiration date of an Option granted under the Plan shall be identical to the expiration date of the Eligible Exchanging Option surrendered in exchange therefor, provided that each such Option shall expire not more than ten years after the date such Option was granted.

     9. EXERCISE OF OPTIONS; VESTING. (a) Each Option shall become exercisable in whole or in part or in installments at such time or times as the Committee may prescribe at the time the Option is granted and specify in the Stock Option Agreement. Unless otherwise expressly provided in the Stock Option Agreement, each Option shall be deemed to be vested and exercisable in the same proportion to the total number of shares covered thereby as the relevant Eligible Exchanging Option was so vested and exercisable at the time of surrender, and any unvested portion of such Option shall vest and become exercisable at the same time and in the same proportions to the total number of shares covered thereby as previously provided with respect to the relevant Eligible Exchanging Option.

     (b) Notwithstanding any contrary provision contained herein, unless otherwise expressly provided in the Stock Option Agreement, any Option granted hereunder which is, by its terms, exercisable in installments shall become immediately exercisable in full upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 9(b), "Change in Control" shall mean

       (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the
    Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation's then-outstanding voting securities entitled to vote generally in the election of Directors; or

       (ii) individuals who, as of May 20, 1999, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Corporation) shall be, for purposes of this Section 9(b)(ii), considered as though such person were a member of the Incumbent Board; or

       (iii) approval by the stockholders of the Corporation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

     (c) options may be exercised by giving written notice to the Corporation of intention to exercise, specifying the number of shares to be purchased pursuant to such exercise in accordance with the procedures set forth in the Stock Option Agreement. All shares purchased upon exercise of any Option shall be paid for in full at the time of purchase in accordance with the procedures set forth in the Stock Option Agreement. Except as provided in Section 9(d) hereof, such payment shall be made in cash or through delivery of shares of Common Stock or a combination of cash and Common Stock as provided in the Stock Option Agreement. Any shares so delivered shall be valued at their fair market value determined as of the date of exercise of the Option under a method determined by the Committee.

     (d) Payment for shares purchased upon exercise of any such Option may be made by delivery to the Corporation of a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Corporation an amount of sale or loan proceeds sufficient to pay the exercise price. Additionally, the Corporation will accept, in payment for shares purchased upon exercise of any such Option, proceeds of a margin loan obtained by the exercising optionholder from a broker, provided that the exercising optionholder has, at the same time as delivery to the Corporation of a properly executed exercise notice, delivered to the Corporation irrevocable instructions to the Corporation to deliver share certificates directly to such broker upon payment for such shares.

     10. NONTRANSFERABILITY OF OPTIONS. (a) Options granted under the Plan shall be assignable or transferable only by will or pursuant to the laws of descent and distribution and shall be exercisable during the optionholder's lifetime only by him, except to the extent set forth in the following paragraphs.

     (b) Upon written notice to the Secretary of the Corporation, an optionholder may, except as otherwise prohibited by applicable law, transfer options granted under the Plan to one or more members of such optionholder's immediate family, to a partnership consisting only of members of such optionholder's immediate family, or to a trust all of whose beneficiaries are members of the optionholder's immediate family. For purposes of this section, an optionholder's "immediate family" shall be deemed to include such optionholder's spouse, children and grandchildren only.

     (c) Upon written notice to the Secretary of the Corporation, an optionholder may transfer options to a charitable, educational or religious entity which has been determined by the United States Internal Revenue Service to be exempt from federal income taxation under the provisions of Section 501(c) of the Internal Revenue Code of 1986, as amended, or any successor statutory provision.

     11. STOCKHOLDER RIGHTS OF OPTIONHOLDER. No holder of any Option shall have any rights to dividends or other rights of a stockholder with respect to shares subject to an Option prior to the purchase of such shares upon exercise of the Option.

     12. TERMINATION OF OPTION. With respect to any Option which, by its terms, is not exercisable for one year from the date on which it is granted, if an optionholder's employment by, or other relationship with, the Corporation or any of its subsidiaries terminates within one year after the date an unexercised Option containing such terms is granted under the Plan for any reason other than death, the Option shall terminate on the date of termination of such employment or other relationship. With respect to all Options granted under the Plan, if an optionholder's employment by, or other relationship with, the Corporation is terminated by reason of his death, the Option shall terminate one year after the date of death, unless the Option otherwise expires. If an optionholder's employment by, or other relationship with, the Corporation terminates for any reason other than as set forth above in this Section 12, the Option shall terminate three months after the date of termination of such employment or other relationship unless the Option earlier expires, provided that (a) if the optionholder dies within such three-month period, the Option shall terminate one year after the date of his death unless the Option earlier expires; (b) the Board of Directors may, at any time prior to any termination of such employment or other relationship under the circumstances covered by this Section 12, determine in its discretion that the Option shall terminate on the date of termination of such employment or other relationship with the Corporation; and
(c) the exercise of any Option after termination of such employment or other relationship with the Corporation shall be subject to satisfaction of the conditions precedent that the optionholder refrain from engaging, directly or indirectly, in any activity which is competitive with any activity of the Corporation or any subsidiary thereof and from otherwise acting, either prior to or after termination of such employment or other relationship, in any manner inimical or in any way contrary to the best interests of the Corporation and that the optionholder furnish to the Corporation such information with respect to the satisfaction of the foregoing condition precedent as the Board of Directors shall reasonably request. For purposes of this Section 12, a "relationship with the Corporation" shall be limited to any relationship that does not cause the Plan to cease to be an "employee benefit plan" as defined in Rule 405 of Regulation C under the Securities Act of 1933. The mere ownership of stock in the Corporation shall not be deemed to be a "relationship with the Corporation".

     Nothing in the Plan or in the Stock Option Agreement shall confer upon any optionholder the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

     A holder of an Option under the Plan may make written designation of a beneficiary on forms prescribed by and filed with the Secretary of the Corporation. Such beneficiary, or if no such designation of any beneficiary has been made, the legal representative of such optionholder or such other person entitled thereto as determined by a court of competent jurisdiction, may exercise, in accordance with and subject to the provisions of this Section 12, any unterminated and unexpired Option granted to such optionholder to the same extent that the optionholder himself could have exercised such Option were he alive or able; provided, however, that no Option granted under the Plan shall be exercisable for more shares than the optionholder could have purchased thereunder on the date his employment by, or other relationship with, the Corporation and its subsidiaries was terminated.

     13. ADJUSTMENT OF AND CHANGES IN CAPITALIZATION. In the event that the outstanding shares of Common Stock shall be changed in number or class by reason of split-ups, combinations, mergers, consolidations or recapitalizations, or by reason of stock dividends, the number or class of shares which thereafter may be purchased through exercise of Options granted under the Plan, both in the aggregate and as to any individual, and the number and class of shares then subject to Options theretofore granted and the price per share payable upon exercise of such Option shall be adjusted so as to reflect such change, all as determined by the Board of Directors of the Corporation. In the event there shall be any other change in the number or kind of the outstanding shares of Common Stock, or of any stock or other securities into which such Common Stock shall have been changed, or for which it shall have been exchanged, then if the Board of Directors shall, in its sole discretion, determine that such change equitably requires an adjustment in any Option theretofore granted or which may be granted under the Plan, such adjustment shall be made in accordance with such determination.

     Notice of any adjustment shall be given by the Corporation to each holder of an Option which shall have been so adjusted and such adjustment (whether or not such notice is given) shall be effective and binding for all purposes of the Plan.

     Fractional shares resulting from any adjustment in Options pursuant to this
Section 13 may be settled in cash or otherwise as the Board of Directors may determine.

     14. SECURITIES ACTS REQUIREMENTS. No Option granted pursuant to the Plan shall be exercisable in whole or in part, and the Corporation shall not be obligated to sell any shares of Common Stock subject to any such Option, if such exercise and sale would, in the opinion of counsel for the Corporation, violate the Securities Act of 1933 or other Federal or state statutes having similar requirements, as they may be in effect at that time. Each Option shall be subject to the further requirement that, at any time that the Board of Directors or the Committee, as the case may be, shall determine, in their respective discretion, that the listing, registration or qualification of the shares of Common Stock subject to such Option under any securities exchange requirements or under any applicable law, or the consent or approval of any governmental regulatory body, is necessary or desirable as a condition of, or in connection with, the granting of such Option or the issuance of shares thereunder, such Option may not be exercised in whole or in part unless such listing, registration, qualification, consent or approval shall have been effected or obtained free of any conditions not acceptable to the Board of Directors or the Committee, as the case may be.

     As a condition to the issuance of any shares upon exercise of an Option under the Plan, the Board of Directors or the Committee, as the case may be, may require the optionholder to furnish a written representation that he is acquiring the shares for investment and not with a view to distribution of the shares to the public and a written agreement restricting the transferability of the shares solely to the Corporation, and may affix a restrictive legend or legends on the face of the certificate representing such shares. Such representation, agreement and/or legend shall be required only in cases where in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, it is necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements, and any stockholder who gives such representation and agreement shall be released from it and the legend removed at such time as the shares to which they applied are registered or qualified pursuant to the Securities Act of 1933 or other Federal or state statutes having similar requirements, or at such other time as, in the opinion of the Board of Directors or the Committee, as the case may be, and counsel for the Corporation, the representation and agreement and legend cease to be necessary to enable the Corporation to comply with the provisions of the Securities Act of 1933 or other Federal or state statutes having similar requirements.

     15. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote. The Board of

Directors of the Corporation may, insofar as permitted by law, from time to time with respect to any shares of Common Stock at the time not subject to Options, suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the number of shares subject to the Plan, decrease the price at which the Options may be granted, permit exercise of Options unless full payment is made at the time of exercise (except as so provided in Section 9 hereof), extend the period during which Options may be exercised, or change the provisions relating to adjustment to be made upon changes in capitalization.

     16. CHANGES IN LAW. Subject to the provisions of Section 15, the Board of Directors shall have the power to amend the Plan and any outstanding Options granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Option any new provision or change designed to comply with or take advantage of requirements or provisions of the Code or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

     17. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Options were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

                                                                     APPENDIX B

                            HEALTHSOUTH CORPORATION

                        1999 EXECUTIVE EQUITY LOAN PLAN

     1. PURPOSE OF THE PLAN. The purpose of the 1999 Executive Equity Loan Plan (the "Plan") of HEALTHSOUTH Corporation, a Delaware corporation (the "Corporation"), is to provide incentive for future endeavor and to align the interests of the Corporation's management and its stockholders by providing a mechanism to enhance ownership of the Common Stock, par value $.01 per share (the "Common Stock"), of the Corporation by its executives and other key employees, upon whose judgment, interest and continuing special efforts the Corporation is largely dependent for the successful conduct of its operations, and to enable the Corporation to compete effectively with other enterprises for the services of such new executives and employees as may be needed for the continued improvement of the Corporation's business, through the making of loans ("Loans") to such executives and employees to purchase shares of the Common Stock.

     2. PARTICIPANTS. Loans may be made under the Plan to such executives and key employees ("Participants") of the Corporation and its subsidiaries as shall be determined by the Committee (as set forth in Section 5 of the Plan).

     3. TERM OF THE PLAN. The Plan shall become effective as of May 20, 1999, subject to the approval by the holders of a majority of the shares of issued and outstanding Common Stock of the Corporation present in person or by proxy and voting at the 1998 Annual Meeting of Stockholders of the Corporation. The Plan shall terminate on the earlier of (a) May 19, 2009 or (b) such earlier time as the Board of Directors of the Corporation may determine. Any Loan outstanding under the Plan at the time of its termination shall remain in effect in accordance with its terms and conditions and those of the Plan. No Loan shall be made under the Plan after May 19, 2009.

     4. LOANS UNDER THE PLAN. Loans may be made under the Plan in such amounts are as approved by the Committee, provided that the maximum aggregate principal amount of Loans outstanding under the Plan at any time shall not exceed
$50,000,000.  If,  on or prior to the  termination  of the Plan as  provided  in
Section 3, the principal amount of any Loan under the Plan shall have been repaid in whole or in part, the principal amount so repaid shall again become available for the making of Loans under the Plan, subject to the foregoing limitation on the maximum aggregate principal amount outstanding at any time.

     5. ADMINISTRATION OF THE PLAN. The Plan shall be administered by the Audit and Compensation Committee of the Board of Directors of the Corporation (the "Committee"). The acts of a majority of the Committee, at any meeting thereof at which a quorum is present, or acts reduced to or approved in writing by a majority of the members of the Committee, shall be the valid acts of the Committee. The Committee shall determine the executives and key employees of the Corporation and its subsidiaries who shall receive Loans and the principal amount of each such Loan.

     The interpretation and construction of any provision of the Plan or of any Loan made under it by the Committee shall be final, conclusive and binding upon all parties, including the Corporation, its stockholders and Directors, and the executives and employees of the Corporation and its subsidiaries. No member of the Board of Directors or the Committee shall be liable to the Corporation, any stockholder or any employee of the Corporation or its subsidiaries for any action or determination made in good faith with respect to the Plan or any Loan made under it.

     The Committee may delegate responsibility for all or part of the administration of the Plan to appropriate officers of the Corporation; provided, however, that no such officers shall have the power or authority to make Loans under the Plan, amend, waive or modify any provision of the Plan or forgive any Loans, in whole or in part, without the express approval of the Committee in each case.

     The expenses of administering the Plan shall be borne by the Corporation.

     6. LOANS. (a) Loans may be made under the Plan by the Committee in accordance with the provisions of Section 5 at any time prior to the termination of the Plan. In making any determination as to executives and key employees to whom Loans shall be made and as to the principal amount of such

Loans, the Committee shall take into account the duties of the respective executives and key employees, their present and potential contribution to the success of the Corporation, and such other factors as the Committee shall deem relevant in connection with the accomplishment of the purposes of the Plan.

     (b) Each Loan made under the Plan shall be granted pursuant to and subject to the terms and conditions of a loan agreement to be entered into between the Corporation and the Participant at the time of such grant. Each such loan agreement shall be in a form from time-to-time adopted for use under the Plan by the Committee (such form being hereinafter called a "Loan Agreement"). Any such Loan Agreement shall incorporate by reference all of the terms and provisions of the Plan as in effect at the time of grant and may contain such other terms and provisions as shall be approved and adopted by the Committee.

     7. CERTAIN CONDITIONS OF LOANS. Loans made under this Plan shall be subject to the following terms and conditions:

       (a) The proceeds of Loans may be used only for purchases of the Common Stock in open-market transactions, block trades or negotiated transactions. Such purchases must be effected through a broker approved by the Corporation.

       (b) Loans shall have a maturity date of seven years from the date of the Loan, subject to acceleration and termination as provided herein. Such maturity date may be extended for up to one additional year by the Committee, acting in its discretion. The unpaid principal balance of each Loan shall bear interest at a rate equal to the effective interest rate on the average outstanding balance under the Corporation's principal credit agreement for each calendar quarter, adjustable as of the end of each calendar quarter, which effective interest rate shall be determined by the Controller of the Corporation. Interest shall be compounded annually. Subject to the terms and conditions set forth below, repayment of principal and interest may be deferred until final maturity of the Loan.

       (c) Each Loan shall be secured by a pledge of all of the shares of Common Stock purchased with the proceeds thereof ("Loan Shares"), pursuant to which the Participant shall grant the Corporation a first priority lien on and security interest in the Loan Shares. The Loan Shares may not be sold for one year after the date on which they were acquired (the "Acquisition Date"). Thereafter, one-third of the aggregate number of Loan Shares may be sold during each of the second, third and fourth years after the Acquisition Date, with any unsold portion carrying forward from year to year. The proceeds from any such sale must be used to repay a percentage of the principal amount of the Loan equal to the percentage of Loan Shares sold, less any amounts withheld for taxes (the "Mandatory Prepayment Amount"). Any proceeds in excess of the Mandatory Prepayment Amount shall be retained by the Participant.

       (d) Notwithstanding any contrary provision in the Plan or any Loan Agreement, a Loan shall immediately mature, and all principal and accrued but unpaid interest thereon shall be due and payable, within 30 days after the effective date of any termination of the Participant's employment by the Corporation, whether voluntary or involuntary, or upon the death or disability of the Participant. Without limiting the generality of the foregoing, the Corporation may, but shall not be required to, repurchase the Loan Shares of a Participant at such Participant's original acquisition cost if the Participant's employment is terminated, voluntarily or involuntarily or by reason of death or disability, within the first three years after the Acquisition Date, according to the following schedule:


                            PERCENTAGE OF LOAN SHARES
    YEAR BEGINNING ON         SUBJECT TO REPURCHASE
------------------------   --------------------------
  Acquisition Date                      100%
  First Anniversary of
     the Acquisition Date            66 2/3%
  Second Anniversary of
     the Acquisition Date            33 1/3%


       The terms of such repurchase shall be as set forth in the Loan Agreement. In the event of any such repurchase, the purchase price of the shares so repurchased shall be credited against the outstanding principal balance and accrued but unpaid interest on the Loan, and the Participant shall be responsible for the payment of any deficiency.

       (e) Each certificate evidencing Loan Shares shall be registered in the name of the Participant, and shall bear a legend in substantially the following form:

    "The transferability of this certificate and the shares of stock represented hereby are subject to the terms and conditions of the 1999 Executive Equity Loan Plan of HEALTHSOUTH Corporation and a Loan Agreement entered into between the registered owner and HEALTHSOUTH Corporation. Copies of such Plan and Loan Agreement are on file in the offices of the Secretary of HEALTHSOUTH Corporation."

       (f) The Committee may adopt rules which provide that the stock certificates evidencing Loan Shares may be held in custody by a bank or other institution, or that the Corporation may itself hold such shares in custody until the restrictions thereon shall have lapsed, and may require as a condition of any Loan that the participant shall have delivered a stock power endorsed in blank relating to the Loan Shares.

       (g) Loans shall be made with full recourse, and each Participant shall be required to repay all principal and accrued but unpaid interest upon the maturity of the Loan (or its earlier acceleration or termination), irrespective of whether the Participant has sold Loan Shares or whether the proceeds of any such sale were sufficient to repay all principal and interest with respect to the Loan. If, at any time, the Committee determines in its reasonable discretion that the value of the Loan Shares pledged as security for the Loan is less than the indebtedness evidenced by the Loan, the Committee shall require the Participant to post additional security (which may be shares of Common Stock or other collateral acceptable to the Committee, in its reasonable discretion) in an amount sufficient to fully secure the indebtedness of the Loan.

     8. CERTAIN RIGHTS OF PARTICIPANTS. Notwithstanding any contrary provision of the Plan or any Loan Agreement, a participant holding Loan Shares shall be entitled to the following rights:

       (a) A participant shall have with respect to Loan Shares all of the rights of a stockholder of the Corporation, including the right to vote such shares and receive dividends and other distributions thereon.

       (b) Unless otherwise expressly provided in the Loan Agreement, any restrictions on a participant's ability to sell any of the Loan Shares pursuant to Section 7(c) shall terminate upon the occurrence of a Change in Control of the Corporation. For purposes of this Section 8(b), "Change in Control" shall mean

          (i) the acquisition (other than from the Corporation) by any person, entity or "group" (within the meaning of Sections 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, but excluding, for this purpose, the Corporation or its subsidiaries, or any employee benefit plan of the Corporation or its subsidiaries which acquires beneficial ownership of voting securities of the Corporation) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Securities Exchange Act of 1934) of 25% or more of either the then-outstanding shares of Common Stock or the combined voting power of the Corporation's then-outstanding voting securities entitled to vote generally in the election of Directors; or

          (ii) individuals who, as of May 20, 1999, constitute the Board of Directors of the Corporation (as of such date, the "Incumbent Board") cease for any reason to constitute at least a majority of the Board of Directors; provided, however, that any person becoming a Director subsequent to such date whose election, or nomination for election, was approved by a vote of at least a majority of the Directors then constituting the Incumbent Board (other than an election or nomination of an individual whose initial assumption of office is in connection with an actual or threatened election contest relating to the election of Directors of the Corporation) shall be, for purposes of this Section 8(b), considered as though such person were a member of the Incumbent Board; or

          (iii) approval by the stockholders of the Corporation of a reorganization, merger, consolidation or share exchange, in each case with respect to which persons who were the stockholders of the Corporation immediately prior to such reorganization, merger, consolidation or share exchange do not, immediately thereafter, own more than 75% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged, consolidated or other surviving entity's then-outstanding voting securities, or a liquidation or dissolution of the Corporation or the sale of all or substantially all of the assets of the Corporation.

       Notwithstanding the foregoing, however, the pledge of the Loan Shares shall continue in full force and effect until such time as all principal and accrued but unpaid interest under the Loan has been repaid.

     9. NO RIGHT OF CONTINUED EMPLOYMENT. Nothing in the Plan or in the Loan Agreement shall confer upon any participant the right to continue in the employ of the Corporation or any of its subsidiaries or in any other relationship thereto or interfere in any way with the right of the Corporation to terminate such employment or other relationship at any time.

     10. AMENDMENT OF THE PLAN. The Plan may, at any time or from time to time, be terminated, modified or amended by the stockholders of the Corporation by the affirmative vote of the holders of a majority of the outstanding shares of the Corporation's Common Stock present in person or by proxy and entitled to vote at a meeting of the Corporation's stockholders duly called and held (or, to the extent permitted by law, by written consent of the holders of a majority of the outstanding shares of the Corporation's Common Stock entitled to vote). The Board of Directors of the Corporation may, insofar as permitted by law, from time to time suspend or discontinue the Plan or revise or amend it in any respect whatsoever; provided, however, that, without approval of the stockholders of the Corporation, no such revision or amendment shall increase the maximum aggregate principal amount of Loans made under the Plan.

     11. CHANGES IN LAW. Subject to the provisions of Section 10, the Board of Directors shall have the power to amend the Plan and any outstanding Loans granted thereunder in such respects as the Board of Directors shall, in its sole discretion, deem advisable in order to incorporate in the Plan or any such Award any new provision or change designed to comply with or take advantage of requirements or provisions of the Internal Revenue Code of 1986, as amended, or any other statute, or Rules or Regulations of the Internal Revenue Service or any other Federal or state governmental agency enacted or promulgated after the adoption of the Plan.

     12. LEGAL MATTERS. Every right of action by or on behalf of the Corporation or by any stockholder against any past, present or future member of the Board of Directors, officer or employee of the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought and irrespective of the place of residence of any such Director, officer or employee, cease and be barred by the expiration of three years from whichever is the later of (a) the date of the act or omission in respect of which such right of action arises, or (b) the first date upon which there has been made generally available to stockholders an annual report of the Corporation and a proxy statement for the Annual Meeting of Stockholders following the issuance of such annual report, which annual report and proxy statement alone or together set forth, for the related period, the aggregate number of shares for which Awards were granted; and any and all right of action by any employee or executive of the Corporation (past, present or future) against the Corporation arising out of or in connection with this Plan shall, irrespective of the place where such action may be brought, cease and be barred by the expiration of three years from the date of the act or omission in respect of which such right of action arises.

     This Plan and all determinations made and actions taken pursuant hereto shall be governed by the law of Delaware, applied without giving effect to any conflicts-of-law principles, and construed accordingly.

                                                                     APPENDIX C

     NOTE: This Appendix C, together with the foregoing Proxy Statement, contains the information required to be provided in the Company's annual report to security holders pursuant to the Rules and Regulations of the Securities and Exchange Commission. The Company's 1998 Annual Report to Stockholders, which provides additional information concerning the Company and its performance in 1998, is also included in this mailing.

                               TABLE OF CONTENTS

                                                                                 PAGE
                                                                                NUMBER
                                                                               -------
Business ....................................................................     C-2

Selected Financial Data .....................................................     C-3

Quarterly Results (Unaudited) ...............................................     C-4

Directors and Executive Officers ............................................     C-5

Management's Discussion and Analysis of Financial Condition
 and Results of Operations...................................................     C-6

Audited Consolidated Financial Statements of HEALTHSOUTH Corporation and
 Subsidiaries

 Report of Independent Auditors .............................................    C-16

 Consolidated Balance Sheets ................................................    C-17

 Consolidated Statements of Income ..........................................    C-18

 Consolidated Statements of Stockholders' Equity ............................    C-19

 Consolidated Statements of Cash Flows ......................................    C-20

 Notes to Consolidated Financial Statements .................................    C-22

Market for the Company's Common Equity and Related Stockholder Matters ......    C-44

Changes in and Disagreements with Accountants on Accounting and Financial
  Disclosure.................................................................    C-44


                                   BUSINESS

     HEALTHSOUTH Corporation ("HEALTHSOUTH" or the "Company) is the nation's largest provider of outpatient surgery and rehabilitative healthcare services. The Company provides these services through its national network of outpatient and inpatient rehabilitation facilities, outpatient surgery centers, diagnostic centers, occupational medicine centers, medical centers and other healthcare facilities. The Company believes that it provides patients, physicians and payors with high-quality healthcare services at significantly lower costs than traditional inpatient hospitals. Additionally, the Company's national network, reputation for quality and focus on outcomes has enabled it to secure contracts with national and regional managed care payors. At December 31, 1998, the Company had nearly 1,900 patient care locations in 50 states, the United Kingdom and Australia, exclusive of locations being closed, consolidated or held for sale. See "Management's Discussion and Analysis of Financial Condition and Results of Operations".

                            SELECTED FINANCIAL DATA

     Set forth below is a summary of selected consolidated financial data for the Company for the years indicated. All amounts have been restated to reflect the effects of the 1994 acquisition of ReLife, Inc. ("ReLife"), the 1995 acquisitions of Surgical Health Corporation ("SHC") and Sutter Surgery Centers, Inc. ("SSCI"), the 1996 SCA and Advantage Health acquisitions, the 1997 Health Images acquisition and the 1998 NSC acquisition, each of which was accounted for as a pooling of interests.

                                                                                YEAR ENDED DECEMBER 31,
                                                       --------------------------------------------------------------------------
                                                            1994           1995           1996           1997           1998
                                                       -------------- -------------- -------------- -------------- --------------
                                                                         (IN THOUSANDS, EXCEPT PER SHARE DATA)
INCOME STATEMENT DATA:
 Revenues ............................................  $ 1,769,095    $ 2,173,012    $ 2,648,188    $ 3,123,176    $ 4,006,074
 Operating unit expenses .............................    1,237,750      1,478,208      1,718,108      1,952,189      2,491,914
 Corporate general and administrative expenses .......       69,718         67,789         82,953         87,512        112,800
 Provision for doubtful accounts .....................       36,807         43,471         61,311         74,743        112,202
 Depreciation and amortization .......................      128,721        164,482        212,967        257,136        344,591
 Merger and acquisition related expenses (1) .........        6,520         19,553         41,515         15,875         25,630
 Impairment and restructuring charges (2) ............       10,500         53,549         37,390             --        483,455
 Loss on abandonment of computer project .............        4,500             --             --             --             --
 Loss on disposal of surgery centers .................       13,197             --             --             --             --
 Loss on sale of assets (2) ..........................           --             --             --             --         31,232
 Interest expense ....................................       79,081        109,656        101,367        112,529        148,163
 Interest income .....................................       (6,838)        (8,287)        (6,749)        (6,004)       (11,286)
 Gain on sale of MCA Stock ...........................       (7,727)            --             --             --             --
                                                        -----------    -----------    -----------    -----------    -----------
                                                          1,572,229      1,928,421      2,248,862      2,493,980      3,738,701
                                                        -----------    -----------    -----------    -----------    -----------
 Income from continuing operations before
   income taxes, minority interests and
   extraordinary item ................................      196,866        244,591        399,326        629,196        267,373
 Provision for income taxes ..........................       69,578         88,142        148,545        213,668        143,347
                                                        -----------    -----------    -----------    -----------    -----------
                                                            127,288        156,449        250,781        415,528        124,026
 Minority interests ..................................       32,692         45,135         54,003         72,469         77,468
                                                        -----------    -----------    -----------    -----------    -----------
 Income from continuing operations before
   extraordinary item ................................       94,596        111,314        196,778        343,059         46,558
 Income from discontinued operations .................       (6,528)        (1,162)            --             --             --
 Extraordinary item ..................................           --         (9,056)            --             --             --
                                                        -----------    -----------    -----------    -----------    -----------
   Net income ........................................  $    88,068    $   101,096    $   196,778    $   343,059    $    46,558
                                                        ===========    ===========    ===========    ===========    ===========
 Weighted average common shares outstanding (3) .           280,506        298,462        336,603        366,768        421,462
                                                        ===========    ===========    ===========    ===========    ===========
 Net income per common share: (3)
   Continuing operations .............................  $      0.34    $      0.37    $      0.58    $      0.94    $      0.11
   Discontinued operations ...........................       ( 0.02)            --             --             --             --
   Extraordinary item ................................           --         ( 0.03)            --             --             --
                                                        -----------    -----------    -----------    -----------    -----------
                                                        $      0.32    $      0.34    $      0.58    $      0.94    $      0.11
                                                        ===========    ===========    ===========    ===========    ===========
 Weighted average common shares outstanding --
   assuming dilution (3)(4) ..........................      307,784        329,000        365,715        386,211        432,275
                                                        ===========    ===========    ===========    ===========    ===========
 Net income per common share -- assuming
   dilution: (3)(4)
 Continuing operations ...............................  $      0.32    $      0.35    $      0.55    $      0.89    $      0.11
 Discontinued operations .............................       ( 0.02)            --             --             --             --
 Extraordinary item ..................................           --         ( 0.03)            --             --             --
                                                        -----------    -----------    -----------    -----------    -----------
                                                        $      0.30    $      0.32    $      0.55    $      0.89    $      0.11
                                                        ===========    ===========    ===========    ===========    ===========

                                                                    DECEMBER 31,
                                          ----------------------------------------------------------------
                                              1994         1995         1996         1997         1998
                                          ------------ ------------ ------------ ------------ ------------
                                                                   (IN THOUSANDS)
BALANCE SHEET DATA:
 Cash and marketable securities .........  $  138,518   $  182,636   $  205,166   $  185,018   $  142,513
 Working capital ........................     315,070      428,746      624,497      612,917      945,927
 Total assets ...........................   2,412,874    3,190,095    3,671,958    5,566,324    6,773,008
 Long-term debt (5) .....................   1,206,846    1,477,092    1,570,597    1,614,961    2,830,926
 Stockholders' equity ...................     843,884    1,317,878    1,686,770    3,290,623    3,423,004

----------
(1) Expenses related to the ReLife acquisition and SHC's Heritage Surgical acquisition in 1994, the SHC, SSCI and NovaCare Rehabilitation Hospitals acquisitions in 1995, the SCA, Advantage Health, PSCM and ReadiCare acquisitions in 1996, the Health Images acquisition in 1997 and the NSC acquisition in 1998.

(2) See "Notes to Consolidated Financial Statements".

(3) Adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on April 17, 1995 and a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.

(4) Diluted earnings per share in 1994, 1995, 1996 and 1997 reflect shares reserved for issuance upon conversion of the Company's 5% Convertible Subordinated Debentures due 2001. Substantially all of such Debentures were converted into shares of the Company's Common Stock in 1997.

(5) Includes current portion of long-term debt.


                         QUARTERLY RESULTS (UNAUDITED)

     Set forth below is certain summary information with respect to the Company's operations for the last eight fiscal quarters. All amounts have been restated to reflect the 1997 acquisition of Health Images and the 1998 acquisition of NSC, both of which were accounted for as poolings of interests. All per share amounts have been adjusted to reflect a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.

                                                                               1997
                                                   ---------------------------------------------------------------
                                                         1ST            2ND              3RD              4TH
                                                       QUARTER        QUARTER          QUARTER          QUARTER
                                                   -------------- --------------   --------------   --------------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues .......................................     $  714,534     $  748,032       $  776,062       $  884,548
Net income .....................................         67,191         84,586           89,053          102,229
Net income per common share ....................           0.19           0.24             0.25             0.26
Net income per common share -- assuming dilution           0.18           0.22             0.24             0.25

                                                                              1998
                                                  -------------------------------------------------------------
                                                        1ST            2ND             3RD             4TH
                                                      QUARTER        QUARTER         QUARTER         QUARTER
                                                  -------------- -------------- ---------------- --------------
                                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
Revenues ........................................   $  938,779     $  979,064     $  1,047,422    $ 1,040,809
Net income ......................................      113,132        121,600            5,670       (193,844)
Net income per common share .....................         0.27           0.29             0.01          (0.46)
Net income per common share -- assuming dilution          0.26           0.28             0.01          (0.46)

                               EXECUTIVE OFFICERS

     The following table sets forth certain information with respect to the Company's executive officers:

                                                      ALL POSITIONS                         AN OFFICER
          NAME            AGE                        WITH THE COMPANY                         SINCE
------------------------ ----- ----------------------------------------------------------- -----------
Richard M. Scrushy .....  46   Chairman of the Board and Chief Executive Officer and          1984
                               Director
James P. Bennett .......  41   President and Chief Operating Officer and Director             1991
Anthony J. Tanner ......  50   Executive Vice President -- Administration and                 1984
                               Secretary and Director
Michael D. Martin ......  38   Executive Vice President and Chief Financial Officer and       1989
                               Director
Thomas W. Carman .......  47   Executive Vice President -- Corporate Development              1985
P. Daryl Brown .........  44   President -- HEALTHSOUTH Outpatient Centers and                1986
                               Director
Robert E. Thomson ......  51   President -- HEALTHSOUTH Inpatient Operations                  1987
Patrick A. Foster ......  52   President -- HEALTHSOUTH Surgery Centers                       1994
William T. Owens .......  40   Group Senior Vice President -- Finance and Controller          1986
William W. Horton ......  39   Senior Vice President and Corporate Counsel and Assistant      1994
                               Secretary


     Biographical information for Messrs. Scrushy, Bennett, Tanner, Brown and Martin is set forth in the Proxy Statement to which this Appendix C is attached under "Election of Directors".

     Thomas W. Carman joined the Company in 1985 as Regional Director -- Corporate Development, and now serves as Executive Vice President -- Corporate Development. From 1983 to 1985, Mr. Carman was director of development for Medical Care International. From 1981 to 1983, Mr. Carman was assistant administrator at the Children's Hospital of Birmingham, Alabama.

     Robert E. Thomson joined the Company in August 1985 as administrator of its Florence, South Carolina inpatient rehabilitation facility, and subsequently served as Regional Vice President -- Inpatient Operations, Vice President -- Inpatient Operations, Group Vice President -- Inpatient Operations, and Senior Vice President -- Inpatient Operations. Mr. Thomson was named President -- HEALTHSOUTH Inpatient Operations in February 1996.

     Patrick A. Foster joined the Company in February 1994 as Director of Operations and subsequently served as Group Vice President -- Inpatient Operations and Senior Vice President -- Inpatient Operations. He was named President -- HEALTHSOUTH Surgery Centers in October 1997. From August 1992 until February 1994, he served as Senior Vice President of the Rehabilitation/Medical Division of The Mediplex Group.

     William T. Owens, C.P.A., joined the Company in March 1986 as Controller and was appointed Vice President and Controller in December 1986. He was appointed Group Vice President -- Finance and Controller in June 1992 and Senior Vice President -- Finance and Controller in February 1994 and Group Senior Vice President -- Finance and Controller in March 1998. Prior to joining the Company, Mr. Owens served as a certified public accountant on the audit staff of the Birmingham, Alabama office of Ernst & Whinney (now Ernst & Young LLP) from 1981 to 1986.

     William W. Horton joined the Company in July 1994 as Group Vice President -- Legal Services and was named Senior Vice President and Corporate Counsel in May 1996. From August 1986 through June 1994, Mr. Horton practiced corporate, securities and healthcare law with the Birmingham, Alabama-based firm now known as Haskell Slaughter & Young, L.L.C., where he served as Chairman of the Healthcare Practice Group.

     See "Election of Directors" in the Proxy Statement to which this Appendix C is attached for identification of the Directors of the Company.

                          MANAGEMENT'S DISCUSSION AND
                        ANALYSIS OF FINANCIAL CONDITION
                           AND RESULTS OF OPERATIONS

GENERAL

     The following discussion is intended to facilitate the understanding and assessment of significant changes and trends related to the consolidated results of operations and financial condition of the Company, including certain factors related to recent acquisitions by the Company, the timing and nature of which have significantly affected the Company's consolidated results of operations. This discussion and analysis should be read in conjunction with the Company's consolidated financial statements and notes thereto included elsewhere in this Appendix C.

     The Company completed the following major acquisitions over the last three years (common share amounts have been adjusted to reflect a stock split effected in the form of a 100% stock dividend paid on March 17, 1997):

o On January 17, 1996, the Company acquired Surgical Care Affiliates, Inc. (the "SCA Acquisition"). A total of 91,856,678 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $1,400,000,000 at the time of the acquisition. At that time, SCA operated a network of 67 freestanding surgery centers in 24 states.

o On March 14, 1996, the Company acquired Advantage Health Corporation (the "Advantage Health Acquisition"). A total of 18,203,978 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $315,000,000 at the time of the acquisition. At that time, Advantage Health operated a network of 136 sites of service, including four freestanding rehabilitation hospitals, one freestanding multi-use hospital, one nursing home, 68 outpatient rehabilitation facilities, 14 inpatient managed rehabilitation units, 24 rehabilitation services management contracts and six managed subacute rehabilitation units, primarily located in the northern United States.

o On August 20, 1996, the Company acquired Professional Sports Care Management, Inc. (the "PSCM Acquisition"). A total of 3,622,888 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $59,000,000 at the time of the acquisition. At that time, PSCM operated a network of 36 outpatient rehabilitation centers in three states.

o On December 2, 1996, the Company acquired ReadiCare, Inc. (the "ReadiCare Acquisition"). A total of 4,007,954 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $76,000,000 at the time of the acquisition. At that time, ReadiCare operated a network of 37 occupational medicine and rehabilitation centers in two states.

o On March 3, 1997, the Company acquired Health Images, Inc. (the "Health Images Acquisition"). A total of 10,343,470 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $208,162,000 at the time of the acquisition. At that time, Health Images operated 49 freestanding diagnostic centers in 13 states and six in the United Kingdom.

o On September 30, 1997, the Company acquired ASC Network Corporation (the "ASC Acquisition"). The Company paid approximately $130,827,000 in cash for all of the issued and outstanding capital stock of ASC and assumed approximately $61,000,000 in debt. At that time, ASC operated 29 outpatient surgery centers in eight states.

o On October 23, 1997, the Company acquired National Imaging Affiliates, Inc. (the "NIA Acquisition"). A total of 984,189 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $20,706,000 at the time of the acquisition. At that time, NIA operated eight diagnostic imaging centers in six states.

o On October 29, 1997, the Company acquired Horizon/CMS Healthcare Corporation (the "Horizon/CMS Acquisition"). A total of 45,261,000 shares of the Company's Common Stock were issued in the transaction, representing a value of approximately $975,824,000 at the time of the acquisition, and the Company assumed approximately $740,000,000 in debt. At that time, Horizon/CMS operated 30 inpatient rehabilitation facilities and approximately 275 outpatient rehabilitation centers, among other strategic businesses, as well as certain long-term care businesses. On December 31, 1997, the Company sold the long-term care assets of Horizon/CMS, including 139 long-term care facilities, 12 specialty hospitals, 35 institutional pharmacy locations and over 1,000 rehabilitation therapy contracts with long-term care facilities, to Integrated Health Services, Inc. ("IHS"). IHS paid approximately $1,130,000,000 in cash (net of certain adjustments) and assumed approximately $94,000,000 in debt in the transaction.

o On July 1, 1998, the Company acquired Columbia/HCA Healthcare Corporation's interest in (or entered into interim management arrangements with respect to) 34 outpatient surgery centers located in 13 states (the "Columbia/HCA Acquisition"). The cash purchase price was approximately $550,402,000.

o On July 22, 1998, the Company acquired National Surgery Centers, Inc. (the "NSC Acquisition"). A total of 20,426,261 shares of the Company's Common Stock were issued in connection with the transaction, representing a value of approximately $574,489,000. At that time, NSC operated 40 outpatient surgery centers in 14 states.

     Each of the ASC Acquisition, the Horizon/CMS Acquisition, the NIA Acquisition and the Columbia/HCA Acquisition was accounted for under the purchase method of accounting and, accordingly, the acquired operations are included in the Company's consolidated financial statements from their respective dates of acquisition. Each of the SCA Acquisition, the Advantage Health Acquisition, the Health Images Acquisition and the NSC Acquisition was accounted for as a pooling of interests and, with the exception of data set forth relating to revenues derived from Medicare and Medicaid, all amounts shown in the following discussion have been restated to reflect such acquisitions. SCA, Advantage Health, Health Images and NSC did not separately track such revenues. The PSCM Acquisition and the ReadiCare Acquisition were also accounted for as poolings of interests. However, due to the immateriality of PSCM and ReadiCare, the Company's historical financial statements for all periods prior to the quarters in which the respective mergers took place have not been restated. Instead, stockholders' equity has been increased during 1996 to reflect the effects of the PSCM Acquisition and the ReadiCare Acquisition. The results of operations of PSCM and ReadiCare are included in the accompanying consolidated financial statements and the following discussion from the date of acquisition forward (see Note 2 of "Notes to Consolidated Financial Statements" for further discussion).

     The Company determines the amortization period of the cost in excess of net asset value of purchased facilities based on an evaluation of the facts and circumstances of each individual purchase transaction. The evaluation includes an analysis of historic and projected financial performance, an evaluation of the estimated useful life of the buildings and fixed assets acquired, the indefinite useful life of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal terms of partnerships where applicable. The Company utilizes independent appraisers and relies on its own management expertise in evaluating each of the factors noted above. In connection with recent developments, including changes in the reimbursement environment in the healthcare industry, the closing or consolidation of certain of its locations, and the integration of some of its purchased facilities in connection with implementation of its Integrated Service Model strategy, the Company is undertaking a comprehensive review of its amortization policies with respect to the excess of cost over net asset value of purchased facilities. This review may result in future changes in certain of the Company's accounting estimates following completion of such review. With respect to the carrying value of the excess of cost over net asset value of individual purchased facilities and other intangible assets, the Company determines on a quarterly basis whether an impairment event has occurred by considering factors such as the market value of the asset, a significant adverse change in legal factors or in the business climate, adverse action by regulators, a history of operating losses or cash flow losses, or a projection of continuing losses associated with an operating entity. The carrying value of excess cost over net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity acquired over the remaining amortization period, the Company's carrying value of the asset will be reduced by the estimated shortfall of cash flows to the estimated fair market value.

     In 1998, the Company adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 requires an enterprise to report operating segments based upon the way its operations are managed. This approach defines operating segments along the lines used by management to assess performance and make operating and resource allocation decisions. Based on the Company's management and reporting structure, segment information has been presented for inpatient and other clinical services and outpatient services.

     The inpatient and other clinical services segment includes the operations of its inpatient rehabilitation facilities and medical centers, as well as the operations of certain physician practices and other clinical services which are managerially aligned with the Company's inpatient services. The Company has aggregated the financial results of its outpatient rehabilitation facilities (including occupational health centers), outpatient surgery centers and outpatient diagnostic centers into the outpatient services segment. These three types of facilities have common economic characteristics, provide similar services, serve a similar class of customers, cross-utilize administrative services and operate in a similar regulatory environment. In addition, the Company's Integrated Service Model strategy combines these services in a seamless environment for the delivery of patient care on an episodic basis.

     See Note 14 of "Notes to Consolidated Financial Statements" for financial data for each of the Company's operating segments.

     The Company's revenues include net patient service revenues and other operating revenues. Net patient service revenues are reported at estimated net realizable amounts from patients, insurance companies, third-party payors
(primarily Medicare and Medicaid) and others for services rendered. Revenues from third-party payors also include estimated retroactive adjustments under reimbursement agreements which are subject to final review and settlement by appropriate authorities. Management determines allowances for doubtful accounts and contractual adjustments based on historical experience and the terms of payor contracts. Net accounts receivable include only those amounts estimated by management to be collectible.

     Substantially all of the Company's revenues are derived from private and governmental third-party payors. The Company's reimbursement from governmental third-party payors is based upon cost reports and other reimbursement mechanisms which require the application and interpretation of complex regulations and policies, and such reimbursement is subject to various levels of review and adjustment by fiscal intermediaries and others, which may affect the final determination of reimbursement. In addition, there are increasing pressures from many payor sources to control healthcare costs and to reduce or limit increases in reimbursement rates for medical services. There can be no assurance that payments under governmental and third-party payor programs will remain at levels comparable to present levels. In addition, there have been, and the Company expects that there will continue to be, a number of proposals to limit Medicare reimbursement for certain services. The Company cannot now predict whether any of these proposals will be adopted or, if adopted and implemented, what effect such proposals would have on the Company. Changes in reimbursement policies or rates by private or governmental payors could have an adverse effect on the future results of operations of the Company.

     The Company, in many cases, operates more than one site within a market. In such markets, there is customarily an outpatient center or inpatient facility with associated satellite outpatient locations. For purposes of the following discussion and analysis, same store operations are measured on locations within markets in which similar operations existed at the end of the period and include the operations of additional locations opened within the same market. New store operations are measured on locations within new markets. The Company may, from time to time, close or consolidate similar locations in multi-site markets to obtain efficiencies and respond to changes in demand.

RESULTS OF OPERATIONS OF THE COMPANY.

Twelve-Month Periods Ended December 31, 1996 and 1997

     The Company's operations generated revenues of $3,123,176,000 in 1997, an increase of $474,988,000, or 17.9%, as compared to 1996 revenues. Same store revenues for the twelve months ended December 31, 1997 were $2,921,684,000, an increase of $273,496,000, or 10.3%, as compared to the same period in 1996. New store revenues for 1997 were $201,492,000. New store revenues reflect primarily the addition of facilities through the Horizon/CMS Acquisition and the ASC Acquisition and the acquisition of outpatient rehabilitation operations in new markets through internal development (see Note 9 of "Notes to Consolidated Financial Statements"). The increase in revenues is primarily attributable to the addition of these operations and increases in patient volume. Revenues generated from patients under the Medicare and Medicaid programs respectively accounted for 36.9% and 2.3% of total revenues for 1997, compared to 37.8% and 2.9% of total revenues for 1996. Revenues from any other single third-party payor were not significant in relation to the Company's total revenues. During 1997, same store inpatient days, outpatient visits, surgical cases and diagnostic cases increased 10.8%, 20.6%, 8.8% and 12.3%, respectively. Revenue per inpatient day, outpatient visit, surgical case and diagnostic case for same store operations increased (decreased) by 1.6%, 4.6%, (0.9)% and (0.3)%, respectively.

     Operating expenses, at the operating unit level, were $1,952,189,000, or 62.5% of revenues, for 1997, compared to 64.9% of revenues for 1996. The decrease in operating expenses as a percentage of revenues is primarily attributable to the increase in same store revenues noted above. In same store operations, the incremental costs associated with increased revenues are significantly lower as a percentage of those increased revenues. Same store operating expenses for 1997 were $1,804,674,000, or 61.8% of related revenues. New store operating expenses were $147,515,000, or 73.2% of related revenues. New store revenues and operating expenses for 1997 include two months of operations of the facilities acquired from Horizon/CMS, in which aggregate operating expenses were significantly higher as a percentage of related revenues than in the Company's other facilities. Corporate general and administrative expenses increased from $82,953,000 in 1996 to $87,512,000 in 1997. As a percentage of revenues, corporate general and administrative expenses decreased from 3.1% in 1996 to 2.8% in 1997. Total operating expenses were $2,039,701,000, or 65.3% of revenues, for 1997, compared to $1,801,061,000, or 68.0% of revenues, for 1996. The provision for doubtful accounts was $74,743,000, or 2.4% of revenues, for 1997, compared to $61,311,000, or 2.3% of revenues, for 1996.

     Depreciation and amortization expense was $257,136,000 for 1997, compared to $212,967,000 for 1996. The increase resulted from the investment in additional assets by the Company. Interest expense increased to $112,529,000 in 1997, compared to $101,367,000 for 1996, primarily because of the increased amount outstanding under the Company's revolving credit facility (see "Liquidity and Capital Resources"). For 1997, interest income was $6,004,000, compared to $6,749,000 for 1996. The decrease in interest income resulted primarily from a decrease in the average amount outstanding in interest-bearing investments.

     Merger expenses in 1997 of $15,875,000 represent costs incurred or accrued in connection with completing the Health Images Acquisition. For further discussion, see Note 2 of "Notes to Consolidated Financial Statements".

     Income before minority interests and income taxes for 1997 was $629,196,000, compared to $399,326,000 for 1996. Minority interests reduced income before income taxes by $72,469,000 in 1997, compared to $54,003,000 for 1996. The provision for income taxes for 1997 was $213,668,000, compared to $148,545,000 for 1996, resulting in effective tax rates of 38.4% for 1997 and 43.0% for 1996. Net income for 1997 was $343,059,000.

Twelve-Month Periods Ended December 31, 1997 and 1998

     The Company's operations generated revenues of $4,006,074,000 in 1998, an increase of $882,898,000, or 28.3%, as compared to 1997 revenues. Same store revenues for the twelve months ended December 31, 1998 were $3,755,413,000, an increase of $632,237,000, or 20.2%, as compared to the same period in 1997. New store revenues for 1998 were $250,661,000. Same store revenues reflect the first full year of operations of the Horizon/CMS facilities and the ASC Network facilities acquired in October 1997. New store revenues reflect primarily the addition of facilities from the Columbia/HCA Acquisition and the Company's single facility acquisitions through internal development (see
Note 9 of "Notes to Consolidated Financial Statements"). The increase in revenues is primarily attributable to the addition of these operations and increases in patient volume. Revenues generated from patients under the Medicare and Medicaid programs respectively accounted for 35.9% and 2.7% of total revenues for 1998, compared to 36.9% and 2.3% of total revenues for 1997. Revenues from any other single third-party payor were not significant in relation to the Company's total revenues. During 1998, same store inpatient days, outpatient visits, surgical cases and diagnostic cases increased 32.5%, 27.7%, 20.8% and 18.0%, respectively. Revenue per inpatient day, outpatient visit, surgical case and diagnostic case for same store operations decreased by (5.8)%, (0.2)%, (2.8)% and (0.3)%, respectively.

     Operating expenses, at the operating unit level, were $2,491,914,000, or 62.2% of revenues, for 1998, compared to 62.5% of revenues for 1997. Included in operating expenses, at the operating unit level, for the year ended December 31, 1998, is a non-recurring expense item of approximately $27,768,000 related to the Company's plan to dispose of or otherwise discontinue substantially all of its home health operations, as described below. Excluding the non-recurring expense, operating expenses at the operating unit level were $2,464,146,000, or 61.5% of revenues for the year ended December 31, 1998. The decrease in operating expenses as a percentage of revenues is primarily attributable to the increase in same store revenues noted above. In same store operations, the incremental costs associated with increased revenues are significantly lower as a percentage of those increased revenues. Same store operating expenses for 1998, excluding the non-recurring expense item noted above, were $2,296,802,000 or 61.2% of related revenues. New store operating expenses were $167,344,000, or 66.8% of related revenues. Corporate general and administrative expenses increased from $87,512,000 in 1997 to $112,800,000 in 1998. As a percentage of revenues, corporate general and administrative expenses remained constant at 2.8% in 1997 and 1998. Total operating expenses were $2,604,714,000, or 65.0% of revenues, for 1998, compared to $2,039,701,000, or 65.3% of revenues, for 1997. The provision for doubtful accounts was $112,202,000, or 2.8% of revenues, for 1998, compared to $74,743,000, or 2.4% of revenues, for 1997. Included in the provision for doubtful accounts for the year ended December 31, 1998, is a non-recurring expense item of approximately $19,228,000 related to the Company's plan to dispose of or otherwise discontinue substantially all of its home health operations, as described below. Excluding the non-recurring item, the provision for doubtful accounts was $92,974,000 or 2.3% of revenues for 1998.

     Depreciation and amortization expense was $344,591,000 for 1998, compared to $257,136,000 for 1997. The increase resulted from the investment in additional assets by the Company. Interest expense increased to $148,163,000 in 1998, compared to $112,529,000 for 1997, primarily because of the increased amount outstanding under the Company's credit facilities (see "Liquidity and Capital Resources"). For 1998, interest income was $11,286,000, compared to $6,004,000 for 1997. The increase in interest income resulted primarily from an increase in the average amount outstanding in interest-bearing investments.

     Merger expenses in 1998 of $25,630,000 represent costs incurred or accrued in connection with completing the NSC Acquisition. For further discussion, see
Note 2 of "Notes to Consolidated Financial Statements".

     During the third quarter of 1998, the Company adopted a plan to dispose of or otherwise discontinue substantially all of its home health operations. The decision to adopt the plan was prompted in large part by the negative impact of the 1997 Balanced Budget Act (the "BBA"), which placed reimbursement limits on home health businesses. The limits were announced in March 1998 and the Company thereafter began to see the adverse affect on home health margins. The negative trends that occurred as a result in the reduction in reimbursement brought about by the BBA caused the Company to re-evaluate its view of the home health product line. The plan was approved by the Board of Directors on September 16, 1998 and all home health operations covered by the plan were closed by December 31, 1998.

     The Company recorded impairment and restructuring charges of approximately $72,000,000 related to the home health plan. In addition, the Company determined that approximately $27,768,000 in notes receivable and approximately $19,228,000 in accounts receivable would not be collectible as a result of the closing of its home health operations. These non-recurring amounts have been recognized in operating unit expenses and the provision for doubtful accounts, respectively. The total non-recurring charges and expenses included in the results of operations for the year ended December 31, 1998 related to the home health plan was approximately $118,996,000.

     During the fourth quarter of 1998, the Company adopted a plan to dispose of or otherwise substantially discontinue the operations of certain facilities that did not fit with the Company's Integrated Service Model strategy, underperforming facilities and facilities not located in target markets. The Board of Directors approved the plan on December 10, 1998 and as of March 12, 1999, 73% of the identified facilities had been closed. The Company recorded impairment and restructuring charges of approximately $404,000,000 related to the fourth quarter restructuring plan.

     In addition, the Company recorded an impairment charge of approximately $8,000,000 related to a rehabilitation hospital it had closed and recorded a $31,232,000 loss on the sale of its physical therapy staffing business.

     Total non-recurring charges and expenses included in the results of operations for the year ended December 31, 1998 were approximately $587,000,000. For further discussion, see Notes 2, 9 and 13 of "Notes to Consolidated Financial Statements".

     Income before minority interests and income taxes for 1998 was $267,373,000, compared to $629,196,000 for 1997. Minority interests reduced income before income taxes by $77,468,000 in 1998, compared to $72,469,000 for 1997. The provision for income taxes for 1998 was $143,347,000, compared to $213,668,000 for 1997. Excluding the tax effects of the impairment and restructuring charges, the merger costs, and the loss on sale of assets, the effective tax rate for 1998 was 39.0%, compared to 38.4% for 1997 ( see Note 10 of "Notes to Consolidated Financial Statements" for further discussion). Net income for 1998 was $46,558,000.

LIQUIDITY AND CAPITAL RESOURCES

     At December 31, 1998, the Company had working capital of $945,927,000, including cash and marketable securities of $142,513,000. Working capital at December 31, 1997 was $612,917,000, including cash and marketable securities of $185,018,000. For 1998, cash provided by operations was $636,132,000, compared to $446,937,000 for 1997. For 1998, investing activities used $1,781,459,000, compared to providing $346,778,000 for 1997. The change is primarily due to the proceeds from sale of non-strategic assets in 1997. Additions to property, plant and equipment and acquisitions accounted for $714,212,000 and $729,440,000, respectively, during 1998. Those same investing activities accounted for $349,861,000 and $309,548,000, respectively, in 1997. Financing activities provided $1,121,162,000 and used $790,515,000 during 1998 and 1997, respectively. The change is primarily due to the Company's use of the proceeds from the sale of non-strategic assets to pay down outstanding indebtedness in 1997. Net borrowing proceeds (reductions) for 1998 and 1997 were $1,177,311,000 and $(774,303,000), respectively.

     Net accounts receivable were $897,901,000 at December 31, 1998, compared to $765,335,000 at December 31, 1997. The number of days of average annual revenues in ending receivables was 81.8 at December 31, 1998, compared to 79.9 at December 31, 1997. See Note 1 of "Notes to Consolidated Financial Statements" for concentration of net accounts receivable from patients, third-party payors, insurance companies and others at December 31, 1998 and 1997.

     The Company has a $1,750,000,000 revolving credit facility with NationsBank, N.A. ("NationsBank") and other participating banks (the "1998 Credit Agreement"). The 1998 Credit Agreement replaced a previous $1,250,000,000 revolving credit agreement, also with NationsBank. In conjunction with the 1998 Credit Agreement, the Company also canceled its $350,000,000 364-day interim revolving credit facility with NationsBank. Interest on the 1998 Credit Agreement is paid based on LIBOR plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. The Company is required to pay a fee based on the unused portion of the revolving credit facility ranging from 0.09% to 0.25%, depending on certain defined ratios. The principal amount is payable in full on June 22, 2003. The Company has provided a negative pledge on all assets under the 1998 Credit Agreement. The effective interest rate on the average outstanding balance under the 1998 Credit

Agreement was 6.1% for the twelve months ended December 31, 1998, compared to the average prime rate of 8.4% during the same period. At December 31, 1998, the Company had drawn $1,325,000,000 under the 1998 Credit Agreement. For further discussion, see Note 7 of "Notes to Consolidated Financial Statements".

     The Company also has a Short Term Credit Agreement with NationsBank (as amended, the "Short Term Credit Agreement"), providing for a $500,000,000 short term revolving credit facility. The terms of the Short Term Credit Agreement are substantially consistent with those of the 1998 Credit Agreement. Interest on the Short Term Credit Agreement is paid based on LIBOR plus a predetermined margin or a base rate. The Company is required to pay a fee on the unused portion of the credit facility ranging from 0.09% to 0.25%, depending on certain defined ratios. The principal amount is payable in full on February 15, 2000, with an earlier repayment required in the event that the Company consummates any public offering or private placement of debt securities. At December 31, 1998, the Company had not drawn down any amounts under the Short Term Credit Agreement.

     On March 20, 1998, the Company issued $500,000,000 in 3.25% Convertible Subordinated Debentures due 2003 (the "3.25% Convertible Debentures") in a private placement. An additional $67,750,000 principal amount of the 3.25% Convertible Debentures was issued on March 31, 1998 to cover underwriters' overallotments. Interest is payable on April 1 and October 1 of each year, commencing on October 1, 1998. The Convertible Debentures are convertible into Common Stock of the Company at the option of the holder at a conversion price of $36.625 per share, subject to the adjustment upon the occurrence of certain events. The net proceeds from the issuance of the Convertible Debentures were used by the Company to pay down indebtedness outstanding under its other existing credit facilities.

     On June 22, 1998, the Company issued $250,000,000 in 6.875% Senior Notes due 2005 and $250,000,000 in 7.0% Senior Notes due 2008 (collectively, the "Senior Notes"). Interest is payable on June 15 and December 15 of each year, commencing on December 15, 1998. The Senior Notes are unsecured, unsubordinated obligations of the Company. The net proceeds from the issuance of the Senior Notes were used by the Company to pay down indebtedness outstanding under its existing credit facilities.

     On February 8, 1999, the Company announced a plan to repurchase up to 70,000,000 shares of its common stock over the next 36 months through open market purchases, block trades or privately negotiated transactions.

     The Company intends to pursue the acquisition or development of additional healthcare operations, including outpatient rehabilitation facilities, inpatient rehabilitation facilities, ambulatory surgery centers, outpatient diagnostic centers and companies engaged in the provision of other complementary services, and to expand certain of its existing facilities. While it is not possible to estimate precisely the amounts which will actually be expended in the foregoing areas, the Company anticipates that over the next twelve months, it will spend approximately $100,000,000 to $200,000,000 on maintenance and expansion of its existing facilities and approximately $300,000,000 to $500,000,000 to repurchase outstanding shares of its common stock, depending on market conditions, and on continued development of the Integrated Service Model.

     Although the Company is continually considering and evaluating acquisitions and opportunities for future growth, the Company has not entered into any agreements with respect to material future acquisitions. The Company believes that existing cash, cash flow from operations and borrowings under existing credit facilities will be sufficient to satisfy the Company's estimated cash requirements for the next twelve months, and for the reasonably foreseeable future.

     Inflation in recent years has not had a significant effect on the Company's business, and is not expected to adversely affect the Company in the future unless it increases significantly.

EXPOSURES TO MARKET RISK

     The Company is exposed to market risk related to changes in interest rates. Because of its favorable borrowing arrangements and current market conditions, the Company currently does not use derivatives, such as swaps or caps, to alter the interest characteristics of its debt instruments and investment securities.

The impact on earnings and value of market risk-sensitive financial instruments (principally marketable security investments and long-term debt) is subject to change as a result of movements in market rates and prices. The Company uses sensitivity analysis models to evaluate these impacts.

     The Company's investment in marketable securities was $3,686,000 at December 31, 1998, compared to $22,026,000 at December 31, 1997. The investment represents less than 1% of total assets at December 31, 1998 and 1997. These securities are generally short-term, highly-liquid instruments and, accordingly, their fair value approximates cost. Earnings on investments in marketable securities are not significant to the Company's results of operations, and therefore any changes in interest rates would have a minimal impact on future pre-tax earnings.

     With respect to the Company's interest-bearing liabilities, approximately $1,325,000,000 in long-term debt at December 31, 1998 is subject to variable rates of interest, while the remaining balance in long-term debt of
$1,505,926,000 is subject to fixed rates of interest. This compares to $1,175,000,000 in long-term debt subject to variable rates of interest and $439,961,000 in long-term debt subject to fixed rates of interest at December 31, 1997 (see Note 7 of "Notes to Consolidated Financial Statements" for further description). The fair value of the Company's total long-term debt, based on discounted cash flow analyses, approximates its carrying value at December 31, 1997 and, except for the 3.25% Convertible Debentures, at December 31, 1998. The fair value of the 3.25% Convertible Debentures at December 31, 1998 was approximately $483,000,000. Based on a hypothetical 1% increase in interest rates, the potential losses in future pre-tax earnings would be approximately $13,250,000. The impact of such a change on the carrying value of long-term debt would not be significant. These amounts are determined considering the impact of the hypothetical interest rates on the Company's borrowing cost and long-term debt balances. These analyses do not consider the effects, if any, of the potential changes in the overall level of economic activity that could exist in such an environment. Further, in the event of a change of significant magnitude, management would expect to take actions intended to further mitigate its exposure to such change.

     Foreign operations, and the related market risks associated with foreign currency, are currently insignificant to the Company's results of operations and financial position.

COMPUTER TECHNOLOGIES AND YEAR 2000 COMPLIANCE

     The Company is aware of the issues associated with the programming code in existing computer systems as the year 2000 approaches. Many existing computer programs use only two digits to identify a year in the date field. The issue is whether such code exists in the Company's mission-critical applications and if that code will produce accurate information to date-sensitive calculations after the turn of the century.

     The Company is involved in an extensive, ongoing program to identify and correct problems arising from the year 2000 issues. The program is broken down into the following categories: (1) mission-critical computer applications which are internally maintained by the Company's information technology department;
(2) mission-critical computer applications which are maintained by third-party vendors; (3) non-mission-critical applications, whether internally or externally maintained; (4) hardware; (5) embedded applications which control certain medical and other equipment; (6) computer applications of its significant suppliers; and (7) computer applications of its significant payors.

     Mission-critical computer applications are those which are integral to the Company's business mission, which have no reasonable manual alternative for producing the same information and results, and the failure of which to produce accurate information and results would have a significant adverse impact on the Company. Such applications include the Company's general business systems and its patient billing systems. Most of the Company's clinical applications are not considered mission-critical, because reasonable manual alternatives are available to produce the same information and results for as long as necessary.

     The Company's review of its internally maintained mission-critical applications revealed that such applications contained very few date-sensitive calculations. The revisions to these applications have been completed and tested. Implementation will be completed during the first quarter of 1999. The budget for this project is approximately $150,000.

     The Company's general business applications are licensed from and maintained by the same vendor. All such applications are already year 2000 compliant. The coding and testing of all of the Company's other externally maintained mission-critical applications for year 2000 compliance was completed during 1998. Installation of certain applications is still in process and will be completed by June 30, 1999. The total cost of such installation is estimated to be approximately $1,500,000.

     The Company has reviewed all of its non-mission-critical applications and determined that some of these applications are not year 2000 compliant and will not be made to be compliant. In such cases, the Company has developed manual alternatives to produce the information that such systems currently produce. The incremental cost of the manual systems is not currently estimated to be material. The Company plans to evaluate the effectiveness of the manual systems before any decisions are made on the replacement of the non-compliant applications.

     The Company has engaged an independent contractor to inventory and test all of its computer hardware for year 2000 compliance at an estimated cost of $800,000 to $1,000,000. The contractor has completed site visits to each of the Company's locations with over five processors. The Company has received the data from the site visits and is currently determining an appropriate remediation plan. The preliminary estimate of the range of cost to complete a remediation plan is approximately $25,000,000 to $30,000,000. The contractor has sent diskettes containing test programs to each of the Company's locations with five or fewer processors. The data from those locations will be available by April 30, 1999. The cost of remediation for those facilities with five or fewer processors cannot be estimated until the data is complete.

     The Company has completed its review of embedded applications which control certain medical and other equipment. As expected, the review revealed that the nature of the Company's business is such that any failure of these type applications is not expected to have a material adverse effect on its business. In particular, the Company has focused on reviewing and testing those applications the failure of which would be likely to cause a significant risk of death or serious injury to patients under treatment in the Company's facilities, and the Company believes that, because of the types of services it primarily provides and the nature of its patient population, there is little likelihood of such an event occurring because of the failure of an embedded application.

     The Company has sent inquiries to its significant suppliers of equipment and medical supplies concerning the year 2000 compliance of their significant computer applications. Responses have been received from over 89% of those suppliers, and no significant problems have been identified. Third requests have been mailed to all non-respondents.

     The Company has also sent inquiries to its significant third-party payors. Responses have been received from payors representing over 85% of the Company's revenues. Such responses indicate that these payors' systems will be year 2000 compliant. Third requests have been mailed to non-respondents. The Company will continue to evaluate year 2000 risks with respect to such payors as additional responses are received. In that connection, it should be noted that substantially all of the Company's revenues are derived from reimbursement by governmental and private third-party payors, and that the Company is dependent upon such payors' evaluation of their year 2000 compliance status to assess such risks. If such payors are incorrect in their evaluation of their own year 2000 compliance status, this could result in delays or errors in reimbursement to the Company by such payors, the effects of which could be material to the Company.

     Each of the Company's facilities is required, by Company policy, to maintain a disaster recovery plan. The management of each facility has been instructed to review and update such facility's specific disaster recovery plan in light of potential local area problems that may occur as a result of year 2000 computer failures. Such potential problems include, but are not limited to, interruption and/or loss of electrical power and water, breakdowns in telecommunications systems and the inability to transport supplies and/or personnel. The Company's primary exposure resides in its inpatient locations, where patients will be in residence during the time that such potential problems may occur. Execution of each facility's disaster recovery plan should mitigate this exposure for a period of ten to fourteen days. If such potential problems continue to occur after that period of time, the Company will have to take actions that are not currently contemplated in the various disaster recovery plans. It is not currently possible to estimate the cost or scope of such actions.

     Guidance from the Securities and Exchange Commission requires the Company to describe its "reasonably likely worst case scenario" in connection with year 2000 issues. As discussed above, while there is always the potential risk of serious injury or death resulting from a failure of embedded applications in medical and other equipment used by the Company, the Company does not believe that such events are reasonably likely to occur. The Company believes that the most reasonably likely worst case to which it would be exposed is that, notwithstanding the Company's attempts to obtain year 2000 compliance assurance from third-party payors, there is a material failure in such payors' systems which prevents or substantially delays reimbursement to the Company for its services. In such event, the Company would be forced to rely on cash on hand and available borrowing capacity to the extent of any shortfall in reimbursement, and could be forced to incur additional costs for personnel and other resources necessary to resolve any payment issues. It is not possible at this time to predict the nature or amount of such costs or the materiality of any reimbursement issues that may arise as a result of the failure of payors' payment systems, the effect of which could be substantial. The Company continues to endeavor to obtain reliable information from its payors as to their compliance status, and will attempt to adopt and revise its contingency plans for dealing with payment issues if, as and when such issues become susceptible of prediction.

     Based on the information currently available, the Company believes that its risk associated with problems arising from year 2000 issues is not significant. However, because of the many uncertainties associated with year 2000 compliance issues, and because the Company's assessment is necessarily based on information from third-party vendors, payors and suppliers, there can be no assurance that the Company's assessment is correct or as to the materiality or effect of any failure of such assessment to be correct. The Company will continue with its assessment process as described above and, to the extent that changes in such assessment require it, will attempt to develop alternatives or modifications to its compliance plan described above. There can, however, be no assurance that such compliance plan, as it may be changed, augmented or modified from time to time, will be successful.

FORWARD-LOOKING STATEMENTS

     Statements contained in this Appendix C which are not historical facts are forward-looking statements. In addition, the Company, through its senior management, from time to time makes forward-looking public statements concerning its expected future operations and performance and other developments. Such forward-looking statements are necessarily estimates reflecting the Company's best judgment based upon current information, involve a number of risks and uncertainties and are made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. There can be no assurance that other factors will not affect the accuracy of such forward-looking statements or that HEALTHSOUTH's actual results will not differ materially from the results anticipated in such forward-looking statements. While is impossible to identify all such factors, factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, changes in the regulation of the healthcare industry at either or both of the federal and state levels, changes or delays in reimbursement for the Company's services by governmental or private payors, competitive pressures in the healthcare industry and the Company's response thereto, the Company's ability to obtain and retain favorable arrangements with third-party payors, unanticipated delays in the Company's implementation of its Integrated Service Model, general conditions in the economy and capital markets, and other factors which may be identified from time to time in the Company's Securities and Exchange Commission filings and other public announcements.

                        REPORT OF INDEPENDENT AUDITORS

The Board of Directors
HEALTHSOUTH Corporation

     We have audited the accompanying consolidated balance sheets of HEALTHSOUTH Corporation and Subsidiaries as of December 31, 1997 and 1998, and the related consolidated statements of income, stockholders' equity and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of HEALTHSOUTH Corporation and Subsidiaries at December 31, 1997 and 1998, and the consolidated results of their operations and their cash flows for each of the three years in the period ended December 31, 1998, in conformity with generally accepted accounting principles.

                                                  ERNST & YOUNG LLP

Birmingham, Alabama
March 19, 1999

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS

                                                                                            DECEMBER 31,
                                                                                   -------------------------------
                                                                                        1997             1998
                                                                                   --------------   --------------
                                                                                           (IN THOUSANDS)
ASSETS
Current assets:
 Cash and cash equivalents (Note 3) ............................................    $   162,992      $   138,827
 Other marketable securities (Note 3) ..........................................         22,026            3,686
 Accounts receivable, net of allowances for doubtful accounts of
   $127,572,000 in 1997 and $143,689,000 in 1998 ...............................        765,335          897,901
 Inventories ...................................................................         67,867           77,840
 Prepaid expenses and other current assets .....................................        122,468          169,899
 Income tax refund receivable ..................................................             --           58,832
                                                                                    -----------      -----------
Total current assets ...........................................................      1,140,688        1,346,985
Other assets:
 Loans to officers .............................................................          1,007            3,263
 Assets held for sale (Notes 9 and 13) .........................................         60,400           27,430
 Other (Note 4) ................................................................        161,129          147,158
                                                                                    -----------      -----------
                                                                                        222,536          177,851
 Property, plant and equipment, net (Note 5) ...................................      1,890,110        2,288,262
 Intangible assets, net (Note 6) ...............................................      2,312,990        2,959,910
                                                                                    -----------      -----------
 Total assets ..................................................................    $ 5,566,324      $ 6,773,008
                                                                                    ===========      ===========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
 Accounts payable ..............................................................    $   125,824      $    76,099
 Salaries and wages payable ....................................................        124,823          111,243
 Accrued interest payable and other liabilities ................................        101,112          126,110
 Income taxes payable ..........................................................         92,507               --
 Deferred income taxes (Note 10) ...............................................         34,345           37,612
 Current portion of long--term debt (Note 7) ...................................         49,160           49,994
                                                                                    -----------      -----------
Total current liabilities ......................................................        527,771          401,058
Long-term debt (Note 7) ........................................................      1,565,801        2,780,932
Deferred income taxes (Note 10) ................................................         75,533           28,856
Deferred revenue and other long-term liabilities ...............................          2,224           11,940
Minority interests-limited partnerships (Note 1) ...............................        104,372          127,218

Commitments and contingencies (Note 11)

Stockholders' equity (Notes 8 and 12):
 Preferred stock, $.10 par value -- 1,500,000 shares authorized; issued and
   outstanding- none ...........................................................             --               --
 Common stock, $.01 par value -- 600,000,000 shares authorized; issued --
   415,537,000 in 1997 and 423,178,000 in 1998 .................................          4,155            4,232
 Additional paid-in capital ....................................................      2,474,726        2,577,647
 Retained earnings .............................................................        833,328          878,228
 Treasury stock, at cost (552,000 shares in 1997 and 2,042,000 shares in 1998)           (3,923)         (21,813)
 Receivable from Employee Stock Ownership Plan .................................        (12,247)         (10,169)
 Notes receivable from stockholders ............................................         (5,416)          (5,121)
                                                                                    -----------      -----------
Total stockholders' equity .....................................................      3,290,623        3,423,004
                                                                                    -----------      -----------
Total liabilities and stockholders' equity .....................................    $ 5,566,324      $ 6,773,008
                                                                                    ===========      ===========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                       CONSOLIDATED STATEMENTS OF INCOME

                                                                          YEAR ENDED DECEMBER 31,
                                                              ------------------------------------------------
                                                                   1996             1997             1998
                                                              --------------   --------------   --------------
                                                                (IN THOUSANDS, EXCEPT FOR PER SHARE AMOUNTS)
Revenues ..................................................    $ 2,648,188      $ 3,123,176      $ 4,006,074
Operating unit expenses ...................................      1,718,108        1,952,189        2,491,914
Corporate general and administrative expenses .............         82,953           87,512          112,800
Provision for doubtful accounts ...........................         61,311           74,743          112,202
Depreciation and amortization .............................        212,967          257,136          344,591
Merger and acquisition related expenses (Notes 2 and 9)             41,515           15,875           25,630
Loss on sale of assets (Note 9) ...........................             --               --           31,232
Impairment and restructuring charges (Note 13) ............         37,390               --          483,455
Interest expense ..........................................        101,367          112,529          148,163
Interest income ...........................................         (6,749)          (6,004)         (11,286)
                                                               -----------      -----------      -----------
                                                                 2,248,862        2,493,980        3,738,701
                                                               -----------      -----------      -----------
Income before income taxes and minority interests .........        399,326          629,196          267,373
Provision for income taxes (Note 10) ......................        148,545          213,668          143,347
                                                               -----------      -----------      -----------
                                                                   250,781          415,528          124,026
Minority interests ........................................         54,003           72,469           77,468
                                                               -----------      -----------      -----------
Net income ................................................    $   196,778      $   343,059      $    46,558
                                                               ===========      ===========      ===========
Weighted average common shares outstanding ................        336,603          366,768          421,462
                                                               ===========      ===========      ===========
Net income per common share ...............................    $      0.58      $      0.94      $      0.11
                                                               ===========      ===========      ===========
Weighted average common shares outstanding --
 assuming dilution ........................................        365,715          386,211          432,275
                                                               ===========      ===========      ===========
Net income per common share -- assuming dilution ..........    $      0.55      $      0.89      $      0.11
                                                               ===========      ===========      ===========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
                 YEARS ENDED DECEMBER 31, 1996, 1997 AND 1998


                                                                           COMMON STOCK        ADDITIONAL
                                                                      ----------------------     PAID-IN      RETAINED
                                                                         SHARES     AMOUNT       CAPITAL      EARNINGS
                                                                      ----------- ---------- -------------- ------------
                                                                                        (IN THOUSANDS)
Balance at December 31, 1995 ........................................   170,301    $ 1,703     $1,053,713    $ 315,683
Adjustment for Advantage Health Merger ..............................        --         --             --      (17,638)
Adjustment for 1996 mergers (Note 2) ................................     4,047         40         68,785       (1,256)
Proceeds from exercise of options (Note 8) ..........................     4,135         42         35,289           --
Proceeds from issuance of common shares .............................     2,650         26         54,923           --
Common shares issued upon conversion of convertible debt ............       562          6          6,693           --
Income tax benefits related to incentive stock options (Note 8) .....        --         --         23,767           --
Reduction in receivable from ESOP ...................................        --         --             --           --
Payments received on stockholders' notes receivable .................        --         --             --           --
Purchase of limited partnership units ...............................        --         --             --          (83)
Purchase of treasury stock ..........................................        --         --             --           --
Retirement of treasury stock ........................................    (1,835)       (18)       (31,259)          --
Net income ..........................................................        --         --             --      196,778
Translation adjustment ..............................................        --         --             --          692
Dividends paid ......................................................        --         --             --       (1,222)
Stock split .........................................................   159,727      1,597         (1,597)          --
                                                                        -------    -------     ----------    ---------
Balance at December 31, 1996 ........................................   339,587      3,396      1,210,314      492,954
Common shares issued in connection with acquisitions (Note 9) .......    46,412        464        999,587           --
Value of options exchanged in connection with the Horizon/CMS
 acquisition (Note 9) ...............................................        --         --         23,191           --
Common shares issued upon conversion of convertible debt ............    12,324        123        114,390           --
Proceeds from exercise of options (Note 8) ..........................    10,525        105         60,221           --
Income tax benefits related to incentive stock options (Note 8) .....        --         --         67,090           --
Reduction in receivable from ESOP ...................................        --         --             --           --
Payments received on stockholders' notes receivable .................        --         --             --           --
Purchase of limited partnership units ...............................        --         --             --       (2,465)
Purchase of treasury stock ..........................................        --         --             --           --
Net income ..........................................................        --         --             --      343,059
Translation adjustment ..............................................        --         --             --         (220)
Stock dividend ......................................................     6,689         67            (67)          --
                                                                        -------    -------     ----------    ---------
Balance at December 31, 1997 ........................................   415,537      4,155      2,474,726      833,328
Proceeds from exercise of options (Note 8) ..........................     6,885         69         60,135           --
Common shares issued in connection with acquisitions (Note 9) .......       699          7         19,390           --
Common shares issued in connection with lease buyout ................        57          1          1,592           --
Income tax benefits related to incentive stock options (Note 8) .....        --         --         21,804           --
Purchase of treasury shares .........................................        --         --             --           --
Reduction in receivable from ESOP ...................................        --         --             --           --
Payments received on stockholders' notes receivable .................        --         --             --           --
Purchase of limited partnership units ...............................        --         --             --       (1,634)
Net income ..........................................................        --         --             --       46,558
Translation adjustment ..............................................        --         --             --          (24)
                                                                        -------    -------     ----------    ---------
Balance at December 31, 1998 ........................................   423,178    $ 4,232     $2,577,647    $ 878,228
                                                                        =======    =======     ==========    =========

                                                                                                             NOTES
                                                                        TREASURY STOCK                     RECEIVABLE      TOTAL
                                                                  -------------------------- RECEIVABLE      FROM      STOCKHOLDERS'
                                                                     SHARES       AMOUNT      FROM ESOP   STOCKHOLDERS    EQUITY
                                                                  ----------- -------------- ------------ ------------- -----------
                                                                                      (IN THOUSANDS)
Balance at December 31, 1995 .....................................    3,070     $(30,864)   $(15,886)    $(6,471)     $ 1,317,878
Adjustment for Advantage Health Merger ...........................       --           --          --          --          (17,638)
Adjustment for 1996 mergers (Note 2) .............................       --           --          --          --           67,569
Proceeds from exercise of options (Note 8) .......................       --           --          --          --           35,331
Proceeds from issuance of common shares ..........................       --           --          --          --           54,949
Common shares issued upon conversion of convertible debt .........       --           --          --          --            6,699
Income tax benefits related to incentive stock options (Note 8) ..       --           --          --          --           23,767
Reduction in receivable from ESOP ................................       --           --       1,738          --            1,738
Payments received on stockholders' notes receivable ..............       --           --          --       1,048            1,048
Purchase of limited partnership units ............................       --           --          --          --              (83)
Purchase of treasury stock .......................................       89         (736)         --          --             (736)
Retirement of treasury stock .....................................   (3,068)      31,277          --          --               --
Net income .......................................................       --           --          --          --          196,778
Translation adjustment ...........................................       --           --          --          --              692
Dividends paid ...................................................       --           --          --          --           (1,222)
Stock split ......................................................       91           --          --          --               --
                                                                     ------     --------    --------     -------      -----------
Balance at December 31, 1996 .....................................      182         (323)    (14,148)     (5,423)       1,686,770
Common shares issued in connection with acquisitions (Note 9) ....       --           --          --          --        1,000,051
Value of options exchanged in connection with the Horizon/CMS
 acquisition (Note 9) ............................................       --           --          --          --           23,191
Common shares issued upon conversion of convertible debt .........       --           --          --          --          114,513
Proceeds from exercise of options (Note 8) .......................       --           --          --          --           60,326
Income tax benefits related to incentive stock options (Note 8) ..       --           --          --          --           67,090
Reduction in receivable from ESOP ................................       --           --       1,901          --            1,901
Payments received on stockholders' notes receivable ..............       --           --          --           7                7
Purchase of limited partnership units ............................       --           --          --          --           (2,465)
Purchase of treasury stock .......................................      370       (3,600)         --          --           (3,600)
Net income .......................................................       --           --          --          --          343,059
Translation adjustment ...........................................       --           --          --          --             (220)
Stock dividend ...................................................       --           --          --          --               --
                                                                     ------     --------    --------     -------      -----------
Balance at December 31, 1997 .....................................      552       (3,923)    (12,247)     (5,416)       3,290,623
Proceeds from exercise of options (Note 8) .......................       --           --          --          --           60,204
Common shares issued in connection with acquisitions (Note 9) ....       --           --          --          --           19,397
Common shares issued in connection with lease buyout .............       --           --          --          --            1,593
Income tax benefits related to incentive stock options (Note 8) ..       --           --          --          --           21,804
Purchase of treasury shares ......................................    1,490      (17,890)         --          --          (17,890)
Reduction in receivable from ESOP ................................       --           --       2,078          --            2,078
Payments received on stockholders' notes receivable ..............       --           --          --         295              295
Purchase of limited partnership units ............................       --           --          --          --           (1,634)
Net income .......................................................       --           --          --          --           46,558
Translation adjustment ...........................................       --           --          --          --              (24)
                                                                     ------     --------    --------     -------      -----------
Balance at December 31, 1998 .....................................    2,042     $(21,813)   $(10,169)    $(5,121)     $ 3,423,004
                                                                     ======     ========    ========     =======      ===========

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                                                            YEAR ENDED DECEMBER 31,
                                                                                  --------------------------------------------
                                                                                      1996           1997            1998
                                                                                  ------------ --------------- ---------------
                                                                                                 (IN THOUSANDS)
OPERATING ACTIVITIES
Net income ......................................................................  $  196,778   $    343,059    $     46,558
Adjustments to reconcile net income to net cash provided by operating activities:
 Depreciation and amortization ..................................................     212,967        257,136         344,591
 Provision for doubtful accounts ................................................      61,311         74,743         112,202
 Impairment and restructuring charges ...........................................      37,390             --         483,455
 Merger and acquisition related expenses ........................................      41,515         15,875          25,630
 Loss on sale of assets .........................................................          --             --          31,232
 Income applicable to minority interests of limited partnerships ................      54,003         72,469          77,468
 Provision for deferred income taxes ............................................      15,818         15,237         (43,410)
 Provision for deferred revenue .................................................      (1,255)          (406)             --
 Changes in operating assets and liabilities, net of effects of acquisitions:
  Accounts receivable ...........................................................    (145,837)      (200,778)       (250,468)
  Inventories, prepaid expenses and other current assets ........................     (37,567)        21,803        (132,280)
  Accounts payable and accrued expenses .........................................     (34,548)      (152,201)        (58,846)
                                                                                   ----------   ------------    ------------
Net cash provided by operating activities .......................................     400,575        446,937         636,132
INVESTING ACTIVITIES
Purchases of property, plant and equipment ......................................    (208,908)      (349,861)       (714,212)
Proceeds from sale of non-strategic assets ......................................          --      1,136,571          34,100
Additions to intangible assets, net of effects of acquisitions ..................    (175,380)       (61,887)        (48,415)
Assets obtained through acquisitions, net of liabilities assumed ................    (109,334)      (309,548)       (729,440)
Payments on purchase accounting accruals ........................................          --             --        (292,949)
Changes in other assets .........................................................     (57,328)      (108,245)        (48,883)
Proceeds received on sale of other marketable securities ........................       8,774         41,087          18,340
Investments in other marketable securities ......................................          --         (1,339)             --
                                                                                   ----------   ------------    ------------
Net cash (used in) provided by investing activities .............................    (542,176)       346,778      (1,781,459)
FINANCING ACTIVITIES
Proceeds from borrowings ........................................................     205,873      1,763,317       3,486,474
Principal payments on long-term debt ............................................    (117,700)    (2,537,620)     (2,309,163)
Proceeds from exercise of options ...............................................      35,331         60,326          60,204
Proceeds from issuance of common stock ..........................................      55,628             70              --
Purchase of treasury stock ......................................................        (736)            --         (17,890)
Reduction in receivable from ESOP ...............................................       1,738          1,901           2,078
Payments received from stockholders .............................................       1,048              7             295
Dividends paid ..................................................................      (1,222)            --              --
Proceeds from investment by minority interests ..................................          83          4,096           4,471
Purchase of limited partnership units ...........................................      (3,064)        (2,685)         (1,658)
Payment of cash distributions to limited partners ...............................     (42,051)       (79,927)       (103,649)
                                                                                   ----------   ------------    ------------
Net cash provided by (used in) financing activities .............................     134,928       (790,515)      1,121,162
                                                                                   ----------   ------------    ------------
(Decrease) increase in cash and cash equivalents ................................      (6,673)         3,200         (24,165)
Cash and cash equivalents at beginning of year ..................................     170,102        159,792         162,992
Cash flows related to mergers ...................................................      (3,637)            --              --
                                                                                   ----------   ------------    ------------
Cash and cash equivalents at end of year ........................................  $  159,792   $    162,992    $    138,827
                                                                                   ==========   ============    ============
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
Cash paid during the year for:
 Interest .......................................................................  $   99,684   $    113,241    $    143,606
 Income taxes ...................................................................      72,212        140,715         315,028

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES

Non-cash investing activities:

  The  Company   assumed   liabilities  of   $30,608,000,   $1,163,913,000   and
  $107,091,000 during the years ended December 31, 1996, 1997 and 1998, respectively, in connection with its acquisitions.

  During the year ended December 31, 1996, the Company issued approximately 8,095,000 common shares as consideration for mergers (see Note 2).

  During the year ended December 31, 1997, the Company issued 46,480,000 common shares with a market value of $1,000,051,000 as consideration for acquisitions accounted for as purchases.

  During the year ended December 31, 1998, the Company issued 699,000 common shares with a market value of $19,397,000 as consideration for acquisitions accounted for as purchases.

Non-cash financing activities:

  During 1997, the Company effected a two-for-one stock split of its common stock which was effected in the form of a 100% stock dividend.

  The Company received a tax benefit from the disqualifying disposition of incentive stock options of $23,767,000, $67,090,000 and $21,804,000 for the years ended December 31, 1996, 1997 and 1998, respectively.

  During 1997, the holders of the Company's $115,000,000 in aggregate principal amount of 5% Convertible Subordinated Debentures due 2001 surrendered the Debentures for conversion into approximately 12,324,000 shares of the Company's Common Stock.

See accompanying notes.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

                               DECEMBER 31, 1998

1. SIGNIFICANT ACCOUNTING POLICIES

     The significant accounting policies followed by HEALTHSOUTH Corporation and its subsidiaries ("the Company") are presented as an integral part of the consolidated financial statements.

NATURE OF OPERATIONS

     HEALTHSOUTH is engaged in the business of providing healthcare services through two business segments: inpatient and other clinical services and outpatient services. Inpatient and other clinical services consist of services provided through inpatient rehabilitation facilities, specialty medical centers and certain physician practices and other clinical services. Outpatient services consist of services provided through outpatient rehabilitation facilities (including occupational health centers), outpatient surgery centers and outpatient diagnostic centers.

PRINCIPLES OF CONSOLIDATION

     The consolidated financial statements include the accounts of HEALTHSOUTH Corporation ("HEALTHSOUTH") and its wholly-owned subsidiaries, as well as its majority ownership or controlling interest in limited partnerships and limited liability companies. All significant intercompany accounts and transactions have been eliminated in consolidation.

OPERATING SEGMENTS

     The Company has adopted the provisions of Statement of Financial Accounting Standards ("SFAS") No. 131, "Disclosures about Segments of an Enterprise and Related Information". SFAS 131 requires the utilization of a "management approach" to define and report the financial results of operating segments. The management approach defines operating segments along the lines used by management to assess performance and make operating and resource allocation decisions. The Company has aggregated the financial results of its outpatient rehabilitation facilities, outpatient surgery centers and outpatient diagnostic centers into the outpatient services segment. These three types of facilities have common economic characteristics, provide similar services, serve a similar class of customers, cross-utilize administrative services and operate in a similar regulatory environment. In addition, the Company's integrated service model strategy combines these services in a seamless environment for the delivery of patient care on an episodic basis.

     The adoption of SFAS 131 did not affect results of operations or financial position, but did require the disclosure of segment information (see Note 14).

USE OF ESTIMATES

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the accompanying consolidated
financial   statements  and  notes.  Actual  results  could  differ  from  those estimates.

MARKETABLE SECURITIES

     Marketable securities and debt securities are classified as available-for-sale. Available-for-sale securities are carried at fair value, with the unrealized gains and losses, if material, reported as a separate component of stockholders' equity, net of tax. The cost of the specific security sold method is used to compute gain or loss on the sale of securities. Interest and dividends on securities classified as available-for-sale are included in interest income. Marketable securities and debt securities held by the Company have maturities of less than one year.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

ACCOUNTS RECEIVABLE AND THIRD-PARTY REIMBURSEMENT ACTIVITIES

     Receivables from patients, insurance companies and third-party contractual insured accounts (Medicare and Medicaid) are based on payment agreements which generally result in the Company's collecting an amount different from the established rates. Net third-party settlement receivables included in accounts receivable were $36,759,000 and $9,277,000 at December 31, 1997 and 1998,
respectively. Final determination of the settlement is subject to review by appropriate authorities. The differences between original estimates made by the Company and subsequent revisions (including final settlement) were not material to the operations of the Company. Adequate allowances are provided for doubtful accounts and contractual adjustments. Uncollectible accounts are written off against the allowance for doubtful accounts after adequate collection efforts are made. Net accounts receivable include only those amounts estimated by management to be collectible.

     The concentration of net accounts receivable from third-party contractual payors and others, as a percentage of total net accounts receivable, was as follows:


                                    DECEMBER 31,
                                 -------------------
                                   1997       1998
                                 --------   --------
       Medicare ..............       25%        21%
       Medicaid ..............        4          4
       Other .................       71         75
                                     --         --
                                    100%       100%
                                    ===        ===

INVENTORIES

     Inventories are stated at the lower of cost or market using the specific identification method.

PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment are recorded at cost. Upon sale or retirement of property, plant or equipment, the cost and related accumulated depreciation are eliminated from the respective account and the resulting gain or loss is included in the results of operations.

     Interest cost incurred during the construction of a facility is capitalized. The Company incurred interest costs of $105,310,000, $115,020,000 and $148,793,000, of which $3,943,000, $2,491,000 and $630,000 was capitalized, during 1996, 1997 and 1998, respectively.

     Depreciation and amortization is computed using the straight-line method over the estimated useful lives of the assets or the term of the lease, as appropriate. The estimated useful life of buildings is 30-40 years and the general range of useful lives for leasehold improvements, furniture, fixtures and equipment is 10-15 years.

INTANGIBLE ASSETS

     Cost in excess of net asset value of purchased facilities is amortized over 20 to 40 years using the straight-line method, with the majority of such cost being amortized over 40 years. Organization and partnership formation costs are deferred and amortized on a straight-line basis over a period of 36 months. Organization, partnership formation and start-up costs for a project that is subsequently abandoned are charged to operations in that period. Debt issue costs are amortized over the term of the debt. Noncompete agreements are amortized using the straight-line method over the term of the agreements.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

     Effective July 1, 1997, the Company began expensing amounts reflecting the costs of implementing its clinical and administrative programs and protocols at acquired facilities in the period in which such costs are incurred. Previously, the Company had capitalized such costs and amortized them over 36 months. Such costs at June 30, 1997 aggregated $64,643,000, net of accumulated amortization. These capitalized costs will be amortized in accordance with the Company's existing policy and will be fully amortized by June 2000.

     Through June 30, 1997, the Company has assigned value to and capitalized organization and partnership formation costs which have been incurred by the Company or obtained by the Company in acquisitions accounted for as purchases. Effective July 1, 1997, the Company no longer assigned value to organization and partnership formation costs obtained in acquisitions accounted for as purchases except to the extent that objective evidence exists that such costs will provide future economic benefits to the Company after the acquisition. Such organization and partnership formation costs at June 30, 1997 which were obtained by the Company in purchase transactions aggregated $8,380,000, net of accumulated amortization. Such costs at June 30, 1997 will be amortized in accordance with the Company's existing policy and will be fully amortized by June 2000.

MINORITY INTERESTS

     The equity of minority investors in limited partnerships and limited liability companies of the Company is reported on the consolidated balance sheets as minority interests. Minority interests reported in the consolidated income statements reflect the respective interests in the income or loss of the limited partnerships or limited liability companies attributable to the minority investors (ranging from 1% to 50% at December 31, 1998), the effect of which is removed from the results of operations of the Company.

REVENUES

     Revenues include net patient service revenues and other operating revenues. Other operating revenues include cafeteria revenue, gift shop revenue, rental income, trainer/contract revenue, management and administrative fee revenue (related to non-consolidated subsidiaries and affiliates) and transcriptionist fees which are insignificant to total revenues. Net patient service revenues are reported at the estimated net realizable amounts from patients, third-party payors and others for services rendered, including estimated retroactive adjustments under reimbursement agreements with third-party payors.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

INCOME PER COMMON SHARE

     The following table sets forth the computation of basic and diluted earnings per share:

                                                                              YEAR ENDED DECEMBER 31,
                                                                     -----------------------------------------
                                                                          1996          1997          1998
                                                                     ------------- ------------- -------------
                                                                     (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
Numerator:
 Net income ........................................................   $ 196,778     $ 343,059     $  46,558
                                                                       ---------     ---------     ---------
 Numerator for basic earnings per share -- income available to
   common stockholders .............................................     196,778       343,059        46,558
 Effect of dilutive securities:
   Elimination of interest and amortization on 5% Convertible
    Subordinated Debentures due 2001, less the related effect
    of the provision for income taxes ..............................       3,839           968            --
                                                                       ---------     ---------     ---------
 Numerator for diluted earnings per share -- income available to
   common stockholders after assumed conversion ....................   $ 200,617     $ 344,027     $  46,558
                                                                       =========     =========     =========
Denominator:
 Denominator for basic earnings per share -- weighted-average
   shares ..........................................................     336,603       366,768       421,462
                                                                       ---------     ---------     ---------
 Effect of dilutive securities:
   Net effect of dilutive stock options ............................      16,362        16,374        10,813
   Assumed conversion of 5% Convertible Subordinated
    Debentures due 2001 ............................................      12,226         3,057            --
   Assumed conversion of other dilutive convertible debt ...........         524            12            --
                                                                       ---------     ---------     ---------
 Dilutive potential common shares ..................................      29,112        19,443        10,813
                                                                       ---------     ---------     ---------
 Denominator of diluted earnings per share -- adjusted
   weighted-average shares and assumed conversions .................     365,715       386,211       432,275
                                                                       =========     =========     =========
Basic earnings per share ...........................................   $    0.58     $    0.94     $    0.11
                                                                       =========     =========     =========
Diluted earnings per share .........................................   $    0.55     $    0.89     $    0.11
                                                                       =========     =========     =========

IMPAIRMENT OF ASSETS

     The Company records impairment losses on long-lived assets used in operations when events and circumstances indicate that the assets might be impaired and the undiscounted cash flows estimated to be generated by those assets are less than the carrying amounts of those assets.

     With respect to the carrying value of the excess of cost over net asset value of purchased facilities and other intangible assets, the Company determines on a quarterly basis whether an impairment event has occurred by considering factors such as the market value of the asset; a significant adverse change in legal factors or in the business climate; adverse action by a regulator; a history of operating or cash flow losses; or a projection of continuing losses associated with an operating entity. The carrying value of excess cost over net asset value of purchased facilities and other intangible assets will be evaluated if the facts and circumstances suggest that it has been impaired. If this evaluation indicates that the value of the asset will not be recoverable, as determined based on the undiscounted cash flows of the entity over the remaining amortization period, an impairment loss is calculated based on the excess of the carrying amount of the asset over the asset's fair value.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

1. SIGNIFICANT ACCOUNTING POLICIES - (CONTINUED)

SELF-INSURANCE

     The Company is self-insured for professional liability and comprehensive general liability. Liabilities for asserted and unasserted claims are accrued based upon specific claims and incidents and the claims history of the Company. The reserves for estimated liabilities for asserted and unasserted claims, which are not material in relation to the Company's consolidated financial position at December 31, 1997 and 1998, are included with accrued interest payable and other liabilities in the accompanying consolidated balance sheets.

RECLASSIFICATIONS

     Certain amounts in 1996 and 1997 financial statements have been reclassified to conform with the 1998 presentation. Such reclassifications had no effect on previously reported consolidated financial position and consolidated net income.

FOREIGN CURRENCY TRANSLATION

     The Company translates the assets and liabilities of its foreign subsidiaries stated in local functional currencies to U.S. dollars at the rates of exchange in effect at the end of the period. Revenues and expenses are translated using rates of exchange in effect during the period. Gains and losses from currency translation are included in stockholders' equity. Currency transaction gains or losses are recognized in current operations and have not been significant to the Company's operating results in any period.

2. MERGERS

     Effective January 17, 1996, a wholly-owned subsidiary of the Company merged with Surgical Care Affiliates, Inc. ("SCA"), and in connection therewith the Company issued 91,856,678 shares of its common stock in exchange for all of SCA's outstanding common stock. Prior to the merger, SCA operated 67 surgery centers in 24 states. Costs and expenses of approximately $19,727,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the SCA merger have been recorded in operations during 1996 and recorded as merger expenses in the accompanying consolidated statements of income.

     Effective March 14, 1996, a wholly-owned subsidiary of the Company merged with Advantage Health Corporation ("Advantage Health"), and in connection therewith the Company issued 18,203,978 shares of its common stock in exchange for all of Advantage Health's outstanding common stock. Prior to the merger, Advantage Health operated a network of 136 sites of service, including four freestanding rehabilitation hospitals, one freestanding multi-use hospital, one nursing home, 68 outpatient rehabilitation facilities, 14 inpatient managed rehabilitation units, 24 rehabilitation services management contracts and six managed subacute rehabilitation units. Costs and expenses of approximately $9,212,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the Advantage Health merger have been recorded in operations during 1996 and reported as merger expenses in the accompanying consolidated statements of income.

     Effective March 3, 1997, a wholly-owned subsidiary of the Company merged with Health Images, Inc. ("Health Images"), and in connection therewith the Company issued 10,343,470 shares of its common stock in exchange for all of Health Images' outstanding common stock. Prior to the merger, Health Images operated 49 freestanding diagnostic imaging centers in 13 states and six in the United Kingdom. Costs and expenses of approximately $15,875,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the Health Images merger have been recorded in operations during 1997 and reported as merger expenses in the accompanying consolidated statements of income.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

2. MERGERS - (CONTINUED)

     Effective July 22, 1998, a wholly-owned subsidiary of the Company merged with National Surgery Centers, Inc. ("NSC"), and in connection therewith the Company issued 20,426,261 shares of its common stock in exchange for all of NSC's outstanding common stock. Prior to the merger, NSC operated 40 outpatient surgery centers in 14 states. Costs and expenses of approximately $25,630,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the NSC merger have been recorded in operations during 1998 and reported as merger expenses in the accompanying consolidated statements of income.

     The mergers of the Company with SCA, Advantage Health, Health Images and NSC were accounted for as poolings of interests and, accordingly, the Company's consolidated financial statements have been restated to include the results of the acquired companies for all periods presented. There were no material transactions between the Company, SCA, Advantage Health, Health Images and NSC prior to the mergers. The effects of conforming the accounting policies of the combined companies are not material.

     Combined and separate results of the Company and NSC are as follows (in thousands):

                                HEALTHSOUTH        NSC          COMBINED
                               -------------   -----------   --------------
Year ended December 31, 1996
 Revenues ..................    $ 2,568,155     $  80,033     $ 2,648,188
 Net income ................        189,864         6,914         196,778
Year ended December 31, 1997
 Revenues ..................    $ 3,017,269     $ 105,907     $ 3,123,176
 Net income ................        330,608        12,451         343,059
Year ended December 31, 1998
 Revenues ..................    $ 3,938,376     $  67,698     $ 4,006,074
 Net income ................         38,421         8,137          46,558


     Separate 1998 results for NSC include only the period January 1 through June 30, 1998.

     During 1996, wholly-owned subsidiaries of the Company merged with Professional Sports Care Management, Inc. ("PSCM"), Fort Sutter Surgery Center, Inc. ("FSSCI") and ReadiCare, Inc. ("ReadiCare"). In connection with these mergers the Company issued an aggregate of 8,094,598 shares of its common stock. Costs and expenses of approximately $12,576,000, primarily legal, accounting and financial advisory fees, incurred by the Company in connection with the mergers have been recorded in operations during 1996 and reported as merger expenses in the accompanying consolidated statements of income.

     The PSCM and ReadiCare mergers were accounted for as poolings of interests. However, due to the immateriality of these mergers, the Company's historical financial statements for all periods prior to the quarters in which the respective mergers were completed have not been restated. Instead, stockholders' equity has been increased by $43,230,000 to reflect the effects of the PSCM merger and $15,431,000 to reflect the effects of the ReadiCare merger. The results of operations of PSCM and ReadiCare are included in the accompanying consolidated financial statements from the date of acquisition forward. In addition, the FSSCI merger was a stock-for-stock acquisition. Stockholders' equity has been increased by $8,908,000 to reflect the effects of the merger.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

3. CASH, CASH EQUIVALENTS AND OTHER MARKETABLE SECURITIES

     Cash, cash equivalents and other marketable securities consisted of the following:

                                                                  DECEMBER 31,
                                                           ---------------------------
                                                               1997           1998
                                                           ------------   ------------
                                                                 (IN THOUSANDS)
       Cash ............................................    $ 150,318      $ 131,709
       Cash equivalents ................................       12,674          7,118
                                                            ---------      ---------
        Total cash and cash equivalents ................      162,992        138,827
       Certificates of deposit .........................        1,256          1,256
       Municipal put bonds .............................        1,570          1,430
       Municipal put bond mutual funds .................          500             --
       Other debt securities ...........................       17,700             --
       Collateralized mortgage obligations .............        1,000          1,000
                                                            ---------      ---------
        Total other marketable securities ..............       22,026          3,686
                                                            ---------      ---------
       Total cash, cash equivalents and other marketable
        securities (approximates market value) .........    $ 185,018      $ 142,513
                                                            =========      =========

     For purposes of the consolidated balance sheets and statements of cash flows, marketable securities purchased with an original maturity of ninety days or less are considered cash equivalents.

4. OTHER ASSETS

     Other assets consisted of the following:

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                  1997          1998
                                                              -----------   -----------
                                                                   (IN THOUSANDS)
       Notes receivable ...................................    $  70,655     $  59,992
       Prepaid long-term lease ............................        9,190         7,829
       Investments accounted for on equity method .........        9,794        16,548
       Investments accounted for at cost ..................       28,427        52,004
       Real estate investments ............................       21,911         2,820
       Trusteed funds .....................................          921         4,218
       Other ..............................................       20,231         3,747
                                                               ---------     ---------
                                                               $ 161,129     $ 147,158
                                                               =========     =========


     The Company has various investments, with ownership percentages ranging from 24% to 49%, which are accounted for using the equity method of accounting. The Company's equity in earnings of these investments was not material to the Company's consolidated results of operations for the years ended 1996, 1997 and 1998. At December 31, 1998, the investment balance on the Company's books was not materially different than the underlying equity in net assets of the unconsolidated entities.

     Investments accounted for at cost are comprised of investments in companies involved in operations similar to those of the Company. For those investments with a quoted market price, the Company's investment balance is not materially different than the quoted market price. For all other investments in this category, it was not practicable to estimate the fair value because of the lack of a quoted market price and the inability to estimate the fair value without incurring excessive costs. The carrying amount at December 31, 1998 represents the original cost of the investments, which management believes is not impaired.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
           NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED )

5. PROPERTY, PLANT AND EQUIPMENT

     Property, plant and equipment consisted of the following:

                                                                   DECEMBER 31,
                                                          -------------------------------
                                                               1997             1998
                                                          --------------   --------------
                                                                  (IN THOUSANDS)
       Land ...........................................    $   115,117      $   123,076
       Buildings ......................................      1,039,523        1,153,845
       Leasehold improvements .........................        196,934          348,205
       Furniture, fixtures and equipment ..............      1,077,538        1,266,185
       Construction-in-progress .......................         32,876           29,212
                                                           -----------      -----------
                                                             2,461,988        2,920,523
       Less accumulated depreciation and amortization .        571,878          632,261
                                                           -----------      -----------
                                                           $ 1,890,110      $ 2,288,262
                                                           ===========      ===========

6. INTANGIBLE ASSETS

     Intangible assets consisted of the following:

                                                                 DECEMBER 31,
                                                        -------------------------------
                                                             1997             1998
                                                        --------------   --------------
                                                                (IN THOUSANDS)
       Organizational, partnership formation and
        start-up costs (see Note 1) .................    $   255,810      $   200,160
       Debt issue costs .............................         33,114           56,068
       Noncompete agreements ........................        121,581          130,776
       Cost in excess of net asset value of purchased
        facilities ..................................      2,176,127        2,919,187
                                                         -----------      -----------
                                                           2,586,632        3,306,191
       Less accumulated amortization ................        273,642          346,281
                                                         -----------      -----------
                                                         $ 2,312,990      $ 2,959,910
                                                         ===========      ===========

7. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                                             DECEMBER 31,
                                                                    -------------------------------
                                                                         1997             1998
                                                                    --------------   --------------
                                                                            (IN THOUSANDS)
       Notes and bonds payable:
        Advances under a $1,750,000,000 credit agreement
          with banks ............................................    $        --      $ 1,325,000
        Advances under a $1,250,000,000 credit agreement
          with banks ............................................      1,175,000               --
        9.5% Senior Subordinated Notes due 2001 .................        250,000          250,000
        3.25% Convertible Subordinated Debentures due
          2003 ..................................................             --          567,750
        6.875% Senior Notes due 2005 ............................             --          250,000
        7.0% Senior Notes due 2008 ..............................             --          250,000
        Notes payable to banks and various other notes
          payable, at interest rates from 5.5% to 14.9% .........        128,036          113,755
        Hospital revenue bonds payable ..........................         14,836           13,712
       Noncompete agreements payable with payments due at
        intervals ranging through December 2004 .................         47,089           60,709
                                                                     -----------      -----------
                                                                       1,614,961        2,830,926
       Less amounts due within one year .........................         49,160           49,994
                                                                     -----------      -----------
                                                                     $ 1,565,801      $ 2,780,932
                                                                     ===========      ===========

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

7. LONG-TERM DEBT - (CONTINUED)

     The fair value of the total long-term debt approximates book value at December 31, 1997 and, except for the 3.25% Convertible Subordinated Debentures due 2003, at December 31, 1998. The fair value of the 3.25% Convertible Subordinated Debentures due 2003 was approximately $483,000,000 at December 31, 1998. The fair values of the Company's long-term debt are estimated using discounted cash flow analysis, based on the Company's current incremental borrowing rates for similar types of borrowing arrangements.

     The Company has a $1,750,000,000 revolving credit facility with NationsBank, N.A. ("NationsBank") and other participating banks (the "1998 Credit Agreement"). The 1998 Credit Agreement replaced a previous $1,250,000,000 revolving credit agreement, also with NationsBank. In conjunction with the 1998 Credit Agreement, the Company also canceled its $350,000,000 364-day interim revolving credit facility with NationsBank. Interest on the 1998 Credit Agreement is paid based on LIBOR plus a predetermined margin, a base rate, or competitively bid rates from the participating banks. The Company is required to pay a fee on the unused portion of the revolving credit facility ranging from 0.09% to 0.25%, depending on certain defined ratios. The principal amount is payable in full on June 22, 2003. The Company has provided a negative pledge on all assets under the 1998 Credit Agreement. At December 31, 1998, the effective interest rate associated with the 1998 Credit Agreement was approximately 5.9%.

     The Company also has a Short Term Credit Agreement with NationsBank (as amended, the "Short Term Credit Agreement"), providing for a $500,000,000 short term revolving credit facility. The terms of the Short Term Credit Agreement are substantially consistent with those of the 1998 Credit Agreement. Interest on the Short Term Credit Agreement is paid based on LIBOR plus a predetermined margin or a base rate. The Company is required to pay a fee on the unused portion of the credit facility ranging from 0.09% to 0.25%, depending on certain defined ratios. The principal amount is payable in full on February 15, 2000, with an earlier repayment required in the event that the Company consummates any public offering or private placement of debt securities. At December 31, 1998, the Company had not drawn down any amounts under the Short Term Credit Agreement.

     On March 24, 1994, the Company issued $250,000,000 principal amount of 9.5% Senior Subordinated Notes due 2001 (the "Notes"). Interest is payable on April 1 and October 1. The Notes are senior subordinated obligations of the Company and as such are subordinated to all existing and future senior indebtedness of the Company, and also are effectively subordinated to all existing and future liabilities of the Company's subsidiaries and partnerships. The Notes mature on April 1, 2001.

     On March 20, 1998, the Company issued $500,000,000 in 3.25% Convertible Subordinated Debentures due 2003 (the "3.25% Convertible Debentures") in a private placement. An additional $67,750,000 principal amount of the 3.25% Convertible Debentures was issued on March 31, 1998 to cover underwriters' overallotments. Interest is payable on April 1 and October 1. The 3.25% Convertible Debentures are convertible into Common Stock of the Company at the option of the holder at a conversion price of $36.625 per share, subject to adjustment upon the occurrence of certain events. The net proceeds from the issuance of the 3.25% Convertible Debentures were used by the Company to pay down indebtedness outstanding under its then-existing credit facilities.

     On June 22, 1998, the Company issued $250,000,000 in 6.875% Senior Notes due 2005 and $250,000,000 in 7.0% Senior Notes due 2008 (collectively, the "Senior Notes"). Interest is payable on June 15 and December 15 of each year, commencing on December 15, 1998. The Senior Notes are unsecured, unsubordinated obligations of the Company. The net proceeds from the issuance of the Senior Notes were used by the Company to pay down indebtedness outstanding under its existing credit facilities.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

7. LONG-TERM DEBT - (CONTINUED)

     Principal maturities of long-term debt are as follows:


YEAR ENDING DECEMBER 31,      (IN THOUSANDS)
---------------------------- ---------------
  1999 .....................   $    49,994
  2000 .....................        36,564
  2001 .....................       277,805
  2002 .....................        17,221
  2003 .....................     1,904,692
  After 2003 ...............       544,650
                               -----------
                               $ 2,830,926
                               ===========

8. STOCK OPTIONS

     The Company has various stockholder-approved stock option plans which provide for the grant of options to directors, officers and other key employees to purchase Common Stock at 100% of the fair market value as of the date of grant. The Audit and Compensation Committee of the Board of Directors administers the stock option plans. Options may be granted as incentive stock options or as non-qualified stock options. Incentive stock options vest 25% annually, commencing upon completion of one year of employment subsequent to the date of grant. Certain of the non-qualified stock options are not subject to any vesting provisions, while others vest on the same schedule as the incentive stock options. The options expire at dates ranging from five to ten years from the date of grant.

     In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, "Accounting for Stock-Based Compensation" ("SFAS 123"). SFAS 123 is effective for fiscal years beginning after December 15, 1995 and allows for the option of continuing to account for stock-based compensation under Accounting Principles Board Opinion No. 25, "Accounting for Stock Issued to Employees" ("APB 25"), and related interpretations, or selecting the fair value method of expense recognition as described in SFAS 123. The Company has elected to follow APB 25 in accounting for its employee stock options. The Company follows SFAS 123 in accounting for its non-employee stock options. The total compensation expense associated with non-employee stock options granted in 1996, 1997 and 1998 was not material.

     Pro forma information regarding net income and earnings per share is required by SFAS 123, and has been determined as if the Company had accounted for its employee stock options under the fair value method of SFAS 123. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1996, 1997 and 1998, respectively: risk-free interest rates of 6.01%, 6.12% and 6.10%; dividend yield of 0%; volatility factors of the expected market price of the Company's common stock of .37, .37 and .76; and a weighted-average expected life of the options of 4.3 years, 6.2 years and 5.5 years.

     The Black-Scholes option valuation model was developed for use in estimating the fair value of traded options which have no vesting restrictions and are fully transferable. In addition, option valuation models require the input of highly subjective assumptions including the expected stock price volatility. Because the Company's employee stock options have characteristics significantly different from those of traded options, and because changes in the subjective input assumptions can materially affect the fair value estimate, in management's opinion, the existing models do not necessarily provide a reliable single measure of the fair value of its employee stock options.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

8. STOCK OPTIONS - (CONTINUED)

     For purposes of pro forma disclosures, the estimated fair value of the options is amortized to expense over the options' vesting period. The Company's pro forma information follows:

                                               YEAR ENDED DECEMBER 31,
                                     -------------------------------------------
                                          1996           1997           1998
                                     -------------- -------------- -------------
                                      (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)
      Pro forma net income .........   $  168,390     $  301,467     $  31,009
      Pro forma earnings per share:
        Basic ......................   $     0.50     $     0.82     $    0.07
        Diluted ....................         0.46           0.78          0.07


     The effect of compensation expense from stock options on 1996 pro forma net income reflects the second year of vesting of 1995 awards and the first year of vesting of 1996 awards. The 1997 pro forma net income reflects the third year of vesting of the 1995 awards, the second year of vesting the 1996 awards and the first year of vesting of the 1997 awards. Not until 1998 is full effect of recognizing compensation expense for stock options representative of the possible effects on pro forma net income for future years.

     A summary of the Company's stock option activity and related information for the years ended December 31 follows:

                                                        1996                   1997                   1998
                                               ---------------------- ----------------------- ---------------------
                                                            WEIGHTED                WEIGHTED               WEIGHTED
                                                             AVERAGE                 AVERAGE               AVERAGE
                                                 OPTIONS    EXERCISE     OPTIONS    EXERCISE    OPTIONS    EXERCISE
                                                  (000)       PRICE       (000)       PRICE      (000)      PRICE
                                               ----------- ---------- ------------ ---------- ----------- ---------
Options outstanding January 1 ................    36,102       $ 5        34,736       $ 7       34,771      $12
 Granted .....................................     5,730        17        11,286        22        6,020       12
 Exercised ...................................    (6,751)        5       (10,075)        7       (5,035)      12
 Canceled ....................................      (345)        6        (1,176)       19       (1,319)      21
                                                  ------       ---       -------       ---       ------      ---
Options outstanding at December 31 ...........    34,736       $ 7        34,771       $12       34,437      $12
Options exercisable at December 31 ...........    27,978       $ 6        28,703       $11       29,156      $11
Weighted average fair value of options granted
 during the year .............................  $   7.13               $   10.59               $   7.50

     The following table summarizes information about stock options outstanding at December 31, 1998:

                                     OPTIONS OUTSTANDING               OPTIONS EXERCISABLE
                           --------------------------------------- ---------------------------
                                              WEIGHTED   WEIGHTED                    WEIGHTED
                                              AVERAGE     AVERAGE                    AVERAGE
                             DECEMBER 31,    REMAINING   EXERCISE    DECEMBER 31,    EXERCISE
                                 1998           LIFE       PRICE         1998         PRICE
                           ---------------- ----------- ---------- --------------- -----------
                            (IN THOUSANDS)    (YEARS)               (IN THOUSANDS)
Under $10.00 .............      21,808           5.76    $   6.59      18,775       $   6.08
$10.00 - $23.63 ..........       7,760           6.66       17.99       7,113          18.02
$23.63 and above .........       4,869           8.65       24.12       3,268          24.06


9. ACQUISITIONS

     The Company evaluates each of its acquisitions independently to determine the appropriate amortization period for the cost in excess of net asset value of purchased facilities. Each evaluation includes an analysis of historic and projected financial performance, evaluation of the estimated useful

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. ACQUISITIONS - (CONTINUED)

lives of buildings and fixed assets acquired, the indefinite lives of certificates of need and licenses acquired, the competition within local markets, lease terms where applicable, and the legal term of partnerships where applicable.

1996 ACQUISITIONS

     At  various  dates  during  1996,   the  Company   acquired  80  outpatient
rehabilitation facilities, 19 outpatient surgery centers, one inpatient rehabilitation hospital and one diagnostic imaging center. The acquired operations are located throughout the United States. The total purchase price of the acquired operations was approximately $122,264,000. The form of consideration constituting the total purchase prices was approximately $110,262,000 in cash and $12,002,000 in notes payable.

     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $11,900,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

     The fair value of the total net assets relating to the 1996 acquisitions described above was approximately $42,459,000. The total cost of the 1996 acquisitions exceeded the fair value of the net assets acquired by approximately $79,805,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1996 acquisitions should be amortized over periods ranging from 25 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above.

     All of the 1996 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses (not material individually or in the aggregate) are included in the accompanying consolidated financial statements from their respective dates of acquisition.

1997 ACQUISITIONS

     Effective October 29, 1997, the Company acquired Horizon/CMS Healthcare Corporation ("Horizon/CMS") in a stock-for-stock merger in which the stockholders of Horizon/CMS received 0.84338 of a share of the Company's common stock per share of Horizon/CMS common stock. At the time of the acquisition, Horizon/CMS operated 30 inpatient rehabilitation hospitals and approximately 275 outpatient rehabilitation centers, among other strategic businesses, as well as certain long-term care businesses. In the transaction, the Company issued approximately 45,261,000 shares of its common stock, valued at $975,824,000, exchanged options to acquire 3,313,000 shares of common stock, valued at $23,191,000, and assumed approximately $740,000,000 in long-term debt.

     Effective December 31, 1997, the Company sold certain non-strategic assets of Horizon/CMS to Integrated Health Services, Inc. ("IHS"). Under the terms of the sale, the Company sold 139 long-term care facilities, 12 specialty hospitals, 35 institutional pharmacy locations and over 1,000 rehabilitation therapy contracts with long-term care facilities. The transaction was valued at approximately $1,224,000,000, including the payment by IHS of approximately $1,130,000,000 in cash (net of certain adjustments) and the assumption by IHS of approximately $94,000,000 in debt.

     In accordance with Emerging Issues Task Force Issue 87-11, "Allocation of Purchase Price to Assets to be Sold" ("EITF 87-11"), the results of operations of the non-strategic assets sold to IHS from the acquisition date to December 31, 1997, including a net loss of $7,376,000, have been excluded from the Company's results of operations in the accompanying financial statements. The gain on the disposition of the assets sold to IHS, totaling $10,996,000, has been accounted for as an adjustment to the original Horizon/CMS purchase price allocation.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. ACQUISITIONS - (CONTINUED)

     The Company also planned to sell the physician and allied health professional placement service business it acquired in the Horizon/CMS acquisition (the "Physician Placement Services Subsidiary"). This sale was completed during the fourth quarter of 1998. Accordingly, a portion of the Horizon/CMS purchase price was allocated to the Physician Placement Services Subsidiary and this amount was classified as assets held for sale in the accompanying December 31, 1997 consolidated balance sheet. The allocated amount of $60,400,000 represented the net assets of the Physician Placement Services Subsidiary, plus anticipated cash flows from (a) operations of the Physician Placement Services Subsidiary during the holding period and (b) proceeds from the sale of the Physician Placement Services Subsidiary. The actual net proceeds realized by the Company upon the sale of the Physician Placement Services Subsidiary was approximately $34,100,000. The difference between the original amount allocated and the net proceeds realized by the Company has been accounted for in 1998 as an adjustment to the Horizon/CMS purchase price allocation. The results of operations of the Physician Placement Services Subsidiary from the Horizon/CMS acquisition date to December 31, 1998, including a net loss of $10,065,000, have been excluded from the Company's results of operations in the accompanying financial statement in accordance with EITF 87-11.

     In connection with the sale of the Physician Placement Services Subsidiary, the Company also sold its physical therapy staffing business, which had been acquired by the Company as part of a larger strategic acquisition in 1994. The loss on the sale of the physical therapy staffing business was $31,232,000 and was recorded by the Company in the fourth quarter of 1998.

     Effective September 30, 1997, the Company acquired ASC Network Corporation ("ASC") in a cash-for-stock merger. At the time of the acquisition, ASC operated 29 outpatient surgery centers in eight states. The total purchase price for ASC was approximately $130,827,000 in cash, plus the assumption of approximately $61,000,000 in long-term debt.

     Effective October 23, 1997, the Company acquired National Imaging Affiliates, Inc. ("NIA") in a stock-for-stock merger. At the time of the acquisition, NIA operated eight diagnostic imaging centers in six states and a radiology management services business. In conjunction with the transaction, NIA spun off its radiology management services business, which continues to be owned by the former NIA stockholders. In the transaction, the Company issued approximately 984,000 shares of its common stock, valued at $20,706,000, in exchange for all of the outstanding shares of NIA.

     At various dates and in separate transactions throughout 1997, the Company acquired 135 outpatient rehabilitation facilities, ten outpatient surgery centers and eight diagnostic imaging facilities located throughout the United States. The Company also acquired an inpatient rehabilitation hospital located in Australia. The total purchase price of the acquired operations was approximately $179,749,000. The form of consideration constituting the total purchase prices was $173,519,000 in cash, $2,674,000 in notes payable and the issuance of approximately 235,000 shares of the Company's common stock, valued at $3,521,000.

     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $29,275,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

     As of December 31, 1997, the Company had estimated the fair value of the total net assets relating to the 1997 acquisitions described above to be approximately $237,369,000. During 1998, the Company made certain adjustments to reduce the fair value of the Horizon/CMS net assets acquired by approximately $136,065,000. These adjustments relate primarily to the valuation of accounts and notes receivable acquired, the valuation of fixed assets acquired, final working capital settlements with IHS and the payment of pre-acquisition liabilities in excess of amounts accrued in the original purchase price allocation. After considering the effects of the adjustments recorded in 1998, the total cost of the 1997

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

9. ACQUISITIONS - (CONTINUED)

acquisitions exceeded the fair value of the net assets acquired by approximately $1,228,993,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1997 acquisitions should be amortized over a period of 25 to 40 years on a straight-line basis.

     All of the 1997 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses are included in the accompanying consolidated financial statements from their respective dates of acquisition. With the exception of the operations acquired in the Horizon/CMS acquisition (for which pro forma data has been disclosed above), the results of operations of the acquired businesses were not material individually or in the aggregate to the Company's consolidated results of operations and financial position.

1998 ACQUISITIONS

     Effective July 1, 1998, the Company acquired Columbia/HCA Healthcare Corporation's interests in 33 ambulatory surgery centers (subject to certain outstanding consents and approvals with respect to three of the centers, as to which the parties entered into management agreements) in a transaction accounted for as a purchase. Effective July 31, 1998, the Company entered into certain other arrangements to acquire substantially all of the economic benefit of Columbia/HCA's interests in one additional ambulatory surgery center. The purchase price was approximately $550,402,000 in cash.

     At various dates and in separate transactions throughout 1998, the Company acquired 112 outpatient rehabilitation facilities, four outpatient surgery centers, one inpatient rehabilitation hospital and 27 diagnostic imaging centers. The acquired operations are located throughout the United States. The total purchase price of the acquired operations was approximately $216,305,000. The form of consideration constituting the total purchase prices was approximately $179,038,000 in cash and $17,870,000 in notes payable and the issuance of approximately 699,000 shares of the Company's common stock, valued at $19,397,000.

     In connection with these transactions, the Company entered into noncompete agreements with former owners totaling $25,926,000. In general, these noncompete agreements are payable in monthly or quarterly installments over periods ranging from five to ten years.

     The fair value of the total net assets relating to the 1998 acquisitions described above was approximately $15,570,000. The total cost of the 1998 acquisitions exceeded the fair value of the net assets acquired by approximately $751,137,000. Based on the evaluation of each acquisition utilizing the criteria described above, the Company determined that the cost in excess of net asset value of purchased facilities relating to the 1998 acquisitions should be amortized over periods ranging from 25 to 40 years on a straight-line basis. No other identifiable intangible assets were recorded in the acquisitions described above. At December 31, 1998, the purchase price allocation associated with the 1998 acquisitions is preliminary in nature. During 1999 the Company will make adjustments, if necessary, to the purchase price allocation based on revisions to the fair value of the assets acquired.

     All of the 1998 acquisitions described above were accounted for as purchases and, accordingly, the results of operations of the acquired businesses (not material individually or in the aggregate) are included in the accompanying consolidated financial statements from their respective dates of acquisition.

10. INCOME TAXES

     HEALTHSOUTH and its subsidiaries file a consolidated federal income tax return. The limited partnerships and limited liability companies file separate income tax returns. HEALTHSOUTH's allocable portion of each partnership's income or loss is included in the taxable income of the Company. The remaining income or loss of each partnership and limited liability company is allocated to the limited partners.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10. INCOME TAXES - (CONTINUED)

     The Company  utilizes the liability  method of accounting for income taxes, as required by Financial Accounting Standards Board Statement No. 109, "Accounting for Income Taxes". Deferred income taxes reflect the net effects of temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of the Company's deferred tax assets and liabilities as of December 31, 1997 are as follows:

                                               CURRENT        NONCURRENT          TOTAL
                                           --------------   --------------   ---------------
                                                            (IN THOUSANDS)
Deferred tax assets:
 Accruals ..............................     $   19,564       $       --       $    19,564
 Net operating loss ....................             --           11,334            11,334
 Other .................................             --            4,618             4,618
                                             ----------       ----------       -----------
Total deferred tax assets ..............         19,564           15,952            35,516
Deferred tax liabilities:
 Depreciation and amortization .........             --          (91,485)          (91,485)
 Capitalized costs .....................         (9,038)              --            (9,038)
 Allowance for bad debts ...............        (40,520)              --           (40,520)
 Other .................................         (4,351)              --            (4,351)
                                             ----------       ----------       -----------
Total deferred tax liabilities .........        (53,909)         (91,485)         (145,394)
                                             ----------       ----------       -----------
Net deferred tax liabilities ...........     $  (34,345)      $  (75,533)      $  (109,878)
                                             ==========       ==========       ===========

     Significant components of the Company's deferred tax assets and liabilities as of December 31, 1998 are as follows:

                                                  CURRENT        NONCURRENT          TOTAL
                                             --------------   --------------   --------------
                                                              (IN THOUSANDS)

Deferred tax assets:
 Net operating loss .......................    $       --       $    3,504       $    3,504
 Accruals .................................        19,482               --           19,482
 Impairment and restructuring charges .....            --          136,470          136,470
                                               ----------       ----------       ----------
Total deferred tax assets .................        19,482          139,974          159,456
Deferred tax liabilities:
 Depreciation and amortization ............            --          (90,753)         (90,753)
 Bad debts ................................       (53,642)              --          (53,642)
 Capitalized costs ........................            --          (78,077)         (78,077)
 Other ....................................        (3,452)              --           (3,452)
                                               ----------       ----------       ----------
Total deferred tax liabilities ............       (57,094)        (168,830)        (225,924)
                                               ----------       ----------       ----------
Net deferred tax liabilities ..............    $  (37,612)      $  (28,856)      $  (66,468)
                                               ==========       ==========       ==========

     At December 31, 1998, the Company has net operating loss carryforwards of approximately $9,829,000 for income tax purposes expiring through the year 2017. Those carryforwards resulted from the Company's acquisitions of Diagnostic Health Corporation, Renaissance Rehabilitation Center, Inc., Rebound, Inc., Health Images and Horizon/CMS.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

10. INCOME TAXES - (CONTINUED)

     The provision for income taxes was as follows:


                              YEAR ENDED DECEMBER 31,
                     ------------------------------------------
                         1996           1997           1998
                     ------------   ------------   ------------
                                   (IN THOUSANDS)
Currently payable:
 Federal .........    $ 118,448      $ 171,029      $ 162,433
 State ...........       14,279         27,402         24,324
                      ---------      ---------      ---------
                        132,727        198,431        186,757
Deferred expense:
 Federal .........       14,742         13,186        (37,756)
 State ...........        1,076          2,051         (5,654)
                      ---------      ---------      ---------
                         15,818         15,237        (43,410)
                      ---------      ---------      ---------
                      $ 148,545      $ 213,668      $ 143,347
                      =========      =========      =========


     The difference between the provision for income taxes and the amount computed by applying the statutory federal income tax rate to income before taxes was as follows:


                                                                  YEAR ENDED DECEMBER 31,
                                                        -------------------------------------------
                                                            1996           1997            1998
                                                        ------------   ------------   -------------
                                                                      (IN THOUSANDS)

Federal taxes at statutory rates ....................    $ 139,764      $ 220,219       $  93,581
Add (deduct):
 State income taxes, net of federal tax benefit .....        9,981         19,144          12,136
 Minority interests .................................      (18,901)       (25,364)        (27,114)
 Nondeductible goodwill .............................           --             --           7,630
 Disposal/impairment charges ........................        6,563          1,576          57,873
 Other ..............................................       11,138         (1,907)           (759)
                                                         ---------      ---------       ---------
                                                         $ 148,545      $ 213,668       $ 143,347
                                                         =========      =========       =========

11. COMMITMENTS AND CONTINGENCIES

     The Company is a party to legal proceedings incidental to its business. In the opinion of management, any ultimate liability with respect to these actions will not materially affect the consolidated financial position or results of operations of the Company.

     Beginning December 1, 1993, the Company became self-insured for professional liability and comprehensive general liability. The Company purchased coverage for all claims incurred prior to December 1, 1993. In addition, the Company purchased underlying insurance which would cover all claims once established limits have been exceeded. It is the opinion of management that at December 31, 1998 the Company has adequate reserves to cover losses on asserted and unasserted claims.

     Prior to consummation of the SCA and Advantage Health mergers (see Note 2), these companies carried professional malpractice and general liability insurance. The policies were carried on a claims made basis. The companies had policies in place to track and monitor incidents of significance. Management is unaware of any claims that may result in a loss in excess of amounts covered by existing insurance.

     In connection with the Horizon/CMS acquisition, the Company assumed Horizon/CMS's open professional and general liability claims. The Company has entered into an agreement with an insurance carrier to assume responsibility for the majority of open claims. Under this agreement, a "risk transfer"

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

11. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

was conducted which converted Horizon/CMS's self-insured claims to insured liabilities consistent with the terms of the underlying insurance policy.

     Horizon/CMS is currently a party, or is subject, to certain litigation matters and disputes. The Company itself is, in general, not a party to such litigation. These matters include actions on investigations initiated by the Securities and Exchange Commission, New York Stock Exchange, various federal and state regulatory agencies, stockholders of Horizon/CMS and other parties. Both Horizon/CMS and the Company are working to resolve these matters and cooperating fully with the various regulatory agencies involved. As of December 31, 1998, it was not possible for the Company to predict the ultimate outcome or effect of these matters. In management's opinion, the ultimate resolution of these matters will not have a material effect on the Company's consolidated financial position.

     The Company has been served with certain lawsuits filed beginning September 30, 1998, which purport to be class actions under the federal and Alabama securities laws. Such lawsuits were filed following a decline in the Company's stock price at the end of the third quarter of 1998. Seven such suits have been filed in the United States District Court for the Northern District of Alabama, comprising substantially identical complaints filed against the Company and certain of its officers and directors alleging that, during the period August 12, 1997 through September 30, 1998, the defendants misrepresented or failed to disclose certain material facts concerning the Company's business and financial condition in order to artificially inflate the price of the Company's Common Stock and issued or sold shares of such stock during the purported class period, all allegedly in violation of Section 10(b) of the Securities Exchange Act of 1934 and Rule 10b-5 thereunder. Certain of the named plaintiffs in some of the complaints also purport to represent separate subclasses consisting of former stockholders of corporations acquired by the Company in 1997 and 1998 who received shares of the Company's Common Stock in connection with such acquisitions and who assert additional claims under Section 11 of the Securities Act of 1933. In January 1999, these complaints were ordered to be consolidated, with a consolidated amended complaint due to be filed by April 5, 1999.

     Additionally, another suit has been filed in the Circuit Court of Jefferson County, Alabama, purportedly as a derivative action on behalf of the Company. This suit largely replicates the allegations of the federal actions described in the preceding paragraph and alleges that the current directors of the Company, certain former directors and certain officers of the Company breached their fiduciary duties to the Company and engaged in other allegedly tortious conduct. The plaintiff in that case has forborne pursuing its claim thus far pending further progress in the federal actions, and the Company has not yet been required to file a responsive pleading in the case. Another non-derivative state court action was voluntarily dismissed by the plaintiff, without prejudice.

     The Company believes that all claims asserted in the above suits are without merit, and expects to vigorously defend against such claims. Because such suits have only recently been filed, the Company cannot predict the outcome of any such suits or the magnitude of any potential loss if the Company's defense is unsuccessful.

     At December 31, 1998, committed capital expenditures for the next twelve months are $27,458,000.

     Operating leases generally consist of short-term lease agreements for buildings where facilities are located. These leases generally have 5-year terms, with one or more renewal options, with terms to be negotiated at the time of renewal. Total rental expense for all operating leases was $138,098,000, $167,749,000 and $238,937,000 for the years ended December 31, 1996, 1997 and
1998, respectively.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

11. COMMITMENTS AND CONTINGENCIES - (CONTINUED)

     The following is a schedule of future minimum lease payments under all operating leases having initial or remaining non-cancelable lease terms in excess of one year:


YEAR ENDED DECEMBER 31,                              (IN THOUSANDS)
-------------------------------------------------   ---------------
       1999 .....................................      $ 199,903
       2000 .....................................        171,245
       2001 .....................................        142,874
       2002 .....................................        110,545
       2003 .....................................         85,697
       After 2003 ...............................        285,008
                                                       ---------
       Total minimum payments required ..........      $ 995,272
                                                       =========

12. EMPLOYEE BENEFIT PLANS

     The Company has a 401(k) savings plan which matches 15% of the first 4% of earnings that an employee contributes. All contributions are in the form of cash. All employees who have completed one year of service with a minimum of 1,000 hours worked are eligible to participate in the plan. Company contributions are gradually vested over a seven-year service period. Contributions to the plan by the Company were approximately $2,420,000, $2,628,000 and $4,121,000 in 1996, 1997 and 1998, respectively.

     In 1991, the Company established an Employee Stock Ownership Plan ("ESOP") for the purpose of providing substantially all employees of the Company the opportunity to save for their retirement and acquire a proprietary interest in the Company. The ESOP currently owns approximately 3,320,000 shares of the Company's common stock, which were purchased with funds borrowed from the Company, $10,000,000 in 1991 (the "1991 ESOP Loan") and $10,000,000 in 1992 (the
"1992 ESOP Loan"). At December 31, 1998, the combined ESOP Loans had a balance of $10,169,000. The 1991 ESOP Loan, which bears an interest rate of 10%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1992. The 1992 ESOP Loan, which bears an interest rate of 8.5%, is payable in annual installments covering interest and principal over a ten-year period beginning in 1993. Company contributions to the ESOP began in 1992 and shall at least equal the amount required to make all ESOP loan amortization payments for each plan year. The Company recognizes compensation expense based on the shares allocated method. Compensation expense related to the ESOP recognized by the Company was $3,198,000, $3,249,000 and $3,195,000 in 1996, 1997 and 1998, respectively. Interest incurred on the ESOP Loans was approximately $1,298,000, $1,121,000 and $927,000 in 1996, 1997 and 1998,
respectively. Approximately 1,875,000 shares owned by the ESOP have been allocated to participants at December 31, 1998.

     During 1993, the American Institute of Certified Public Accountants issued Statement of Position 93-6, "Employers Accounting for Employee Stock Ownership Plans" ("SOP 93-6"). Among other provisions, SOP 93-6 requires that compensation expense relating to employee stock ownership plans be measured based on the fair market value of the shares when allocated to the employees. The provisions of SOP 93-6 apply only to leveraged ESOPs formed after December 31, 1992, or shares newly acquired by an existing leveraged ESOP after December 31, 1992. Because all shares owned by the Company's ESOP were acquired prior to December 31, 1992, the Company's accounting policies for the shares currently owned by the ESOP are not affected by SOP 93-6.

13. IMPAIRMENT AND RESTRUCTURING CHARGES

     In 1996, the Company recorded an asset impairment charge of approximately $37,390,000 relating to tangible assets identifiable with the development and manufacture of the HI Standard and HI STAR MRI systems. Approximately $28,665,000 of this charge related to the development and manufacture of the HI STAR MRI system, while the remaining charge of $8,725,000 related to HI Standard MRI systems already in service.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

13. IMPAIRMENT AND RESTRUCTURING CHARGES - (CONTINUED)

     During the fourth quarter of 1996 the Company performed an evaluation of the viability of continued development and manufacture, and the continued use of mid-field HI Standard and HI STAR MRI systems. The Company's evaluation revealed that due to improvements in technology, high-field MRI systems could be purchased at significantly lower costs than the production costs of the Company's mid-field MRI systems. Additionally, it was noted that future maintenance costs of the high-field MRI systems were significantly less than the cost currently being incurred for maintenance of the internally developed mid-field MRI systems. Based on these facts and circumstances, the Company determined that there was a significant decrease in the market value of the related assets. Accordingly, the Company decided to cease development and manufacture of the HI STAR MRI system and developed a plan to replace all of its HI Standard MRI systems during the following eighteen months. Since the MRI system was not fully developed, the Company has not been able to find a buyer for any of the assets, nor are there any alternative uses. Therefore, the Company has assigned no fair value at December 31, 1996 to the assets related to the development and manufacture of the HI STAR MRI system.

     During the third quarter of 1998, the Company recorded impairment and restructuring charges of approximately $72,000,000 related to the Company's decision to dispose of or otherwise discontinue substantially all of its home health operations. The decision was prompted in large part by the negative impact of the 1997 Balanced Budget Act, which placed reimbursement limits on home health businesses. The limits were announced in March 1998 and the Company began to see the adverse affect on home health margins. Based on this unfavorable trend, management prepared a plan to exit the home health operations described above. The plan was approved by the Board of Directors on September 16, 1998. Revenues and income before income taxes and minority interests for the home health operations were $71,163,000 and $(4,261,000), respectively. The home health operations have been included in the inpatient and other clinical services segment.

     The Company has developed a strategic plan to provide integrated services in major markets throughout the United States. In the fourth quarter of 1998, the Company recorded a restructuring charge of approximately $404,000,000 as a result of its decision to close certain facilities that do not fit with the Company's strategic vision, underperforming facilities and facilities not located in target markets. The identified facilities contributed $140,087,000 to the Company's revenue and $(9,907,000) to the Company's income before income taxes and minority interests during 1998.

     The home health operations covered by the plan were closed by December 31, 1998. At March 12, 1999, approximately 73% of the locations identified in the fourth quarter restructuring plan had been closed. The Company expects the actions associated with the fourth quarter restructuring plan to be substantially completed during the first half of 1999. Assets that are no longer in use were abandoned or written down to their fair value and either have been disposed of or are being held for sale.

     The total number of employees terminated in conjunction with the restructuring plans was 7,900, with 7,879 having left the Company as of December 31, 1998. The remaining employees will leave the Company during the first half of 1999.

     The restructuring activities (shown below in tabular form) primarily relate
to  asset   write-downs,   lease   abandonments   and  the  elimination  of  job
responsibilities resulting in costs incurred to sever employees.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

13. IMPAIRMENT AND RESTRUCTURING CHARGES - (CONTINUED)

     Details of the impairment and restructuring charges are as follows:

                                            RESTRUCTURING                    BALANCE AT
               DESCRIPTION                      CHARGE         ACTIVITY       12/31/98
----------------------------------------   ---------------   ------------   -----------
                                           (IN THOUSANDS)
Impairment of assets:
 Property, plant and equipment .........      $ 146,243       $ 126,863      $ 19,380
 Intangible assets .....................        221,129         221,129            --
Lease abandonment costs ................         52,094           2,618        49,476
Other assets ...........................         24,765          24,765            --
Severance packages .....................          6,027           4,753         1,274
Other incremental costs ................         25,524           9,120        16,404
                                              ---------       ---------      --------
                                              $ 475,782       $ 389,248      $ 86,534
                                              =========       =========      ========

     Of the remaining balance at December 31, 1998, $19,380,000 is included as assets held for sale and the remaining $67,154,000 is included in accrued interest payable and other liabilities in the accompanying consolidated balance sheet.

     In addition, the Company recorded an impairment charge of approximately $8,000,000 related to a rehabilitation hospital it had closed. The write-down was based on a recently obtained independent appraisal.

     The Company intends to abandon certain equipment and to sell certain properties and equipment associated with the closed facilities. The fair value of assets to be sold is approximately $27,000,000. The Company expects to have all properties sold by the end of 1999. The effect of suspending depreciation is immaterial.

     For assets that will not be abandoned, the fair values were based on independent appraisals or estimates of recoverability for similar closings. Lease abandonment costs were based on the lease terms remaining. Other incremental costs consist primarily of costs to close the facilities, refurbish facilities in accordance with lease requirements, security, legal and similar costs.

14. OPERATING SEGMENTS

     The Company adopted SFAS 131 in 1998. Prior years' information has been restated to present information for the Company's two business segments described in Note 1.

     The accounting policies of the segments are the same as those for the Company described in Note 1, Significant Accounting Policies. Intrasegment revenues are not significant. The Company's Chief Operating Decision Maker evaluates the performance of its segments and allocates resources to them based on income before minority interests and income taxes and earnings before interest, income taxes, depreciation and amortization ("EBITDA"). In addition, certain revenue producing functions are managed directly from the Corporate office and are not included in operating results for management reporting. Unallocated assets represent those assets under the direct management of Corporate office personnel.

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

14. OPERATING SEGMENTS - (CONTINUED)

     Operating results and other financial data are presented for the principal operating segments as follows:

                                                                   YEAR ENDED DECEMBER 31,
                                                       ------------------------------------------------
                                                            1996             1997             1998
                                                       --------------   --------------   --------------
                                                                        (IN THOUSANDS)
Revenues:
 Inpatient and other clinical services .............    $ 1,405,877      $ 1,624,848      $ 1,909,462
 Outpatient services ...............................      1,207,611        1,467,005        2,042,952
                                                        -----------      -----------      -----------
                                                          2,613,488        3,091,853        3,952,414
 Unallocated corporate office ......................         34,700           31,323           53,660
                                                        -----------      -----------      -----------
Consolidated revenues ..............................    $ 2,648,188      $ 3,123,176      $ 4,006,074
                                                        ===========      ===========      ===========
Income before income taxes and minority interests:
 Inpatient and other clinical services .............    $   251,798      $   356,978      $   168,503
 Outpatient services ...............................        240,618          420,567          331,790
                                                        -----------      -----------      -----------
                                                            492,416          777,545          500,293
 Unallocated corporate office ......................        (93,090)        (148,349)        (232,920)
                                                        -----------      -----------      -----------
Consolidated income before income taxes and
 minority interests ................................    $   399,326      $   629,196      $   267,373
                                                        ===========      ===========      ===========
Depreciation and amortization:
 Inpatient and other clinical services .............    $    76,225      $    78,208      $    90,251
 Outpatient services ...............................        100,091          120,867          164,409
                                                        -----------      -----------      -----------
                                                            176,316          199,075          254,660
 Unallocated corporate office ......................         36,651           58,061           89,931
                                                        -----------      -----------      -----------
Consolidated depreciation and amortization .........    $   212,967      $   257,136      $   344,591
                                                        ===========      ===========      ===========
Interest expense:
 Inpatient and other clinical services .............    $    65,439      $    68,393      $    68,600
 Outpatient services ...............................         10,068            3,731            2,176
                                                        -----------      -----------      -----------
                                                             75,507           72,124           70,776
 Unallocated corporate office ......................         25,860           40,405           77,387
                                                        -----------      -----------      -----------
Consolidated interest expense ......................    $   101,367      $   112,529      $   148,163
                                                        ===========      ===========      ===========

                   HEALTHSOUTH CORPORATION AND SUBSIDIARIES
            NOTES TO CONSOLIDATED FINANCIAL STATEMENTS - (CONTINUED)

14. OPERATING SEGMENTS - (CONTINUED)

                                                               YEAR ENDED DECEMBER 31,
                                                   ------------------------------------------------
                                                       1996             1997              1998
                                                   ------------   ---------------   ---------------
                                                                    (IN THOUSANDS)
Interest income:
 Inpatient and other clinical services .........    $     187       $     1,153       $     4,399
 Outpatient services ...........................        1,816             3,879             4,145
                                                    ---------       -----------       -----------
                                                        2,003             5,032             8,544
 Unallocated corporate office ..................        4,746               972             2,742
                                                    ---------       -----------       -----------
Consolidated interest income ...................    $   6,749       $     6,004       $    11,286
                                                    =========       ===========       ===========
EBITDA:
 Inpatient and other clinical services .........    $ 393,275       $   502,426       $   322,955
 Outpatient services ...........................      348,961           541,286           494,230
                                                    ---------       -----------       -----------
                                                      742,236         1,043,712           817,185
 Unallocated corporate office ..................      (35,325)          (50,855)          (68,344)
                                                    ---------       -----------       -----------
Consolidated EBITDA ............................    $ 706,911       $   992,857       $   748,841
                                                    =========       ===========       ===========
Merger and acquisition related expenses, loss on
 sale of assets and impairment and restructuring
 charge:
 Inpatient and other clinical services .........    $      --       $        --       $   224,710
 Outpatient services ...........................       78,905            15,875           303,979
                                                    ---------       -----------       -----------
                                                       78,905            15,875           528,689
 Unallocated corporate office ..................           --                --            11,628
                                                    ---------       -----------       -----------
Consolidated merger and acquisition related
 expenses, loss on sale of assets and impairment
 and restructuring charge ......................    $  78,905       $    15,875       $   540,317
                                                    =========       ===========       ===========
Assets:
 Inpatient and other clinical services .........                    $ 2,894,135       $ 2,590,677
 Outpatient services ...........................                      2,331,326         3,642,825
                                                                    -----------       -----------
                                                                      5,225,461         6,233,502
 Unallocated corporate office ..................                        340,863           539,506
                                                                    -----------       -----------
Total assets ...................................                    $ 5,566,324       $ 6,773,008
                                                                    ===========       ===========

                        MARKET FOR REGISTRANT'S COMMON
                    EQUITY AND RELATED STOCKHOLDERS MATTERS

     The Company's common stock is listed for trading on the New York Stock Exchange (Symbol: HRC). The following table sets forth for the fiscal periods indicated the high and low reported sale prices for the Company's common stock as reported on the NYSE Composite Transactions Tape. All prices shown have been adjusted for a two-for-one stock split effected in the form of a 100% stock dividend paid on March 17, 1997.

                                               REPORTED
                                              SALE PRICE
                                       -------------------------
                                           HIGH          LOW
                                       -----------   -----------
1997
  First Quarter ....................    $  22.38      $  17.94
  Second Quarter ...................       27.12         17.75
  Third Quarter ....................       28.94         23.12
  Fourth Quarter ...................       28.31         22.00

1998
  First Quarter ....................    $  30.44      $  21.69
  Second Quarter ...................       30.81         25.75
  Third Quarter ....................       30.12          8.88
  Fourth Quarter ...................       15.88          7.69


                                ----------------

     The closing price for the Company's common stock on the New York Stock Exchange on April 1, 1999, was $10.125.

     There were approximately 6,903 holders of record of the Company's common stock as of April 1, 1999, excluding those shares held by depository companies for certain beneficial owners.

     The Company has never paid cash dividends on its common stock (although certain of the companies acquired by the Company in poolings-of-interests transactions had paid dividends prior to such acquisitions) and does not anticipate the payment of cash dividends in the foreseeable future. The Company currently anticipates that any future earnings will be retained to finance the Company's operations.

RECENT SALES OF UNREGISTERED SECURITIES

     All unregistered sales of equity securities by the Company in 1998 have been previously reported on Form 10-Q or Form 8-K, as applicable.

               CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON
                      ACCOUNTING AND FINANCIAL DISCLOSURE

     The Company has not changed independent accountants within the 24 months prior to December 31, 1998.

--------------------------------------------------------------------------------

                            HEALTHSOUTH CORPORATION
PROXY            ANNUAL MEETING OF STOCKHOLDERS -- MAY 20, 1999
           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned hereby appoints RICHARD M. SCRUSHY and MICHAEL D. MARTIN or ____________________________________, and each of them, with several powers of substitution, proxies to vote the shares of Common Stock, par value $.01 per share, of HEALTHSOUTH Corporation which the undersigned could vote if personally present at the Annual Meeting of Stockholders of HEALTHSOUTH Corporation to be held at One HealthSouth Parkway, Birmingham, Alabama 35243, on Thursday, May 20, 1999, at 2:00 p.m., C.D.T., and any adjournment thereof:

     1.   ELECTION OF DIRECTORS

     [ ]  FOR  all   nominees   listed       [ ]  WITHHOLD  AUTHORITY  to vote
          below marked to the contrary            (except as for all  nominees
          below)                                  listed below

INSTRUCTION:  TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL  NOMINEE,  MARK A
              LINE THROUGH THE NOMINEE'S NAME IN THE LIST BELOW.

Richard M. Scrushy             C. Sage Givens             Anthony J. Tanner
Phillip C. Watkins             James P. Bennett           George H. Strong
Charles W. Newhall III         Michael D. Martin          John S. Chamberlin
P. Daryl Brown                 Joel C. Gordon             Larry D. Striplin, Jr.

     2.   APPROVAL OF THE 1999 EXCHANGE STOCK OPTION PLAN OF THE COMPANY

               [ ] FOR   [ ] AGAINST    [ ] ABSTAIN


     3.   APPROVAL OF THE 1999 EXECUTIVE EQUITY LOAN PLAN OF THE COMPANY

               [ ] FOR   [ ] AGAINST    [ ] ABSTAIN


                                        (Continued and to be signed on reverse.)
--------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                          (Continued from other side.)

     4. APPROVAL OF A STOCKHOLDER PROPOSAL BY THE AMALGAMATED BANK OF NEW YORK LONGVIEW COLLECTIVE INVESTMENT FUND

               [ ] FOR   [ ] AGAINST    [ ] ABSTAIN

     5. In their discretion, to act upon any matters incidental to the foregoing and such other business as may properly come before the Annual Meeting or any adjournment thereof.

     This Proxy, when properly executed, will be voted in the manner directed herein by the undersigned stockholder. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR ITEMS 1, 2 AND 3 AND AGAINST ITEM 4 ABOVE. Any stockholder who wishes to withhold the discretionary authority referred to in Item 5 above should mark a line through the entire Item.

                                        DATED____________________________, 1999

                                        ----------------------------------------
                                        Signature(s)

                                        ----------------------------------------
                                        (Please  sign  exactly  and as  fully as
                                        your   name   appears   on  your   stock
                                        certificate. If shares are held jointly, each stockholder should sign.)


         PLEASE MARK, SIGN, DATE AND RETURN PROMPTLY, USING THE ENCLOSED
                        ENVELOPE. NO POSTAGE IS REQUIRED.
--------------------------------------------------------------------------------